SUBLEASE
THIS SUBLEASE (this “Sublease”) is made and entered into this 22nd day of March, 2016, by and between AMGEN INC., a Delaware Corporation (“Sublandlord”), and PROTHENA BIOSCIENCES INC, a Delaware corporation (“Subtenant”).
RECITALS
A.    Sublandlord’s predecessor-in-interest, Tularik Inc. (“Original Tenant”), entered into that certain Build-to-Suit Lease dated as of December 20, 2001 (the “Original Master Lease”) with HCP BTC, LLC (“Master Landlord”), a Delaware limited liability company, formerly known as Slough BTC, LLC, for the initial lease of three (3) buildings in the Oyster Point center in South San Francisco, California (the “Center”) and rights to lease additional buildings to be constructed in the Center. The Original Master Lease was subsequently amended on numerous occasions to, among other things, lease additional space and buildings located in the Center to Original Tenant or Sublandlord.
B.    Sublandlord and Master Landlord entered into that certain Fifth Amendment to Build-to-Suit Lease and Second Amendment to Workletter dated as of June 19, 2006 (the “Master Amendment”), pursuant to which Master Landlord leased to Sublandlord and Sublandlord leased from Master Landlord those certain two (2) buildings in the Center with the addresses of 331 Oyster Point Boulevard, as depicted on Exhibit B attached hereto (such building, the “Premises” or the “331 Building”), and 333 Oyster Point Boulevard, consisting of (such building, the “333 Building”). The 331 Building consists of 128,751 rentable square feet and the 333 Building consists of 121,706 rentable square feet. The 331 Building and the 333 Building are collectively referred to herein as the “Buildings”. As used herein, the Original Master Lease, as amended by the Master Amendment only shall be referred to as the “Master Lease”, a copy of which is attached as Exhibit A hereto.
C.    Sublandlord and Subtenant now desire to provide for a sublease of the Premises, subject to and conditioned upon the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
1.Sublease of Premises; Access 24/7. Subject and pursuant to the provisions hereof, Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Premises. Sublandlord shall deliver the entire Premises to Subtenant with the Premises (including all of the current warm shell improvements identified on Exhibit C attached hereto) in good working condition and repair and the systems included therein in good working condition (the “Delivery Condition”) on the date (the “Delivery Date”) that all of the following have been satisfied: (i) this Sublease has been executed and delivered by Sublandlord and Subtenant, (ii) all consents necessary for the effectiveness of this Sublease have been executed and delivered,

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including, without limitation, any consents required pursuant to the Master Lease, including the Consent, (iii) Subtenant has delivered to Sublandlord the first month’s Base Rent and Operating Expenses, as more particularly set forth in Sections 3.1 and 3.3.1 below, (iv) Subtenant has delivered to Sublandlord the Letter of Credit issued by the Bank (as defined in Section 12.1 below) and meeting the criteria set forth in Section 12; (v) Guarantor (as defined in Section 14.16) has executed and delivered to Sublandlord the Guaranty (as defined in Section 14.16), and (vi) Subtenant has delivered to Sublandlord written evidence that Subtenant carries the insurance Subtenant is required to carry as set forth in Section 9.15 of this Sublease.
Subject to the terms of the Master Lease incorporated into this Sublease, Subtenant shall have access to the Premises 24 hours per day, seven days a week, 52 weeks per year.
2.    Term; Rent Commencement Date; Early Access.
2.1    Term; Measurement. The term (the “Term”) of this Sublease shall commence upon the date (the “Commencement Date”) that this Sublease has been executed and delivered by Sublandlord and Subtenant, all consents necessary for the effectiveness of this Sublease have been executed and delivered, including, without limitation, any consents required pursuant to the Master Lease, including the Consent (as defined in Section 14.11), and shall continue until December 31, 2023 (the “Expiration Date”), unless sooner terminated pursuant to the provisions of this Sublease. The obligations to pay Rent (as defined in Section 3.3.5 below), subject to the rent abatements described in Section 3.2, shall commence upon the Rent Commencement Date as described in Section 2.2 below, and shall continue throughout the Term. The measurement of the Premises were made by Master Landlord’s architect pursuant to Section 1.1(d) of the Original Master Lease, which Section 1.1(d) is incorporated herein by reference solely for purposes of acknowledging how the Premises were measured. Sublandlord and Subtenant hereby agree that the Premises consist of 128,751 rentable square feet.
2.2    Rent Commencement.
2.2.1    Rent Commencement Date. Subtenant’s obligation to pay Base Rent and Operating Expenses under this Sublease shall commence on the earlier to occur of (a) the date Subtenant completes Subtenant’s Improvements (as defined in Section 10.4.1) and commences conducting business (other than Subtenant’s activities in the Premises to prepare it for Subtenant’s occupancy) in the Premises, or (b) August 1, 2016 (such earlier date, the “Rent Commencement Date”).
2.2.2    Confirmation of Dates. Following the request of either party, the parties agree to promptly execute and deliver a factually-correct written confirmation documenting the Commencement Date, the Rent Commencement Date, and the Expiration Date.
2.3    Utilities and Maintenance. From and after the Delivery Date, Subtenant shall be solely responsible to obtain and pay for all utilities provided to the Premises. In addition, Subtenant shall be solely responsible for maintenance and repair of the building

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systems serving the Premises commencing on the Delivery Date (other than any repair and maintenance obligations of Master Landlord under the Master Lease), provided, that, Subtenant shall not be obligated to pay its share of Operating Expenses with respect to the Premises until the Rent Commencement Date. Subject to Master Landlord’s written consent (in the Consent or other written agreement with Master Landlord) and any terms and conditions related thereto, Sublandlord hereby consents to Subtenant working directly with Master Landlord on issues related to the maintenance obligations of Master Landlord (including providing notice to Master Landlord with respect to Master Landlord’s obligations under the Master Lease) without Sublandlord’s further consent, consultation or approval.
3.    Rent.
3.1    Base Rent. Commencing on the Rent Commencement Date, which shall be deemed to be the first day of Month 1 in the table below, Subtenant shall pay as monthly base rent for the Premises (“Base Rent”) those amounts set forth in the following table:

Months	Monthly Base Rent

1-12*	$450,628.50*
13-24*	$464,791.11*
25-36	$477,666.21
37-48	$491,828.82
49-60	$507,278.94
61-72	$522,729.06
73-84	$538,179.18
85-Expiration Date	$553,629.30

* Subject to and in accordance with the terms and conditions of Section 3.2 of this Sublease, Base Rent for the first two years of the Term shall be abated as follows: (i) Base Rent for the first four (4) full calendar months after the Rent Commencement Date shall be abated in its entirety, (ii) Base Rent for the fifth (5th) through twelfth (12th) full calendar months after the Rent Commencement Date shall be abated by $240,628.50 per month; and (iii) Base Rent for the thirteenth (13th) through twenty-fourth (24th) full calendar months after the Term shall be abated by $103,791.11 per month.

Base Rent and additional rent shall be paid to Sublandlord without demand, deduction, set-off or counterclaim, in each case except as expressly provided to the contrary herein, in advance on the first day of each calendar month during the Term of this Sublease, except Subtenant shall pay the Base Rent payable for the fifth (5th) full calendar month after the Rent Commencement Date concurrently with Subtenant’s execution and delivery of this Sublease. In the event of a partial rental month, Base Rent shall be prorated on the basis of the number of actual days in such month. All payments due to Sublandlord shall be paid to Sublandlord c/o Amgen Inc., Accounts Payable, PO Box 100909, Pasadena, CA, 91189-0909 or such other address as Sublandlord may specify in a written notice delivered pursuant to Section 10.1, below.

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3.2    Base Rent Abatement. Notwithstanding anything to the contrary contained herein and provided that Subtenant faithfully performs all of the terms and conditions of this Sublease, and no default by Subtenant has occurred and is continuing hereunder, Sublandlord hereby agrees that Base Rent hereunder shall be abated as follows during the first two (2) years after the Rent Commencement Date as follows: (i) Base Rent for the first four (4) full calendar months after the Rent Commencement Date shall be abated in its entirety, (ii) Base Rent for the fifth (5th) through twelfth (12th) full calendar months after the Rent Commencement Date shall be abated by $240,628.50 per month; and (iii) Base Rent for the thirteenth (13th) through twenty-fourth (24th) full calendar months after the Term shall be abated by $103,791.11 per month. During such periods of full or partial abatement, Subtenant shall still be responsible for the payment of all of its other monetary obligations under this Lease, including without limitation, any unabated portions of Base Rent and all Operating Expenses. In the event of a default by Subtenant under the terms of this Sublease that results in termination of this Sublease in accordance with the terms hereof, Sublandlord shall be entitled to the recovery of the Base Rent that was abated under the provisions of this Section 3.2.
3.3    Operating Costs And Expenses.
3.3.1    Payment; Annual Statement of Operating Expenses. Commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord, as additional rent hereunder, all of the Operating Expenses allocated to the Premises under the Master Lease (as amended by the Master Amendment). All Operating Expenses shall be payable in advance on the first day of each calendar month during the Term of this Sublease in accordance with Section 9.3 of the Original Master Lease, except Subtenant shall pay the estimated Operating Expenses payable for the first (1st) full calendar month after the Rent Commencement Date (currently estimated to be $67,406.97, subject to adjustment and reconciliation in accordance with the terms hereof) concurrently with Subtenant’s execution and delivery of this Sublease. Promptly following Sublandlord’s receipt thereof, Sublandlord shall provide Subtenant with copies of (i) Master Landlord’s estimated statement of Operating Expenses (as applicable to the Premises) provided to Sublandlord pursuant to Section 9.3 of the Master Lease, as may be adjusted from time to time pursuant to the terms of the Master Lease, and (ii) Master Landlord’s annual statement of Operating Expenses (as applicable to the Premises) provided to Sublandlord pursuant to Section 9.4 of the Master Lease. Sublandlord agrees that Subtenant shall be entitled to audit rights with respect to Sublandlord’s books and records relating to the determination and payment of Operating Expenses related to the Premises for the immediately preceding Lease Year. Subject to the Incorporation Provisions (defined below), the provisions of Article 9 of the Master Lease are incorporated herein only to the extent specifically referenced in this Sublease. Further, Subtenant acknowledges and agrees that, although Article 9 of the Original Master Lease is not otherwise specifically incorporated into this Sublease, Article 9 of the Master Lease governs and controls for all purposes the determination of Operating Expenses payable by Sublandlord that Sublandlord is passing through to Subtenant in accordance with the terms of this Section 3.3. Notwithstanding anything in this Sublease to the contrary, Subtenant shall not be required to pay any Operating Expenses attributable to or arising from the Phase I Buildings (as defined in the Original Master Lease), it being agreed that Subtenant shall only be obligated to pay Operating Expenses that Sublandlord

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is obligated to pay under the Master Lease that are allocated by Master Landlord to the Premises, subject to Subtenant’s audit rights set forth in Section 3.3.3.
3.3.2    Pro-ration. If the Term shall commence on any day other than January 1 or expire or earlier terminate on any date other than December 31, Subtenant’s obligations under Section 3.3.1 for such first or last partial calendar year shall be prorated on the basis of (a) the number of days elapsed during such calendar year during which this Sublease is in effect bears to (b) 365. In the event that the Term shall expire or earlier terminate on any date other than December 31, for purposes of Section 3.3.1, Sublandlord may either reasonably project, as of the date of such expiration or termination, the Operating Expenses for such calendar year and bill Subtenant for Subtenant’s share thereof at any time thereafter or wait until receipt of Master Landlord’s calculation thereof for the entire calendar year in question and bill Subtenant for Subtenant’s share of Subtenant’s share thereof at any time thereafter; provided, however, if Sublandlord reasonably projects the amount of such Operating Expenses, Sublandlord shall reconcile such projection with the actual Operating Expenses due following the receipt of the actual annual statement of Operating Expenses for such calendar year and shall follow the terms of Section 9.4(a) of the Original Master Lease with respect to the amounts owed or to be reimbursed.
If the obligation to pay any component of Rent under this Sublease commences on a day other than the first day of a calendar month, or if the Term of this Sublease terminates on a day other than the last day of a calendar month, the Rent for such first or last month of the Term shall be prorated based on the number of days the Term of this Sublease is in effect during such month. If an increase in Rent becomes effective on a day other than the first day of a calendar month, the calculation of Rent for such month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.
3.3.3    Annual Reconciliation; Accounting; Audit Rights. Because the Master Lease provides for the payment by Sublandlord of Operating Expenses on the basis of an estimate thereof, as and when adjustments between estimated and actual Operating Expenses are made under the Master Lease, as applicable, the obligations of Sublandlord and Subtenant hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublandlord and Subtenant under this Section 3 shall survive such expiration or termination. Subtenant shall pay those Operating Expenses allocated to the Premises based on Master Landlord’s estimate thereof (as it may be adjusted from time to time in accordance with the Master Lease) provided to Subtenant pursuant to Section 3.3.1 above. Within thirty (30) days after Sublandlord receives from the Master Landlord the annual statement of actual Operating Expenses incurred by Master Landlord (the “Accounting”), Sublandlord shall provide Subtenant an accounting of the actual Operating Expenses payable with respect to the Premises as reflected in the Accounting. In the event that the Accounting shows that Subtenant paid more or less than the actual Operating Expenses payable by Subtenant hereunder, then Subtenant shall either promptly receive a credit against future Rent (or such amount shall be promptly paid to Subtenant if the Term has expired or been terminated) or shall be required to pay to Sublandlord the deficient amount within thirty (30) days after Subtenant’s receipt of such Accounting. Sublandlord shall use commercially reasonable efforts to include in the Consent Master

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Landlord’s agreement that Subtenant may exercise directly Sublandlord’s rights as Tenant under Section 9.4(b) of the Original Master Lease to examine Master Landlord’s books and records, provided, that, (i) Sublandlord's rights to audit Operating Expenses under the Master Lease are not affected or limited thereby, and (ii) in no event will Subtenant be entitled to a reduction of Operating Expenses with respect to the Premises if Sublandlord is obligated to pay such Operating Expenses. If Master Landlord does not so agree, then Sublandlord shall, upon the written request of Subtenant and at Subtenant’s sole cost and expense, exercise such rights in a commercially reasonable manner (subject to, and in accordance with, the terms of the Master Lease), to confirm the accuracy of the Operating Expenses identified in the annual statement provided by Master Landlord as payable with respect to the Premises. In such event, Sublandlord shall promptly deliver the results of such examination to Subtenant, and shall reasonably cooperate with Subtenant and Master Landlord to resolve any outstanding issues or concerns in accordance with the terms of the Master Lease. Subject to the foregoing, any and all amounts paid by Sublandlord under the Master Lease for Operating Expenses, real estate taxes or assessments, and other charges with respect to the Premises accrued during the Term (or otherwise due to the actions of Subtenant, or its agents, employees or contractors) shall be conclusively deemed to be accurate and binding upon Subtenant for purposes of interpretation of this Section 3.
3.3.4    Payment of Extra Charges. In addition to the amounts payable under Section 3.3.1, Subtenant shall pay to Sublandlord within ten (10) days of Subtenant’s receipt of Sublandlord’s written invoice therefor: (i) any charges, costs, fees or expenses for which Sublandlord is separately charged under the Master Lease (and which are not part of Operating Expenses) and which are attributable to the Premises and accrued during the Term, including, without limitation, personal property taxes and excess electrical consumption charges (if any); (ii) any and all other sums of money (other than those attributable to Operating Expenses and the charges, costs, fees or expenses covered by clause (i) above) which are or may become payable by Sublandlord to Master Landlord relating to the Premises and that have accrued during the Term; (iii) any real property taxes and assessments related to the Premises that are separately billed to Sublandlord and that have accrued during the Term; and (iv) any and all charges of Master Landlord or other amounts payable to Master Landlord under the Master Lease caused by Subtenant’s failure to perform its obligations under this Sublease.
3.3.5    “Rent” Definition. All forms of additional rent and any other amounts payable by Subtenant to Sublandlord shall be payable by Subtenant without notice, demand, deduction, offset or abatement, in each case except as expressly provided to the contrary herein, in lawful money of the United States to Sublandlord at such places and to such persons as Sublandlord may direct. All such amounts, together with Base Rent, are collectively referred to herein as “Rent.”
3.3.6    Interest and Late Charges. Subject to the Incorporation Provisions (defined below), Section 3.2 of the Original Master Lease is hereby incorporated by reference. Any interest and late charges accrued under this Section shall be deemed to be additional rent payable hereunder. Notwithstanding anything in this Sublease to the contrary, Subtenant shall be entitled to a grace period of five (5) business days for the first delinquent payment of Base Rent without the payment of interest or late charges, provided,

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however, that such late charge and payment of interest shall accrue from and after expiration of such 5-business day grace period.
3.4    Build Out Period. As set forth above, Subtenant shall have no obligation to pay Base Rent or Operating Expenses during the period from the Commencement Date to the Rent Commencement Date (the “Build Out Period”). However, Subtenant shall pay all of the utilities provided to the Premises (power, water/sewer service, and gas service, if applicable) from and after the Delivery Date in accordance with Article 10 of the Original Master Lease (incorporated herein as set forth below) and, except as specifically set forth in this Section 3.4, all other terms and conditions of this Sublease shall apply and Subtenant shall remain responsible for the payment of all other monetary obligations under this Sublease during the Build Out Period.
4.    Use. Subtenant shall use and occupy the Premises only for the purposes set forth in Section 13.1 of the Original Master Lease, and for no other purpose.
5.    Parking.
5.1    Spaces. Subject to the provisions of this Section 5, Subtenant shall have the same parking rights as Sublandlord has with respect to the Premises under the Master Lease (the “Parking Spaces”) during the Term, including, without limitation, as set forth in Section 21.20 of the Original Master Lease and Section 1(g) of the Master Amendment. Sublandlord shall not take any action to cause Master Landlord to reduce Sublandlord’s parking rights with respect to the Premises under the Master Lease. All Parking Spaces are unassigned and nonexclusive spaces, and notwithstanding any provision herein or in the Master Lease to the contrary, shall be provided to Subtenant at no cost or expense, except for expenses included in Operating Expenses pursuant to (i) Section 9.2(a)(vi) of the Master Lease or (ii) the second to last sentence of Section 9.2(b) of the Master Lease.
5.2    Compliance. Subtenant shall comply (and cause each of its employees, contractors, representatives, and invitees using such privileges to comply) with all rules, regulations and requirements of Master Landlord with respect to use of the Parking Spaces, the Transportation Demand Management Plan (TDMP) and other matters relating thereto.
6.    Additional Rights.
6.1    Signage. Subtenant shall have all of the right to signage as set forth in Section 11.5 of the Original Master Lease on, or otherwise specifically allocated to, the 331 Building (including without limitation rights to any monument signage as set forth in Section 11.5 of the Original Master Lease, which is attributable or otherwise allocated to the Premises). Accordingly, subject to the Incorporation Provisions, Section 11.5 of the Original Master Lease is hereby incorporated by reference. All signage of Subtenant shall (i) be subject to the terms of the Master Lease, Sublandlord’s reasonable approval and Master Landlord’s approval as to design, composition, size and location (as and to the extent set forth in the Master Lease or the Consent), and (ii) be undertaken at Subtenant’s sole cost and expense, including, without limitation, all costs of installation, maintenance, repair, restoration and removal.

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6.2    Generator. Subtenant has informed Sublandlord that Subtenant wishes to use the existing 1 megawatt emergency backup generator (the “Generator”) which is currently in place on a pad adjacent to the 331 Building (the “Generator Area”). Sublandlord agrees that Subtenant shall be entitled to use and operate the Generator to provide emergency backup power to the Premises, so long as Subtenant obtains its own permits to use and operate the Generator (releasing Sublandlord from any liability with respect to the Generator) and complies with the terms of this Section 6.2. Subject to Section 8, the Generator will be delivered to Subtenant in good working condition and from and after such delivery, Sublandlord shall have no right to use and operate the Generator. Subtenant and its authorized personnel shall further have the right to access the Generator Area for purposes of testing, maintaining, refueling, replacing, repairing and operating the Generator, subject to force majeure and in compliance with any applicable Master Landlord rules and regulations. Subtenant shall maintain and operate the Generator in compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, applicable zoning restrictions, City and County requirements and regulations of any governing air quality or environmental management district, and obtaining and maintaining at Subtenant’s sole cost and expense all permits, certificates or other authorizations required for operation of the Generator. Subtenant shall be solely responsible to ensure that the Generator is operated in compliance with applicable laws, rules and regulations and the terms of the Master Lease and any governing CC&Rs, and to ensure that the Generator does not interfere with the business operations or quiet enjoyment of other tenants or occupants of the Center. Without limiting the indemnity set forth in Section 11.2 below, Subtenant hereby indemnifies, defends and holds Sublandlord harmless from and against any claims, suits, judgments, losses, costs, obligations, damages, expenses, interest, liabilities or harms (collectively, “Claims”) caused by or resulting from Subtenant’s use and operation of the Generator, provided, that, Subtenant shall not be obligated to indemnify Sublandlord for Claims to the extent caused by or resulting from the negligence or willful misconduct of Sublandlord. Immediately prior to the Expiration Date, promptly following Subtenant’s request, Sublandlord agrees to execute a quit claim bill of sale in form and substance reasonably acceptable to Sublandlord transferring any ownership interest Sublandlord has in the Generator to Subtenant, without warranty. Other than pursuant to such bill of sale, or as may be requested by Master Landlord with respect to Master Landlord’s interest therein under the Master Lease (including, without limitation, Section 11.2 thereof), Sublandlord shall not transfer, sell or convey the Generator to any party or permit any lien or encumbrance on the Generator. Unless otherwise required by the Master Landlord in accordance with the Master Lease, Subtenant shall remove the Generator upon expiration or earlier termination of this Sublease and repair any damage caused by such removal. If required by the terms of applicable laws, rules or regulations, Subtenant will obtain at its cost and deliver to Sublandlord a copy of any closure or similar report issued by any governmental authority with respect to Subtenant’s cessation of use and removal of the Generator.
6.3    Other Permits. Subtenant will be responsible for obtaining its own permits with respect to any new or existing building systems which require permits for operation or occupancy, including without limitation, elevator permits, certificates of occupancy, and fire protection system permits, except for any such permits that may have already been obtained by Sublandlord and which are freely transferable to Subtenant without

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the payment of any transfer fee and without any requirement to obtain the consent of any regulatory, governmental, or quasi-governmental agency with respect to such transfer.
6.4    Food Trucks. Notwithstanding anything in this Sublease to the contrary, but subject to Master Landlord’s written consent (in the Consent or other written agreement with Master Landlord) and any terms and conditions related thereto, and subject to compliance with all applicable laws, rules and regulations, Subtenant may engage mobile food service vendors (“Food Vendors”) to provide food services for the Premises provided that (i) each Food Vendor shall be reasonably acceptable to Sublandlord and Master Landlord, (ii) the location within the parking areas of the Center where the Food Vendors may park (“Food Vendor Area”) and the hours during which the Food Vendors may be present at the Project shall be subject to Sublandlord’s and Master Landlord’s reasonable approval, (iii) Subtenant shall be responsible, at Subtenant’s sole cost, for ensuring that the Food Vendor Area remains free of debris and trash while, and immediately following, any time any Food Vendor is in the Food Vendor Area, and (iv) the Food Vendors shall not interfere with the use of the Center by any other tenants of the Center. In the event of any such interference or if any Food Vendor causes any damage to the Center, Sublandlord and Master Landlord shall each have the right to immediately remove such Food Vendor from the Center or prohibit such Food Vendor from entering the Center.
7.    Broker Commissions. Each party represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except that Sublandlord has been represented by Kidder Mathews (in such capacity, “KM-Sublandlord Broker”) and Binswanger (“Binswanger”, and together with KM-Sublandlord Broker, the “Primary Brokers”) and Subtenant has been represented by Kidder Mathews (in such capacity, “KM-Subtenant Broker”) and Cassidy Turley Commercial Real Estate Services, Inc., dba Cushman & Wakefield (“C&W”, and together with KM-Subtenant Broker, the “Secondary Brokers”). Following full execution and delivery of this Sublease and the Consent, Sublandlord shall pay the commission payable to KM-Sublandlord Broker as a result of or in connection with this Sublease (the “Commission”) pursuant to, and in accordance with, the terms of a separate agreement between KM-Sublandlord Broker and Sublandlord. It is Sublandlord’s and Subtenant’s understanding that KM-Sublandlord Broker will share the Commission with Binswanger, and the Secondary Brokers pursuant to separate arrangements amongst KM-Sublandlord Broker, Binswanger and the Secondary Brokers, as applicable. Each party shall indemnify, defend and hold the other party free and harmless from and against any claim, loss, damage, liability, obligation, cost or expense, including reasonable attorneys’ fees suffered, incurred or asserted arising from the breach of the indemnifying party’s representations and warranties set forth in this Section 7. Under no circumstances will the Primary Brokers, the Secondary Brokers or any other broker or agent be deemed to be a third party beneficiary of this Sublease.
8.    Condition Of Premises.
8.1    AS IS. Subject to Sublandlord’s obligation to deliver the Premises to Tenant in the Delivery Condition as set forth above in Section 1, Subtenant has inspected the Premises and all improvements located therein, and has agreed to accept the Premises in their

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“AS-IS” condition, existing as of the date of this Sublease, and subject to all applicable municipal, county, state and federal laws, ordinances and regulations governing and regulating the use and occupancy of the Premises. Without limiting the generality of the foregoing, it is expressly understood that the Premises and Common Areas surrounding the Premises were constructed some time ago. Accordingly, the Delivery Condition does not include any representations by Sublandlord that the Premises, the building systems serving the Premises, or the Common Areas in and around the Premises comply with current code for Subtenant’s intended use or are sufficient for obtaining certificates of occupancy upon completion of the Subtenant Improvements and Sublandlord shall have no obligations hereunder with respect thereto. Specifically (and without limiting the generality of the foregoing), Sublandlord advises Subtenant that Sublandlord has been advised that the sidewalks around the Premises and the building fire sprinkler system may not comply with current code for Subtenant’s intended use and any necessary upgrades or modifications to the sidewalks or the sprinkler system shall be at Subtenant’s sole cost and expense.
8.2    Premises not in Delivery Condition. If it is determined that the Premises or any part thereof, including, without limitation, any building systems or equipment located therein or providing services thereto, were not in the Delivery Condition on the Delivery Date, Sublandlord shall, as Subtenant’s sole remedy hereunder, promptly take such steps as are necessary to cause the Premises to be in the Delivery Condition as soon as reasonably possible after receiving notice thereof from Subtenant at no cost to Subtenant (through Operating Expenses or otherwise), provided, that, (i) Subtenant delivers written notice to Sublandlord detailing such deficiency by no later than the date that is three (3) months after the Delivery Date (time being of the essence), and (ii) the failure of the Premises to be in the Delivery Condition was not directly caused by work performed or modifications made by Subtenant or its agents, employees or contractors to the Premises. Notwithstanding the foregoing or anything to the contrary herein, if the failure of the Premises to be in the Delivery Condition identified in Subtenant’s written notice is due to a failure by Master Landlord to perform any obligations of Master Landlord under the Master Lease (a “Master Landlord Failure”), Sublandlord shall first use commercially reasonable efforts to cause Master Landlord to perform such obligations in accordance with Section 9.1.1. However, if Master Landlord fails to correct the Master Landlord Failure within thirty (30) days after receiving Sublandlord’s written request therefor (or, if more than 30 days is necessary to complete such correction, Master Landlord has not commenced correction within such 30-day period or Master Landlord has commenced correction within such 30-day period but has not thereafter diligently pursued such correction to completion), or the time period for causing Master Landlord to correct the Master Landlord Failure under the Master Lease has expired, Sublandlord shall promptly at Sublandlord’s election, in Sublandlord’s sole and absolute discretion, either (i) take such steps as are necessary to correct the Master Landlord Failure at Sublandlord’s sole cost and expense, or (ii) notify Subtenant in writing that Sublandlord will not correct the Master Landlord Failure. If Sublandlord notifies Subtenant that Sublandlord will not correct the Master Landlord Failure, Subtenant shall be entitled to terminate this Sublease by delivering written notice to Sublandlord of such election within ten (10) business days after receipt of Sublandlord’s notice. If Subtenant elects to terminate this Sublease pursuant to its right in the foregoing sentence, then Sublandlord shall have the right (but not the obligation) to nullify such termination by delivering written notice to Subtenant within three (3) business days after receipt of Subtenant’s termination notice by delivering written notice to

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Subtenant stating that Sublandlord intends to correct the Master Landlord Failure at Sublandlord’s sole cost and expense (a “Sublandlord Nullification Notice”). If Sublandlord delivers a Sublandlord Nullification Notice, then Sublandlord shall promptly take such steps as are necessary to correct the Master Landlord Failure at Sublandlord’s sole cost and expense. The Premises have not undergone inspection by a Certified Access Specialist (CASp).
9.    Master Lease.
9.1    Compliance With The Master Lease. The terms of this Section 9.1 (including, without limitation, subsections 9.1.1, and 9.1.2 below) shall govern incorporation of any provisions into this Sublease and such provisions are collectively referred to herein as the “Incorporation Provisions.” Subtenant shall not cause a breach of the Master Lease, as more particularly set forth in Section 9.1.3 below. Except as otherwise expressly provided hereunder, or as the context of this Sublease directly indicates otherwise, all of the rights and obligations granted to or imposed on the “Tenant” under the Master Lease with respect to the Premises are hereby granted to or imposed on Subtenant and all of the rights and granted to the “Landlord” under the Master Lease with respect to the Premises are hereby granted to Sublandlord. All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease. Subject to the following sentence, capitalized terms used but not defined herein have the meanings given thereto in the Master Lease. To the extent the Master Lease terms are incorporated herein, the following defined terms in the Master Lease shall be deemed to have the respective meanings set forth below for purposes of this Sublease:

Defined Term in Master Lease	Definition Under This Sublease
Amendment	Sublease (as defined herein)
Building(s)
331 Building (as defined herein), provided, that, if it is clear from the context of the applicable use that references to the “Buildings” should refer to more than just the 331 Building (such as for purposes of calculating the allocation of costs or responsibilities among the 331 Building and other buildings), the reference shall be adjusted as appropriate to equitably allocate such costs or responsibilities to the 331 Building.

Landlord	Sublandlord (as defined herein)
Lease	Sublease (as defined herein)
Minimum Rental	Base Rent (as defined herein)
Phase II Building(s)
331 Building (as defined herein), provided, that, if it is clear from the context of the applicable use that references to the “Phase II Buildings” should refer to more than just the 331 Building (such as for purposes of calculating the allocation of costs or responsibilities among the 331 Building and other buildings), the reference shall be adjusted as appropriate to equitably allocate such costs or responsibilities to the 331 Building.

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Defined Term in Master Lease	Definition Under This Sublease
Phase II Rent Commencement Date	Rent Commencement Date (as defined herein)
Property	The Phase II site shown on the Phase II Site Plan attached to the Master Amendment as Exhibit A.
Rent Commencement Date	Rent Commencement Date (as defined herein)
Tenant	Subtenant (as defined herein)
Tenant Improvement Allowance	Allowances (as defined herein)
Tenant Improvements	Subtenant Improvements
Workletter	Subtenant Work Letter
Subtenant acknowledges that it has read the attached copy of the Master Lease and agrees that this Sublease is in all respects subject and subordinate to any mortgage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Premises or the land on which it is located to the terms and conditions of the Master Lease and to the matters to which the Master Lease, including any amendments thereto, is or shall be subordinate. Sublandlord agrees that Sublandlord shall not subordinate its interest in the Master Lease to any future ground Lessor, mortgagee, trustee, beneficiary or leaseback lessor without first receiving a Non-Disturbance Agreement in accordance with Section 19.1 of the Master Lease. Sublandlord represents and warrants to Subtenant that (i) the copy of the Original Master Lease and Master Amendment attached hereto as Exhibit A are each true and correct copies, (ii) the Master Lease is in full force and effect, and, to Sublandlord’s knowledge, there does not exist any uncured default or event or circumstance which, with the passage of time, would become a default thereunder by either Sublandlord or Master Landlord, and (iii) the expiration date of the Master Lease with respect to the Premises is December 31, 2023. As used herein, the phrase “to Sublandlord’s knowledge” or similar phrases will be deemed to refer exclusively to matters (i) of which Sublandlord has received written notice pursuant to the requirements of Section 21.1 of the Master Lease, or (ii) within the current actual (as opposed to constructive or imputed) knowledge of Charles Barry (“Sublandlord’s Representative”). No duty of inquiry or investigation on the part of Sublandlord or Sublandlord’s Representative will be required or implied and in no event shall Sublandlord’s Representative have any personal liability therefor.
Notwithstanding anything to the contrary set forth herein:
9.1.1    Sublandlord Has No Duty to Perform Master Landlord’s Obligations. Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property, except to the extent that Sublandlord elects to do so pursuant to Section 8 hereof and except for the provision of the Allowances in accordance with Section 10.4.2 hereof. For example, Sublandlord shall not be required to (i) provide services, utilities, repairs, maintenance or other tasks which the Master Landlord is required to provide under the Master Lease, (ii) construct any improvements, (iii) procure or maintain the insurance which the Master Landlord is required to procure and maintain under the Master Lease, (iii) develop or implement the Transportation Demand Management Plan (as defined in the Master Lease) or perform its related obligations and activities, or (iv) provide any non-disturbance protection in connection with any mortgage,

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deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Premises. The parties contemplate that Master Landlord will perform such obligations under the Master Lease to the extent required therein and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon written request from Subtenant detailing the nature of such failure, use good faith, commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant, and such good faith, commercially reasonable efforts shall include, without limitation, efforts (i) to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant, (ii) to obtain, at Subtenant’s sole cost and expense, the consent of Master Landlord whenever the consent of Master Landlord is required under the Master Lease, (iii) to make any permitted claims for rent abatement from Master Landlord under the terms of the Master Lease, and (iv) upon Subtenant’s written request, to promptly notify Master Landlord of its nonperformance under the Master Lease and request that Master Landlord perform its obligations under the Master Lease. Except as specifically provided in Sections 10.4.2(a) and 13 below, under no circumstances shall Subtenant be entitled to any free rent period, construction allowance, tenant improvements, or any other such economic incentives provided to Sublandlord as set forth in the Master Lease.
9.1.2    Time Periods for Performance; Approvals by Both Master Landlord and Sublandlord. Whenever any provision of the Master Lease specifies a time period in connection with the performance of any liability or obligation by Subtenant or any notice period or other time condition to the exercise of any right or remedy by Sublandlord hereunder, such time period shall be shortened in each instance by three (3) business days for the purposes of incorporation into this Sublease, but in no case shall such period be less than three (3) days or the actual time period for performance set forth in the Master Lease, if shorter. Any default notice or other notice of any obligations (including any billing or invoice for any rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord. Whenever any provision of the Master Lease requires Subtenant to pay the costs and expenses of “Landlord,” Subtenant shall pay the costs and expenses of both Master Landlord and the costs and expenses of Sublandlord to the extent arising out of this Sublease (other than costs incurred in connection with obtaining Master Landlord’s consent hereto, which shall be Sublandlord’s responsibility) or Subtenant’s use or occupancy of the Premises. Whenever any provision of the Master Lease requires Subtenant to submit evidence, certificates or other documents or materials, Subtenant shall submit such items to both Sublandlord and Master Landlord, and whenever any provision of the Master Lease requires Subtenant to obtain the approval or consent of “Landlord,” Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord; provided however, that if Master Landlord provides such consent, Sublandlord shall not unreasonably withhold, condition or delay consent. In the event of a conflict between the express provisions of this Sublease and the incorporated provisions of the Master Lease, as between Sublandlord and Subtenant, the express provisions of this Sublease shall control.
9.1.3    Subtenant Shall Not Cause a Breach of Master Lease. Subtenant shall not do, permit or suffer any act, occurrence or omission which if done,

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permitted or suffered by Sublandlord would be (with notice, the passage of time or both) in violation of or a default by the “Tenant” under the Master Lease or could lead in any respect to the termination of the Master Lease. If Subtenant shall default in the performance of any of its obligations under this Sublease, other than its obligation to pay rent to Sublandlord, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant, without notice in a case of emergency and, in all other cases, if the default continues after five (5) business days from the date of written notice thereof from Sublandlord. Subtenant shall defend, indemnify and hold Sublandlord harmless from all Claims, including reasonable attorneys’ fees and costs, arising out of or in connection with any acts or failures to act by Subtenant, or its agents, employees or contractors that causes Sublandlord to be in a default under the Master Lease or otherwise increases Sublandlord’s liability or responsibilities under the Master Lease, provided, that, Subtenant shall not be required to indemnify or defend Sublandlord for any Claims to the extent resulting from the negligence or willful misconduct of Sublandlord.
9.1.4    Sublandlord Shall Not Cause a Breach of the Master Lease, and Shall Not Extend. So long as Subtenant is not in default under this Sublease beyond the expiration of any applicable notice and cure periods, Sublandlord shall fully perform all Sublandlord’s covenants, obligations and agreements set forth in the Amended Master Lease (as defined in Section 9.3) (except to the extent they are the corresponding covenants, obligations or agreements of Subtenant hereunder that Subtenant has failed to comply with pursuant to the terms hereof), including without limitation, the payment of rent and all other sums payable by Sublandlord thereunder. Sublandlord further agrees that Sublandlord will not exercise any extension options it may have to extend the term of the Amended Master Lease with respect to the 331 Building only and hereby relinquishes any such right. Master Landlord shall be a third party beneficiary of the previous sentence. In the event (i) Sublandlord defaults in the performance of any of its obligations under this Sublease beyond all applicable notice and cure periods (provided such Sublandlord default under this Sublease is not the result of or caused by Master Landlord’s failure to perform Master Landlord’s stated obligations under the Master Lease, Master Landlord’s default under the Master Lease, or Subtenant’s default under the Sublease), and (ii) such default by Sublandlord adversely impacts Subtenant’s ability to conduct business in the Premises, then Subtenant shall be entitled to “self-help” as set forth below. In such event, after expiration of the initial notice and cure period, if the default is thereafter continuing and Sublandlord has not commenced to cure such default (within the initial cure period) and is not thereafter diligently prosecuting such cure to completion, Subtenant shall be entitled to deliver a second notice to Sublandlord expressly stating in bold and capitalized text that Subtenant intends to cure such default on Sublandlord’s behalf. If Sublandlord fails to commence such repairs within 10 business days after Sublandlord’s receipt of Subtenant’s second notice and fails thereafter to diligently pursue such repairs to completion, Subtenant shall be entitled to proceed to take such steps as are necessary to cure such Sublandlord default and charge Sublandlord Subtenant’s reasonable third party expenses in so doing (including, without limitation, reasonable attorneys’ fees and costs), provided, that, Subtenant provides Sublandlord with invoices and evidence of payment for such costs. Notwithstanding the foregoing or anything to the contrary herein, under no circumstances will Subtenant be entitled to perform obligations of Master Landlord under the Master Lease as part of Subtenant’s “self-help” rights hereunder, unless otherwise expressly agreed to in writing by Master Landlord (in the Consent or

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other written document) and Master Landlord agrees to release Sublandlord from any liability in connection therewith.
9.2    Excluded Provisions. Notwithstanding any provision of this Sublease to the contrary, the following provisions of the Master Lease shall not be incorporated into this Sublease:
Provisions in the Original Master Lease

•	Section 1.1(a), except for the definitions of “Improvements” and “Common Areas”

•	Section 1.1(c)

•	Section 1.2, except as referenced in Section 9.8 of this Sublease.

•	Sections 2.1 through 2.6

•	Section 3.1(a) through (e)

•	Section 5.1

•	Section 5.2

•	Section 5.3

•	Article 6

•	Section 9.1 through 9.5, except as referenced in Section 3.3 above

•	Unless otherwise agreed by Master Landlord in the Consent, the last portion of the first sentence in Section 11.1 beginning with “except that Tenant shall not be required…”

•	The fifth sentence of Section 11.2, beginning with “Tenant shall also be responsible…”

•	Section 12.1(b)

•	The second sentence of Section 12.2(c)

•	Section 14.6

•	The second sentence and parenthetical third sentence of Section 19.1

•	Article 20

•	Section 21.1, except as referenced in Section 10.1 of this Sublease.

•	Section 21.2

•	Section 21.3

•	Section 21.5

•	Section 21.8

•	Section 21.9

•	Section 21.15

•	Section 21.16

•	Section 21.17

•	Section 21.18

•	Section 21.19

•	The fourth sentence (which begins with “The monthly fee”) and the last parenthetical sentence of Section 21.20(b)

•	Exhibits A, B, C, D and E (in each case except to the extent expressly referenced in any portion of the Master Lease affirmatively incorporated herein)

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Provisions in the Master Amendment

•	Recitals

•	Sections 1(a) through (d), including the paragraph that precedes (a)

•	Section 1(e), except as referenced in Section 3.3 of this Sublease.

•	Section 1(f)

•	Clause (ii) of Section 1(g)

•	Section 1(h)

•	The second, third and fourth sentences of Section 2

•	The first sentence of Section 2(b)

•	Section 2(a)

•	The first two (2) sentences of Section 2(c)

•	Section 2(d)

•	Sections 3 through 4

•	The last sentence of Section 5

•	Sections 6 through 8

•	Exhibit B

•	Schedule C-1

•	Schedule C-2

9.3    Inapplicable Amendments. In addition to the foregoing, Sublandlord confirms that, except for provisions of this Sublease that refer to the Amended Master Lease, the following amendments to the Original Master Lease are inapplicable to the Premises and are not part of the Master Lease for purposes of this Sublease:
(a)    First Amendment to Build-to-Suit Lease dated January 22, 2003;
(b)    Second Amendment to Build-to-Suit Lease dated March 26, 2004;
(c)    Third Amendment to Build-to-Suit Lease dated August 12, 2004;
(d)    Fourth Amendment to Build-to-Suit Lease and First Amendment to Workletter dated June 19, 2006;
(e)    Sixth Amendment to Build-to-Suit Lease and Third Amendment to Workletter dated November 21, 2006; and
(f)    Seventh Amendment to Build-to-Suit Lease and Fourth Amendment to Workletter dated February 21, 2008.
As used in this Sublease, the term “Amended Master Lease” shall mean the Original Master Lease as amended by all amendments thereto (whether on, before or after the date hereof), including the aforementioned inapplicable amendments.

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9.4    Termination Of Master Lease. If for any reason the term of the Master Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate and Sublandlord shall not be liable to Subtenant by reason thereof for damages or otherwise unless and to the extent such termination is due to Sublandlord’s default under this Sublease (including, without limitation, a default under Section 9.1.4). In the event of any such early termination, Sublandlord shall return to Subtenant that portion of any rent paid in advance by Subtenant, if any, which is applicable to the period following the date of such termination. Notwithstanding the foregoing, so long as Subtenant is not in default after the expiration of applicable notice and cure periods hereunder, Sublandlord agrees that, except in the event of a casualty or condemnation where Sublandlord is entitled under this Sublease to terminate the Master Lease with respect to the Premises, Sublandlord shall not voluntarily terminate the Master Lease with respect to the Premises without Subtenant’s consent, in its sole discretion, unless Master Landlord agrees to recognize this Sublease as a direct agreement with Subtenant upon substantially the same terms set forth in this Sublease, or Subtenant otherwise has the right to continue to occupy the Premises pursuant to a direct agreement with Master Landlord upon terms satisfactory to Subtenant, in its sole discretion. Nothing herein shall prevent Sublandlord from terminating the Master Lease with respect to spaces other than the Premises leased by Sublandlord thereunder. Sublandlord agrees not to modify the Master Lease in any manner that affects the Premises or Subtenant’s rights or obligations under the Master Lease, without obtaining Subtenant’s prior written consent, to be provided in Subtenant’s sole discretion.
9.5    Holding Over. If Subtenant holds possession of the Premises or any portion thereof after the expiration or earlier termination of this Sublease, then Subtenant shall become a tenant at sufferance only, at a sublease base rental rate equal to one hundred fifty percent (150%) of the Base Rent in effect upon the date of such expiration or termination, plus all additional rent payable by Subtenant hereunder (pro-rated on a daily basis) (such amounts, collectively, the “Holdover Rent Payments”). Acceptance by Sublandlord of rent after such expiration or termination date shall not result in a renewal of this Sublease and shall not waive or modify Sublandlord’s rights to pursue any and all legal remedies available to Sublandlord under applicable law with respect to such holding over by Subtenant. It is acknowledged that if Subtenant holds over after the expiration or earlier termination of this Sublease, Sublandlord may be subject to holdover rent with respect to the Premises under the Master Lease. Accordingly, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any such holding over, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all Claims, including, without limitation, attorneys’ fees incurred or suffered by Sublandlord by reason of Subtenant’s failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease (including, without limitation, the cost of all rent payable by Sublandlord with respect to the Premises under the Master Lease caused by or resulting from Subtenant’s holdover) to the extent greater than the Holdover Rent Payments, unless Subtenant has vacated the Premises in accordance with the terms hereof and such holdover rent with respect to the Premises is due to the negligence or willful misconduct of Sublandlord. Notwithstanding the foregoing, Subtenant shall be entitled to make separate arrangements with Master Landlord permitting Subtenant to

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remain in the Premises after expiration of the Term, provided, that, (a) Sublandlord is released from its obligation to surrender the Premises to Master Landlord under the terms of the Master Lease, and (b) the Master Lease terminates with respect to the Premises for all purposes on the Expiration Date.
9.6    Compliance with Law. Subtenant warrants to Sublandlord that the Subtenant Improvements (as defined below) and any other improvements constructed by Subtenant on the Premises from time to time shall not violate any applicable law, building code, regulations or ordinance in effect on the Rent Commencement Date or at the time such improvements are placed in service. If it is determined that such warranty has been violated, then Subtenant shall, upon written notice from Sublandlord, promptly correct such violation, at Subtenant’s sole cost and expense. Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation or warranty as to the present of future suitability of the Premises for the conduct of Subtenant’s business or proposed business therein.
9.7    Definitions. Subject to the Incorporation Provisions, the definitions of “Improvements” and “Common Areas” set forth in Section 1.1(a) of the Original Master Lease are hereby incorporated by reference; provided however, that the phrase “in the Center” of the definition of “Common Areas” is hereby deleted and replaced with “on the Property”.
9.8    Use of Common Areas. Subject to the Incorporation Provisions, Section 1.1(b) of the Original Master Lease is hereby incorporated by reference; provided however, that the phrase “pursuant to Section 1.1(a)” is hereby deleted therefrom. Subtenant acknowledges Master Landlord’s reserved rights set forth in Section 1.2 of the Original Master Lease.
9.9    Personal Property. Subject to the Incorporation Provisions, Section 8.1 of the Original Master Lease is hereby incorporated by reference.
9.10    Real Property. Subject to the Incorporation Provisions, Section 8.2 of the Original Master Lease is hereby incorporated by reference.
9.11    Utilities. Subject to the Incorporation Provisions, Section 10.1 of the Original Master Lease are hereby incorporated by reference; provided however, that the phrases “and, in the case of the Phase II Building, to Tenant’s premises in such Building” and “(or, in the case of the Phase II Building, are not separately metered to Tenant’s premises in that Building)” are hereby deleted in their entirety.
9.12    Alterations; Surrender Obligations. Subject to the Incorporation Provisions, Sections 11.1 through 11.4 of the Original Master Lease are hereby incorporated by reference, except for (i) the last portion of the first sentence in Section 11.1, as amended by Section 1(h) of the Master Amendment (beginning with “except that (i) subject to the final sentence…”) and (ii) the fifth sentence of Section 11.2 (which begins with “Tenant shall also be responsible”). Notwithstanding the foregoing, the language excluded by clause (i) above shall not be excluded and shall be deemed to be incorporated into this Sublease, if Master Landlord

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consents to Subtenant having the rights to perform certain alterations, additions or improvements without consent as set forth therein. Further, notwithstanding anything to the contrary herein, Subtenant’s removal and restoration obligations hereunder shall include any removal and restoration obligations of Sublandlord under the Master Lease with respect to the Premise (including, without limitation, removal and restoration obligations with respect to improvements installed by Sublandlord prior to this Sublease if so required), provided, that, if Subtenant enters into a direct lease of the Premises with the Master Landlord commencing immediately upon termination of the Master Lease and Sublandlord is fully released from any obligations with respect to the surrender condition of the Premises under the Master Lease, Sublandlord agrees that Subtenant shall not be obligated under this Sublease to complete any removal or restoration as required under the Master Lease. Further, Sublandlord agrees to cooperate with Subtenant’s efforts to obtain a confirmation from Master Landlord in the Consent that neither Subtenant nor Sublandlord will be required to remove Subtenant’s Improvements upon expiration or earlier termination of the Master Lease. Subtenant shall not be required to remove any alterations or improvements made by or for the account of Sublandlord unless the Master Landlord requires the removal of the same. Sublandlord shall not require Subtenant to perform Subtenant Improvements on all floors of the Premises if a corresponding obligation is not otherwise required of Sublandlord under the Master Lease.
9.13    Maintenance and Repairs. Subject to the Incorporation Provisions, Section 12.1(a) and Section 12.2 of the Original Master Lease are hereby incorporated by reference, except for (i) the phrase “pursuant to the indemnification provided in Section 14.6 hereof” of Section 12.1(a), (ii) the phrase “, except to the extent expressly set forth in Section 12.1(b),” of Section 12.1(a), (iii) the phrase “(from and after the applicable Rent Commencement Date for each Phase I Building and for each phase of the Phase II Building)” of Section 12.2(a), (iv) the last proviso of Section 12.2(a) beginning with “provided, however, that (x) Tenant’s ordinary repair obligation...”, and (v) the second sentence of Section 12.2(c).
9.14    Use; No Nuisance, Compliance with Laws, Liquidation Sales, & Environmental Matters. Subject to the Incorporation Provisions, Sections 13.1 through 13.6 of the Original Master Lease are hereby incorporated by reference; provided however, that notwithstanding anything to the contrary contained in this Sublease, under no circumstances shall Subtenant ever have any responsibility for any breach or default of these provisions existing on or prior to the date of this Sublease or first arising after the expiration of the Term (unless actually caused by Subtenant); further provided, that (i) the reference to “Landlord” in the first line of Section 13.4(b) hereby refers to Master Landlord, (ii) the reference to “14.6” in the last line of Section 13.6(b)(xi) is hereby deleted, and (iii) Section 13.6(d) is hereby deleted in its entirety.
9.15    Insurance. Subject to the Incorporation Provisions, Sections 14.1 through 14.5 of the Original Master Lease and Section 14.7 of the Original Master Lease are hereby incorporated by reference, except the phrase “by Landlord and Tenant under Section 5.1 of the Workletter” in the first sentence shall be deemed to be replaced by the phrase “by Subtenant under the Subtenant Work Letter.” Without limiting the generality of the foregoing, Subtenant acknowledges and agrees that Subtenant shall carry the same insurance that Sublandlord is obligated to carry under the Original Master Lease, provided however, that

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Subtenant shall name Subtenant, Sublandlord and Master Landlord (and any other third parties identified by Sublandlord or Master Landlord in accordance with the terms of the Master Lease) as insureds or additional insureds under such insurance policies as their interests may appear.
9.16    Sublease and Assignment. Subject to the Incorporation Provisions, Article 15, as amended by Section 1(i) of the Master Amendment, is hereby incorporated by reference and shall govern any such assignment or subletting, except as set forth in this Section 9.16. Subtenant shall not voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Premises without obtaining the prior written consent of Sublandlord and Master Landlord with respect thereto. So long as Master Landlord’s consent is obtained, Sublandlord shall not unreasonably withhold, condition, or delay its consent to any proposed assignment or sublease; provided, however, that Sublandlord or Master Landlord, as the case may be, may require as a condition of granting any such consent that (i) the proposed transferee demonstrate that its financial resources and tangible net worth are at least equal to Subtenant’s financial resources and tangible net worth as of the Effective Date, (ii) the nature of the transferee’s proposed use of the Premises and the transferee’s reputation shall be reasonably satisfactory to Sublandlord and (ii) Subtenant reaffirms, in form satisfactory to Sublandlord, its continuing liability under this Sublease. Notwithstanding the foregoing, Sublandlord confirms that Subtenant is entitled to complete a Permitted Transfer (as defined in Section 15.1 of the Original Master Lease) without Sublandlord’s consent, but with prior or concurrent notice by Subtenant to Sublandlord (a “Subtenant Permitted Transfer”). It is acknowledged, however, that, unless and to the extent agreed otherwise in the Consent or other separate agreement between Subtenant and Master Landlord, Subtenant shall be required to obtain Master Landlord’s consent to any Subtenant Permitted Transfer. Any assignment, subletting, mortgage or other encumbrance attempted by Subtenant to which Sublandlord and/or Master Landlord has not consented in writing pursuant to the provisions hereof (unless such consent is not required) shall be null and void and of no effect. Sublandlord hereby agrees to reimburse Master Landlord at its own expense for any fees due to Master Landlord under the Master Lease in connection with the subletting of the Premises to Subtenant.
9.17    Right of Entry and Quiet Enjoyment. Subject to the Incorporation Provisions, Article 16 of the Original Master Lease is hereby incorporated by reference.
9.18    Casualty and Taking. Subject to the Incorporation Provisions, Article 17 of the Original Master Lease is hereby incorporated by reference, provided, that, Sublandlord shall have no right to terminate this Sublease as a result of damage, destruction or taking, unless (i) such damage, destruction or taking affects the 331 Building, and is of such a magnitude that the Sublandlord has the right to terminate the Master Lease with respect to the 331 Building as a result, provided, that, Sublandlord shall not exercise such termination right with respect to the 331 Building (subject to clause (ii) below) if Subtenant certifies to Sublandlord in writing that Subtenant will fully perform and indemnify Sublandlord for all restoration obligations of Sublandlord under the Master Lease with respect to the 331 Building and can reasonably demonstrate to Sublandlord that Subtenant has the financial ability to perform such restoration; or (ii) the damage, destruction or taking (A) affects spaces other than

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the 331 Building which are leased by Sublandlord under the Master Lease, (B) is of such magnitude that Sublandlord has the right to terminate the Master Lease, and (C) Sublandlord is not entitled to terminate the Master Lease with respect to the affected spaces without also terminating the Lease with respect to the 331 Building.
9.19    Default. Subject to the Incorporation Provisions, Article 18 of the Original Master Lease is hereby incorporated by reference.
9.20    Subordination. Subject to the Incorporation Provisions (except as provided below), Section 19.1 of the Original Master Lease is hereby incorporated by reference, except for the second and parenthetical third sentence. Notwithstanding anything to the contrary in the Incorporation Provisions, it is acknowledged and agreed that references in Section 19.1 of the Original Master Lease to any assignee, ground lessor, mortgagee, trustee, beneficiary or sale/leaseback lessor or other party with an interest in the Buildings, the Property, the Center or any of them, are deemed to be references to Master Landlord’s (as opposed to Sublandlord’s) assignee, ground lessor, mortgagee, trustee, beneficiary or sale/leaseback lessor.
9.21    Sale of Sublandlord’s Interest. Subject to the Incorporation Provisions, Section 19.2 of the Original Master Lease is hereby incorporated by reference, provided however, that, (i) references to “interest in the Buildings and the Property” are hereby deemed to be references to “interest in the Master Lease,” and (ii) the phrase “, except as otherwise expressly provided in Section 21.2 hereof” is hereby deleted.
9.22    Estoppel Certificate. Subject to the Incorporation Provisions, Section 19.3 of the Original Master Lease is hereby incorporated by reference, provided however, that, notwithstanding anything to the contrary in the Incorporation Provisions, references therein to the term “Landlord” shall be deemed to refer to both Master Landlord and Sublandlord.
9.23    Subordination to CC&Rs. Subject to the Incorporation Provisions, Section 19.4 of the Original Master Lease is hereby incorporated by reference, provided however that (i) references to “sublease” therein are hereby replaced with “sub-sublease”, (ii) the phrase “(including any buildings occupied by or leased to Tenant pursuant to Tenant’s exercise of any of the rights contained in Article 6 of this Lease)” therein is hereby deleted, and (iii) the phrase “or, if Tenant exercises its rights under Section 6.3 of this Lease, on the Expansion Property” therein is hereby deleted.
9.24    Mortgagee Protection. Subject to the Incorporation Provisions, Section 19.5 of the Original Master Lease is hereby incorporated by reference, provided that, notwithstanding anything to the contrary in the Incorporation Provisions, references therein to the term “Landlord” are hereby deemed to refer to Master Landlord.
9.25    Severability. Subject to the Incorporation Provisions, Section 21.4 of the Original Master Lease is hereby incorporated by reference.
9.26    Surrender; No Merger. Subject to the Incorporation Provisions, Section 21.6 of the Original Master Lease is hereby incorporated by reference.

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9.27    Interpretation. Subject to the Incorporation Provisions, Section 21.7 of the Original Master Lease is hereby incorporated by reference.
9.28    No Partnership. Subject to the Incorporation Provisions, Section 21.10 of the Original Master Lease is hereby incorporated by reference.
9.29    Financial Information. Subject to the Incorporation Provisions, Section 21.11 of the Original Master Lease is hereby incorporated by reference. Notwithstanding the foregoing, Subtenant confirms that, as of the date hereof, Sublandlord may access true, correct and complete, consolidated financial statements for Guarantor at www.prothena.com. Notwithstanding anything to the contrary contained herein or in the Master Lease, Sublandlord agrees that, so long as Guarantor’s financial statements are consolidated and that Guarantor’s consolidated group for accounting purposes includes Subtenant, then for purposes of this Sublease: (i) Subtenant shall not be obligated to deliver financial statements to Sublandlord pursuant to the terms of this Section 9.29 if Guarantor’s consolidated financial statements continue to be publicly available on the website referenced above or are otherwise publicly available and fully accessible on the Securities and Exchange Commission website, and (ii) if such consolidated financial statements are no longer publicly available, as referenced in clause (i) above, Subtenant may satisfy the requirements of this Section 9.29 (and Section 21.11 of the Original Master Lease as incorporated herein) by delivering, or causing Guarantor to deliver, consolidated financial statements for Guarantor.
9.30    Costs. Subject to the Incorporation Provisions, Section 21.12 of the Original Master Lease is hereby incorporated by reference.
9.31    Time. Subject to the Incorporation Provisions, Section 21.13 of the Original Master Lease is hereby incorporated by reference.
9.32    Rules and Regulations. Subject to the Incorporation Provisions, Section 21.14 of the Original Master Lease is hereby incorporated by reference.
9.33    Parking and Traffic. Subject to the Incorporation Provisions, Section 21.20 of the Original Master Lease (as amended by Section 1(g) of the Master Amendment) is hereby incorporated by reference, except for the following provisions which require payment of a monthly fee for parking: (A) the fourth sentence of Section 21.20(b) of the Original Master Lease, which begins with the phrase “The monthly fee”, (B) the last parenthetical sentence of Section 21.20(b) of the Original Master Lease, and (C) clause (ii) of Section 1(g) of the Master Amendment. Without limiting the generality of the Incorporation Provisions, it is acknowledged that the TDMP program and the administration and management thereof are obligations of the Master Landlord and Sublandlord shall have no responsibility with respect thereto.
9.34    Site Plan. Subject to the Incorporation Provisions, the Site Plan attached to the Master Amendment as Exhibit A is hereby incorporated by reference.

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10.    Additional Provisions.
10.1    Notices. In the event that (i) Sublandlord or Subtenant shall receive any notice or documentation from Master Landlord for any reason pertaining to the Premises or this Sublease (it being agreed that Sublandlord has no obligation to deliver to Subtenant notices under the Master Lease that relate solely to spaces other than the Premises leased by Sublandlord under the Master Lease, unless such notice could adversely impact Subtenant’s rights or obligations hereunder [such as a notice of Sublandlord’s breach or default under the Amended Master Lease]), or (ii) Sublandlord or Subtenant send any notice or documentation to Master Landlord for any reason pertaining to the Premises or this Sublease (it being agreed that Sublandlord has no obligation to deliver to Subtenant notices to Master Landlord under the Master Lease that relate solely to spaces other than the Premises leased by Sublandlord under the Master Lease, unless such notice could adversely impact Subtenant’s rights or obligations hereunder [such as a notice of Master Landlord’s breach or default under the Amended Master Lease]), then, within three (3) business days from the date of such receipt or delivery (as applicable), such party shall send a copy of such notice or document to the other party. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in Section 21.1 of the Original Master Lease at the addresses shown below (or such other addresses as the parties may designate in writing and delivered in compliance with this Section 10.1). Subject to the Consent, notices to the Master Landlord shall be given in accordance with Section 21.1 of the Master Lease.

Notices To Sublandlord:	Amgen Inc. One Amgen Center Drive Mail Stop: 28-1-A Thousand Oaks, CA 91320-1799 Attention: Corporate Real Estate
With a copy to:	Amgen Inc. One Amgen Center Drive Mail Stop: 35-2-A Thousand Oaks, CA 91320-1799 Attention: Operations Law Group
Notices to Subtenant: With a Copy to:
Prothena Biosciences Inc
650 Gateway Boulevard
South San Francisco, CA 94080
Attention: Chief Financial Officer

Prothena Biosciences Inc
650 Gateway Boulevard
South San Francisco, CA 94080
Attention: Chief Legal Officer

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10.2    [Intentionally Omitted]
10.3    [Intentionally Omitted]
10.4    Subtenant Improvements.
10.4.1    Alterations and Improvements By Subtenant.
(a)    Subtenant Improvements. Subtenant shall be entitled to construct tenant improvements in the Premises (the “Subtenant Improvements”), including reasonable security measures for the Premises, subject to and in accordance with the terms of that certain Subtenant Work Letter to be attached to the Consent (which is expressly incorporated herein by this reference) (the “Subtenant Work Letter”) and the terms of the Master Lease and this Sublease. All approval rights of Master Landlord and Sublandlord with respect to the Subtenant Improvements shall be governed by the terms of the Subtenant Work Letter. Subtenant shall be solely responsible for paying any management or supervisory fee or reimbursement requests charged by Master Landlord in connection with the Subtenant Improvements (collectively, the “Master Landlord Fees”) in accordance with the terms of the Master Lease and the Subtenant Work Letter. Sublandlord confirms that Sublandlord shall not charge Subtenant any construction management fee or supervisory fees (other than passing through the Master Landlord Fees). However, Subtenant shall be obligated to reimburse Sublandlord for any actual and reasonable third party out-of-pocket costs incurred by Sublandlord in connection with reviewing and approving Subtenant’s plans and specifications promptly upon request. Subject to the terms of the Master Lease, the Subtenant Work Letter, and Sublandlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Subtenant shall be entitled to use its own architects and contractors for the purpose of completing the Subtenant Improvements.
(b)    No Liens. Should a lien be made or filed against the Premises or real property on which the Premises are situated as a result of the construction of any Subtenant Improvements (or any other alterations or actions by Subtenant or its agents, employees or contractors), Subtenant at its sole cost, shall bond against or discharge said lien within ten (10) business days after Sublandlord’s or Master Landlord’s request to do so. If Subtenant fails to do so, Master Landlord and Sublandlord shall each have the right (but not the obligation) to obtain the release or discharge of the lien and Subtenant shall, within fifteen (15) days after written demand by Master Landlord or Sublandlord (as applicable, and accompanied by reasonable documentation of the items claimed), reimburse Master Landlord or Sublandlord for all costs, including (but not limited to) reasonable attorneys’ fees, incurred by Master Landlord or Sublandlord (as the case may be) in obtaining the release or discharge of such lien, together with interest from the date of demand at the interest rate set forth in Section 3.2 of the Original Lease.
(c)    Incorporation of Master Amendment Provisions. Subject to the Subtenant Work Letter and the Incorporation Provisions, Section 2 of the Master Amendment is hereby incorporated by reference, but expressly excluding (i) the second, third and fourth sentences of Section 2 of the Master Amendment, (ii) Section 2(a) of the Master

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Amendment, (iii) the first sentence of Section 2(b) of the Master Amendment, (iv) the first two sentences of Section 2(c) of the Master Amendment, and (v) Section 2(d) of the Master Amendment.
10.4.2    Allowances. Subtenant shall construct the Subtenant Improvements in accordance with the terms hereof and the Subtenant Work Letter, at Subtenant’s cost, provided, that, Subtenant shall be entitled to apply the Master Lease Allowance (as defined below) and the Sublandlord Allowance (defined below and, collectively with the Master Lease Allowance, the “Allowances”) to Subtenant’s costs and expenses to construct the Subtenant Improvements, as more particularly set forth in this Section 10.4.2.
(a)    Master Lease Allowance. Sublandlord confirms and represents that it has not used approximately Two Million Two Hundred Four Thousand Eight Hundred Thirty and No/100 Dollars ($2,204,830.00) of the allowance funds available to Sublandlord under the Master Lease with respect to the Premises (the “Master Lease Allowance”) from Master Landlord. Subject to the terms of the Master Lease, and the terms of the Subtenant Work Letter, Sublandlord agrees to provide Subtenant with the benefit of the Master Lease Allowance to apply towards Subtenant’s costs of completing the Subtenant Improvements as permitted under the terms of the Master Lease. Sublandlord shall disburse the Master Lease Allowance in accordance with the Disbursement Procedures set forth in Section 10.4.3(a) below.
(b)    Sublandlord Allowance. In addition to the Master Lease Allowance, Sublandlord shall provide Subtenant with an improvement allowance equal to Eleven Million Nine Hundred Fifty-Eight Thousand Three Hundred Ninety Two and 88/100 Dollars ($11,958,392.88) (the “Sublandlord Allowance”).
(c)    Use of Allowances. Subtenant shall be entitled to apply the Master Lease Allowance (subject to the terms of the Master Lease) and the Sublandlord Allowance to hard and soft costs incurred by Subtenant to construct the Subtenant Improvements and to prepare for Subtenant’s occupancy to the Premises, including, without limitation, all architectural and engineering services, project management, design supervision and construction management fees, moving expenses, costs and expenses to acquire and install security systems, furniture, fixtures and equipment, permitting fees, signage, and data/telephone cabling. Sublandlord shall disburse the Allowances in accordance with the Disbursement Procedures set forth in Section 10.4.3 below.
10.4.3    Disbursement Procedures. Subtenant acknowledges and agrees that its requests for disbursements of the Allowances in connection with the Subtenant Improvements will, to the extent possible, be allocated first to the Master Lease Allowance and then to the Sublandlord Allowance.
(a)    Disbursement of Master Lease Allowance. With respect to distribution of the Master Lease Allowance, Sublandlord shall disburse such payment to Subtenant not more than once per month, within forty-five (45) days after receipt by Sublandlord from Subtenant of the Disbursement Documentation (as defined below), as well as any other

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information required by Master Landlord for disbursement of the Master Lease Allowance. Sublandlord shall be entitled to rely on the accuracy of any and all invoices, fee statements and lien waivers for labor and materials performed on or furnished to the Premises in connection with the Subtenant Improvements and to rely, to the extent submitted, on any and all certifications as to the cost of the improvement submitted by Subtenant’s general contractor or architect. In addition, Sublandlord shall have the option and right to inspect all Subtenant Improvements prior to any disbursement of the Master Lease Allowance, provided that such inspections shall be completed expeditiously. Subtenant acknowledges that, although Sublandlord is disbursing the Master Lease Allowance directly to Subtenant in accordance with the terms hereof, Sublandlord is doing so with the intent of seeking reimbursement of the disbursed amounts from Master Landlord out of the Master Lease Allowance in accordance with the terms of the Master Lease and the Subtenant Work Letter. Accordingly, Subtenant agrees to cooperate fully with Sublandlord’s efforts to receive such reimbursement from Master Landlord, including, without, limitation, by providing Sublandlord with such documentation or other information related to the Subtenant Improvements as may be requested by Master Landlord with respect thereto promptly upon request.
(b)    Disbursement of Sublandlord Allowance. With respect to Sublandlord’s contribution obligations for the Sublandlord Allowance, Sublandlord shall disburse such payment to Subtenant not more than once per month, within forty-five (45) days after receipt by Sublandlord from Subtenant of: (i) an invoice from Subtenant for such costs; (ii) copies of all underlying invoices showing such costs; (iii) executed contract waivers and/or mechanic’s lien releases with respect to any portion of the Subtenant Improvements then constructed or completed; and (iv) such other information reasonably requested by Sublandlord (the “Disbursement Documentation”). Sublandlord shall be entitled to rely on the accuracy of any and all invoices, fee statements and lien waivers for labor and materials performed on or furnished to the Premises in connection with the Subtenant Improvements and to rely, to the extent submitted, on any and all certifications as to the cost of the improvement submitted by Subtenant’s general contractor or architect. In addition, Sublandlord shall have the option and right to inspect all Subtenant Improvements prior to any disbursement of the Sublandlord Allowance, provided that such inspections shall be completed expeditiously.
(c)    No Default. Sublandlord shall have no obligation to disburse the Allowances to Subtenant during any periods in which Subtenant is in default under this Sublease beyond any applicable notice and cure periods.
10.5    Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment (installed by Subtenant and that can be removed without damage to the 331 Building or negatively impacting building systems unless Subtenant repairs any such damage or mitigates any negative impact), cabinet work, furniture and movable partitions (collectively, the “Subtenant’s Property’), if any, owned or installed by Subtenant at its expense in the Premises shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Notwithstanding the foregoing, Subtenant acknowledges and agrees that, pursuant to Section 11.3 of the Original Master Lease, removal of any trade fixtures which are affixed to the 331

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Building or the property or which affect the exterior or structural portions of the 331 Building shall require Master Landlord’s prior written approval as and to the extent set forth in the Original Master Lease. Notwithstanding the foregoing, (i) if Master Landlord approves removal of any such trade fixtures, Sublandlord shall not unreasonably withhold, condition or delay Sublandlord’s approval, and (ii) should the Consent include a list of a trade fixtures which Subtenant shall be allowed to remove from the Premises, then (A) Sublandlord agrees that, subject to the terms of the Consent (and so long as Sublandlord is released by Master Landlord from any obligation or responsibility with respect thereto), it will not have any approval rights in connection therewith, and (B) Sublandlord shall be deemed to have to consented to the removal of any trade fixtures approved by Master Landlord in accordance with the terms of the Consent. Subtenant shall remove all or any part of the aforementioned property at the expiration or sooner termination of this Sublease and repair any damage caused by such removal and/or installation, all at Subtenant’s expense, and shall otherwise leave the Premises in broom-clean condition in compliance with the terms of Section 12.2(c) of the Master Lease (as incorporated herein). Any articles of personal property, or all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions provided by Sublandlord shall remain the property of Sublandlord, and Subtenant shall not remove any of them from the Premises without the prior written consent of Sublandlord.
10.6    Waiver. The waiver of either party of any agreement, condition or provision contained herein or any provision incorporated herein by reference shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or to lessen the right of a party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any agreement or condition of this Sublease or the same incorporated herein by reference, other than the failure of Subtenant to pay the particular Rent so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time of acceptance of such Rent.
10.7    Complete Agreement. Except for the Consent and that certain Confidential Disclosure Agreement by and between Subtenant and Sublandlord dated as of October 16, 2015 (the “Confidentiality Agreement”), this written Sublease, together with all exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. There are no oral agreements between Sublandlord and Subtenant affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Sublandlord and Subtenant or displayed by Sublandlord, its agents or real estate brokers to Subtenant with respect to the subject matter of this Sublease, the Premises or the 331 Building. There are no representations between Sublandlord and Subtenant other than those contained in or incorporated by reference into this Sublease.

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11.    Indemnification; Exculpation
11.1    Non-Liability Of Sublandlord. Sublandlord shall not be liable to Subtenant, and Subtenant hereby waives and releases all Claims against Sublandlord and its partners, officers, directors, employees, trustees, successors, assigns, agents, servants, affiliates, representatives, and contractors (collectively, herein “Sublandlord Affiliates”) for injury or damage to any person or property occurring or incurred in connection with the use of the Premises by Subtenant or any invitees, sub-sublessees, licensees, assignees, agents, employees or contractors of Subtenant. Without limiting the foregoing, neither Sublandlord nor any of the Sublandlord Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Subtenant’s property stored with or entrusted to Sublandlord or Sublandlord Affiliates, or (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other sublessees, occupants or other visitors to the Premises or from any other cause whatsoever, or (iv) any latent or other defect in the Premises. Notwithstanding anything to the contrary set forth herein or in the Master Lease, (i) the waivers of liability contained in this Section 11.1 shall not apply to Claims for bodily injury or death or damage to property to the extent resulting from the negligence or willful misconduct of Sublandlord or its agents, employees or contractors; and (ii) in no event shall Sublandlord ever be liable to Subtenant for (and Subtenant hereby waives any right to recover from Sublandlord for) any lost profits, business interruption or any form of consequential, special or punitive damages.
11.2    Non-Liability of Subtenant. Subtenant shall not be liable to Sublandlord, and Sublandlord hereby waives and releases all Claims against Subtenant and its partners, officers, directors, employees, trustees, successors, assigns, agents, servants, affiliates, representatives, and contractors (collectively, herein “Subtenant Affiliates”) for injury or damage to any person or property to the extent resulting from negligence or willful misconduct or negligent omission by Sublandlord or its agents, employees or contractors (exclusive of that resulting from the negligence or willful misconduct or negligent omission by Subtenant or its agents, employees or contractors). Notwithstanding anything to the contrary set forth herein or in the Master Lease, in no event shall Subtenant ever be liable to Sublandlord for (and Sublandlord hereby waives any right to recover from Subtenant for) any lost profits, business interruption or any form of consequential, special or punitive damages, except arising out of a holdover by Subtenant after expiration or earlier termination of the Sublease, as described in Section 9.5 hereof.
11.3    Indemnification of Sublandlord; Indemnification of Master Landlord. Subtenant shall indemnify, defend, protect and hold Sublandlord, Master Landlord’s managing agent, Master Landlord and their respective members, partners, shareholders, officers, directors, agents, employees and contractors (collectively, the “Indemnified Parties”), harmless from and against any and all liability for all Claims, including, without limitation, reasonable attorneys’ fees and costs, incurred by Sublandlord or asserted against Sublandlord and occurring

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within the Premises or arising in connection with (i) the use of, or activities in or about, the Premises (including, without limitation, the use, occupancy and enjoyment of the Property) by Subtenant or any invitees, sublessees, licensees, assignees, agents, employees or contractors of Subtenant or holding under Subtenant, (ii) the act, negligence, fault or omission of Subtenant, its agents, servants, contractors, employees, representatives, licensees or invitees, or (iii) Subtenant’s actions under this Sublease, including, without limitation, Claims arising out of Subtenant bringing Food Vendors on the Property or Subtenant’s direct communications with Master Landlord. Notwithstanding any provision of this Section 11.3 to the contrary, the indemnification contained in this Section 11.3 shall not apply to Claims to the extent resulting from the negligence or willful misconduct or negligent omission of the party claiming indemnification or its agents, employees or contractors. Subtenant will give Sublandlord prompt notice of any casualty or accident in, on or about the Premises. The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Sublease.
11.4    Indemnification of Subtenant. Sublandlord shall indemnify, defend and hold Subtenant and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from and against any and all liability for all Claims, including, without limitation, reasonable attorneys’ fees and costs, incurred by Subtenant or asserted against Subtenant to the extent arising out of the negligence or willful misconduct or negligent omission by Sublandlord or its agents, employees or contractors. Notwithstanding any provision of this Section 11.4 to the contrary, the indemnification contained in this Section 11.4 shall not apply to Claims to the extent resulting from the negligence or willful misconduct or negligent omission of the party claiming indemnification or its agents, employees or contractors. The provisions of this Section 11.4 shall survive the expiration or earlier termination of this Sublease.
11.5    Master Landlord Default; Refusal of Consents. Notwithstanding any provision of this Sublease to the contrary, but subject to Sections 9.1.1, 9.1.3 and 9.1.4 above, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease (provided the same do not arise from the failure of Sublandlord to perform Sublandlord’s covenants, agreements, terms, provisions or conditions set forth in the Master Lease or Subtenant’s failure to perform Subtenant’s covenants, agreements, terms, provisions or conditions set forth in this Sublease), including without limitation, in any case where services, utilities, repairs, maintenance or other performance is to be rendered by Master Landlord with respect to the Premises under the Master Lease and Master Landlord either fails to do so or does so in an improper, negligent, inadequate or otherwise defective manner, and (b) if Master Landlord refuses to grant Subtenant its consent or approval for any action or circumstances requiring Master Landlord’s approval, Sublandlord shall be released from any obligation to grant its consent or approval with respect thereto.
12.    Letter of Credit.
12.1    Letter of Credit Issuance; Amount. Within ten (10) business days after the execution and delivery of this Sublease and the Consent, Subtenant shall deliver to

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Sublandlord, as collateral for the full and faithful performance by Subtenant of all of its obligations under this Sublease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit D (or in such other form meeting similar criteria as Sublandlord may approve in Sublandlord’s reasonable discretion) and containing the terms required herein, payable at a location that is in San Mateo County or San Francisco County, State of California (or other location as Sublandlord may approve in Sublandlord’s reasonable discretion), running in favor of Sublandlord issued by a solvent, nationally recognized commercial bank (the “Bank”) that is (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; and (2) has a long term rating of BBB or higher as rated by Moody’s Investors Service and/or A- or higher as rated by Standard & Poor’s, and/or Fitch Ratings Ltd. (collectively, the “Letter of Credit Issuer Requirements”), in the amount of Four Million Fifty-Five Thousand Six Hundred Fifty-Six and 50/100 Dollars ($4,055,656.50) (as may be reduced from time to time pursuant to the terms of this Sublease, the “Letter of Credit Amount”). Subject to the terms of Section 12.8 below, Subtenant shall have the right to reduce the Letter of Credit Amount by One Million Three Hundred Fifty-One Thousand Eight Hundred Eighty-Five and 50/100 Dollars ($1,351,885.50) on the third (3rd) anniversary of the Rent Commencement Date (for a new Letter of Credit Amount of Two Million Seven Hundred Three Thousand Seven Hundred Seventy-One and No/100 Dollars ($2,703,771.00)), and by another One Million Three Hundred Fifty-One Thousand Eight Hundred Eight Five and 50/100 Dollars ($1,351,885.50) on the fifth (5th) anniversary of the Rent Commencement Date (for a new Letter of Credit Amount of One Million Three Hundred Fifty-One Thousand Eight Hundred Eight Five and 50/100 Dollars ($1,351,885.50)).
12.2    Letter of Credit Requirements. The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Commencement Date and continuing until the date (the “LC Expiration Date”) which is one hundred (100) days after the Expiration Date, and Subtenant shall deliver a new Letter of Credit or certificate of renewal or extension to Sublandlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Sublandlord, without any action whatsoever on the part of Sublandlord, (iii) subject to “International Standby Practices 98” International Chamber Of Commerce Publication No. 590, (iv) fully assignable by Sublandlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Sublandlord shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Sublandlord’s written statement that Sublandlord is entitled to draw down on the Letter of Credit in the amount of such draw pursuant to the terms and conditions of this Sublease, and no other document or certification from Sublandlord shall be required other than its written statement to this effect (a “Default Draw”), (2) Subtenant, as applicant, shall have failed to provide to Sublandlord a new or renewal Letter of Credit satisfying the terms of this Section 12 at least thirty (30) days prior to the expiration of the Letter of Credit then held by Sublandlord, (3) if Subtenant has filed a voluntary petition under the Federal Bankruptcy Code or (4) if an involuntary petition has been filed against Subtenant under the Federal Bankruptcy Code, and Subtenant has failed to have such involuntary petition discharged within sixty (60) days of such filing; and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Subtenant disputes the

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content of such statement. Sublandlord confirms and agrees that Sublandlord shall only be entitled to make a Default Draw when permitted under Section 12.5 and Sublandlord shall only make draws from the Letter of Credit in the amounts of damages that Sublandlord reasonably believes Sublandlord will suffer in connection with the event giving rise to the draw. Notwithstanding the foregoing, in the event of any failure by Subtenant to provide a substitution or replacement Letter of Credit when required under this Section 12, Sublandlord shall be entitled to draw down upon the entire amount of the Letter of Credit.
12.3    Transfer Rights. The Letter of Credit shall also provide that Sublandlord may, at any time and without notice to Subtenant and without first obtaining Subtenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, but only if such transfer is to an assignee of Sublandlord’s interest in this Sublease. In the event of a transfer of Sublandlord’s interest in the 331 Building, Sublandlord shall transfer the Letter of Credit, in whole or in part (or Subtenant shall, upon Sublandlord’s request, cause a substitute letter of credit to be delivered, as applicable, in which case any Letter of Credit previously provided by Subtenant to Sublandlord hereunder shall be returned to Subtenant) to the transferee and thereupon Sublandlord shall, without any further agreement between the parties, be released by Subtenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Sublandlord. Any transfer fee required to be paid in connection with the first transfer of the Letter of Credit by the beneficiary thereof during any calendar year shall be at Subtenant’s sole cost and expense. All transfer fees required to be paid in connection with all other transfers of the Letter of Credit shall be at Sublandlord’s sole cost and expense. Subtenant shall reasonably cooperate with Sublandlord in executing and submitting to the Bank any applications, documents and instruments as may be necessary to effectuate such transfers.
12.4    Replenishment; Renewal. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Subtenant shall, within ten (10) business days after Subtenant receives written notice thereof or otherwise learns of such reduction, provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 12, and if Subtenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Sublease, the same shall constitute an incurable default by Subtenant. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Sublandlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Sublandlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Subtenant fails to maintain the Letter of

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Credit in the amount and in accordance with the terms set forth in this Section 12, Sublandlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 12, and the proceeds of the Letter of Credit may be applied by Sublandlord for Subtenant’s failure to fully and faithfully perform all of Subtenant’s obligations under this Sublease and against any Rent payable by Subtenant under this Sublease that is not paid when due and/or to pay for all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any default by Subtenant under this Sublease. Any unused proceeds shall constitute the property of Sublandlord and need not be segregated from Sublandlord’s other assets. However, Sublandlord agrees to pay to Subtenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Sublandlord and not applied against any Rent payable by Subtenant under this Sublease that was not paid when due or used to pay for any losses and/or damages suffered by Sublandlord (or reasonably estimated by Sublandlord that it will suffer; provided that to the extent any estimated expenses are not actually expensed within 90 days after the LC Expiration Date, such amounts shall be returned to Subtenant) as a result of any default by Subtenant under this Sublease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant’s creditors, under the Federal Bankruptcy Code, then Sublandlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
12.5    Security for Subtenant’s Performance. Subtenant hereby acknowledges and agrees that Sublandlord is entering into this Sublease in material reliance upon the ability of Sublandlord to draw upon the Letter of Credit in the event Subtenant fails to fully and faithfully perform all of Subtenant’s obligations under this Sublease and to compensate Sublandlord for all losses and damages Sublandlord may suffer as a result of the occurrence of any default on the part of Subtenant not cured within the applicable cure period under this Sublease. Sublandlord may make a Default Draw (without obligation to do so, and without notice), in part or in whole, only following the occurrence of any default on the part of Subtenant which is not cured within the applicable cure period under this Sublease, and only in the amount of the damages that Sublandlord reasonably believes Sublandlord will suffer as a result of such default. Notwithstanding the foregoing, if Sublandlord is prohibited by law from sending Subtenant a default notice, such as due to a bankruptcy stay, Sublandlord shall be entitled to make a Default Draw upon a default by Subtenant with no notice or cure period being required. Subtenant agrees not to interfere in any way with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw from the Letter of Credit. No condition or term of this Sublease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Subtenant agrees and acknowledges that Subtenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Subtenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Subtenant, any trustee, nor Subtenant’s bankruptcy estate shall have any right to restrict or limit Sublandlord’s claim and/or rights to the

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Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.
12.6    Failure of Letter of Credit Issuer Requirements. Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, then Subtenant shall within five (5) business days after Subtenant’s receipt of written notice from Sublandlord, deliver to Sublandlord a replacement Letter of Credit which otherwise meets the requirements of this Sublease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in this Sublease to the contrary, Subtenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such five (5) business day period shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Sublandlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section 12, and Subtenant shall within five (5) business days of written notice from Sublandlord deliver to Sublandlord a replacement Letter of Credit which otherwise meets the requirements of this Section 12 and that meets the Letter of Credit Issuer Requirements (and Subtenant’s failure to do so shall, notwithstanding anything in this Section 12 or this Sublease to the contrary, constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five (5) business day period).
12.7    Not a Security Deposit. Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
12.8    Reduction of Letter of Credit Amount. Subject to the terms of this Section 12.8, Subtenant shall be entitled to a reduction of the face amount of the Letter of Credit by One Million Three Hundred Fifty-One Thousand Eight Hundred Eighty-Five and 50/100 Dollars ($1,351,885.50) on the third (3rd) anniversary of the Rent Commencement Date (for a new Letter of Credit Amount of Two Million Seven Hundred Three Thousand Seven Hundred Seventy-One and No/100 Dollars ($2,703,771.00)), and by another One Million Three Hundred Fifty-One Thousand Eight Hundred Eight Five and 50/100 Dollars ($1,351,885.50) on the fifth (5th) anniversary of the Rent Commencement Date (for a new Letter of Credit Amount of One Million Three Hundred Fifty-One Thousand Eight Hundred Eight Five and 50/100 Dollars ($1,351,885.50)). As a condition to the reduction of the Letter of Credit amount, no uncured default by Subtenant shall then be existing under this Sublease. Provided that such

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condition to reduction is satisfied, Subtenant may cause the Bank to issue a new Letter or Credit or an amendment to the Letter of Credit reflecting the reduced amount, and Sublandlord shall cooperate with such reduction.
13.    Abatement for Failure of Services. If and to the extent that Sublandlord receives abatement of the rent or other charges required to be paid by Sublandlord under the Master Lease with respect to the Premises in accordance with the Master Lease, Sublandlord will abate the same proportion of Subtenant’s Rent hereunder. This provision shall not reduce or mitigate the obligation of Sublandlord to make good faith, commercially reasonable efforts to cause Master Landlord to comply with its obligations under the Master Lease as set forth in Section 9.1.1 hereof.
14.    Miscellaneous.
14.1    Counterparts. This Sublease may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement and delivery of PDF or other electronic versions thereof shall have the same force and effect as delivery of originals. However, notwithstanding any such exchange of electronic signatures, each of Sublandlord and Subtenant agree promptly to deliver original hard copies of this Sublease and the Consent to the other party or Master Landlord upon request.
14.2    Modification. This Sublease may not be modified in any respect except by a document in writing executed by both parties hereto or their respective successors or assigns.
14.3    Attorneys’ Fees. If either party hereto brings an action or other proceeding against the other to enforce, protect, or establish any right or remedy created under or arising out of this Sublease, the prevailing party shall be entitled to recover from the other party, all costs, fees and expenses, including, without limitation, reasonable attorneys’ fees, accounting fees, expenses, and disbursements, incurred or sustained by such prevailing party in connection with such action or proceeding (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceeds. The prevailing party’s rights to recover its costs, fees and expenses, and any award thereof, shall be separate from, shall survive, and shall not be merged with any judgment.
14.4    Binding Effect. The obligations of this Sublease shall be binding on and inure to the benefit of the parties and their respective heirs, successors and assigns.
14.5    Time Is Of Essence. Time is of essence in respect of each and every term, covenant and condition of this Sublease.
14.6    Governing Law. This Sublease shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California).

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14.7    Representations And Warranties Regarding Authority. Subtenant and Sublandlord hereby represent and warrant to the other party that (i) each person signing this Sublease on their behalf is duly authorized to execute and deliver this Sublease on their behalf, (ii) the execution, delivery and performance of this Sublease has been duly and validly authorized in accordance with the articles of incorporation, bylaws and other organizational documents of such party, (iii) such party is duly organized and in good standing under the laws of their State of incorporation and (iv) upon the execution and delivery of this Sublease, this Sublease shall be binding and enforceable against such party in accordance with its terms.
14.8    Confidentiality. Sublandlord and Subtenant hereby agree that the information contained in this Sublease shall be held in strict confidence and none of the terms or conditions contained herein shall be disclosed to any person or entity, other than Master Landlord and Sublandlord’s and Subtenant’s respective current or prospective attorneys, accountants, consultants, brokers, lenders, investors, acquirers, assignees and subtenants, all of whom (except the Master Landlord) shall agree to the confidentiality of this Sublease. Subtenant and its agents shall avoid discussing with, or disclosing to, any third parties (except those specifically listed above) any of the terms, conditions or particulars contained herein. This provision shall not be deemed breached if disclosure is required by applicable law or otherwise consented to in writing by the non-disclosing party.
14.9    Securities Filings. Notwithstanding anything to the contrary in this Sublease or the Confidentiality Agreement (but expressly subject to Master Landlord’s prior written acknowledgment and consent), in the event either party or any of its affiliates (such party, a “Filing Party”) proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to this Sublease under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, any other applicable securities law or the rules of any national securities exchange, the Filing Party shall be entitled to file an unredacted copy of the Original Master Lease and a copy of the Master Amendment with those redactions of the Master Amendment reflected on Exhibit A attached hereto.
14.10    Publicity. Subject to the Incorporation Provisions, Section 5 of the Master Amendment is hereby incorporated herein by reference, except for the sixth (6th) and seventh (7th) sentences thereof. In addition, Subtenant and Sublandlord each hereby acknowledges and agrees that, except as may be necessary to implement or otherwise effectuate the terms of this Sublease, (i) Subtenant shall not use, without Sublandlord’s prior written approval, which may be withheld in Sublandlord’s sole discretion, the name of Sublandlord, its affiliates, trade names, trademarks or trade dress, products, or any signs, markings, or symbols from which a connection to Sublandlord, in Sublandlord’s absolute and sole discretion, may be reasonably inferred or implied, in any manner whatsoever, including, without limitation, press releases, marketing materials, or advertisements; and (ii) Sublandlord shall not use, without Subtenant’s prior written approval, which may be withheld in Subtenant’s sole discretion, the name of Subtenant, its affiliates, trade names, trademarks or trade dress, products, or any signs, markings, or symbols from which a connection to Subtenant, in Subtenant’s absolute and sole

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discretion, may be reasonably inferred or implied, in any manner whatsoever, including, without limitation, press releases, marketing materials, or advertisements.
14.11    Consent of Master Landlord. This Sublease is conditioned upon, and shall not take effect until, receipt of the written consent of the Master Landlord hereto (the “Consent”). Subtenant hereby agrees for the benefit of Sublandlord and Master Landlord (as an express intended third party beneficiary) that (a) other than as expressly and specifically agreed to in writing by Master Landlord (in the Consent or other written agreement), no act, consent, approval or omission of Master Landlord pursuant to this Sublease shall (i) constitute any form of recognition of Subtenant as the direct tenant of Master Landlord, (ii) create any form of contractual duty or obligation on the part of Master Landlord in favor of Subtenant or (iii) waive, affect or prejudice in any way Master Landlord’s right to treat this Sublease and Subtenant’s rights to the Premises as being terminated upon any termination of the Master Lease, (b) Master Landlord shall have the absolute right to evict Subtenant, and all parties holding under Subtenant, from the Premises upon any termination of the Master Lease, and (c) without limiting the generality of (a) and (b) above (or Sublandlord’s obligations to maintain the Master Lease pursuant to this Sublease), a voluntary or other surrender of the Master Lease or a termination of the Master Lease shall not result in a merger but shall, at the option of Master Landlord, operate either as an assignment to Master Landlord of this Sublease, or a termination of this Sublease. Notwithstanding the foregoing, Sublandlord agrees to request recognition and non-disturbance protection for Subtenant’s benefit from Master Landlord. Further, it is acknowledged that Subtenant may wish to obtain certain additional rights directly from Master Landlord with respect to Subtenant’s use and occupancy of the Premises. Any such agreement with Master Landlord that would bind Sublandlord or otherwise modify or affect Sublandlord’s rights under the Master Lease or this Sublease shall be subject to Sublandlord’s prior written consent. Notwithstanding anything to the contrary in this Sublease, Subtenant shall have the right to terminate this Sublease if the Consent is not executed and delivered by the date that is forty-five (45) days after the date of full execution and delivery of this Sublease. Sublandlord shall make commercially reasonable efforts to obtain the Consent from Master Landlord.
14.12    Cooperation. Each party shall reasonably cooperate with the other party with respect to seeking any necessary approvals from the Master Landlord, including without limitation approval of this Sublease and the Subtenant Improvements. Subtenant and Sublandlord each agree to complete and return any and all forms requested by Master Landlord or Sublandlord, as applicable, from time to time for administrative purposes related to this Sublease within five (5) business days of such party’s written request.
14.13    [Intentionally Omitted]
14.14    Nonresidential Building Energy Use Disclosure Requirement Compliance. Subtenant hereby acknowledges that Sublandlord may be required to obtain from utility providers and disclose certain information concerning the energy performance of the Premises' recent historical energy use data pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, the “Energy Disclosure Requirements”). Sublandlord shall not be liable to Subtenant for the accuracy or content of the information provided by utility providers pursuant to the Energy Disclosure Requirements.

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Without limiting the generality of the foregoing, based on information provided by the California Energy Commission, Sublandlord and Subtenant have agreed that Sublandlord is not required to deliver Subtenant a Data Verification Checklist (the “Energy Disclosure Information”), as defined in the Energy Disclosure Requirements with respect to the Premises, because the Premises have never been fully built out or occupied and will therefore be treated as a brand new building. Under no circumstances shall Subtenant have any claim against Sublandlord nor any right to terminate this Sublease in connection with such determination. Subtenant acknowledges and agrees that (i) Sublandlord makes no representation or warranty regarding the energy performance of the Premises, and (ii) the energy performance of the Premises may vary depending on future condition, occupancy and/or use of the Premises. If and to the extent not prohibited by applicable law, Subtenant hereby waives any right Subtenant may have to receive the Energy Disclosure Information, including, without limitation, any right Subtenant may have to terminate this Sublease as a result of Sublandlord’s failure to disclose such information. Further, Subtenant hereby releases Sublandlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Sublandlord’s failure to disclose the Energy Disclosure Information to Subtenant prior to the execution of this Sublease. Subtenant further acknowledges that pursuant to the Energy Disclosure Requirements, Sublandlord may be required in the future to disclose information concerning Subtenant’s energy usage to certain third parties, including, without limitation, Master Landlord, prospective purchasers, lenders and tenants of the Premises (the "Subtenant Energy Use Disclosure"). Subtenant hereby (A) consents to all such Subtenant Energy Use Disclosures, (B) acknowledges that Sublandlord shall not be required to notify Subtenant of any Subtenant Energy Use Disclosure, and (C) agrees that upon request from Sublandlord, Subtenant shall provide Sublandlord with any energy usage data for the Premises, including, without limitation, copies of utility bills for the Premises. Further, Subtenant hereby releases Sublandlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Subtenant Energy Use Disclosure.
14.15    Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 3.3.3, 6.2, 7, 9.1.3, 9.5, 9.12, 9.14, 9.33, 11.1, 11.2, 11.3, 11.4 and 14.14 hereof shall survive the expiration or earlier termination of this Sublease with respect to matters occurring or liabilities accruing prior to the expiration or earlier termination of this Sublease.
14.16    Guaranty. Notwithstanding anything herein to the contrary, Subtenant shall, as a condition precedent to the effectiveness of this Sublease, cause Prothena Corporation plc, an Ireland public limited company (“Guarantor”) to execute and deliver to Sublandlord a guaranty (the “Guaranty”) of all the obligations of Subtenant under this Sublease in the form attached hereto as Exhibit E (along with the associated legal opinion described therein) simultaneously with Subtenant’s execution and delivery of this Sublease.
[remainder of page intentionally left blank; signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hand on the date first above written.

SUBLANDLORD: AMGEN INC., a Delaware corporation By: /s/ David Meline Name: David Meline Its: Executive Vice President and Chief Financial Officer
SUBTENANT: PROTHENA BIOSCIENCES INC, a Delaware corporation By: /s/ Tran Nguyen Name: Tran Nguyen Its: CFO By: /s/ A. W. Homan Name: A. W. Homan Its: CLO & Secretary

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EXHIBIT A
MASTER LEASE
(to be attached)

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BUILD-TO-SUIT LEASE

Landlord:	Slough BTC, LLC
Tenant:	Tularik Inc.
Date:	December 20, 2001
TABLE OF CONTENTS

1.	PROPERTY		1
	1.1	Lease of Buildings	1
	1.2	Landlord's Reserved Rights	3
2.	TERM		3
	2.1	Term; Rent Commencement Dates	6
	2.2	Early Possession	7
	2.3	Delay In Possession	7
	2.4	Acknowledgment Of Rent Commencement Dates	7
	2.5	Holding Over	7
	2.6	Option To Extend Term	8
3.	RENTAL		8
	3.1	Minimum Rental	8
	3.2	Late Charge	13
4.	[Omitted]		14
5.	CONSTRUCTION		14
	5.1	Construction of Improvements	14
	5.2	Condition of Property	14
	5.3	Compliance with Law	15
6.	EXPANSION RIGHTS		15
	6.1	First Refusal Right to Lease	15
	6.2	Right of First Offer to Lease	15
	6.3	Expansion Option	17
7.	[OMITTED]		18
8.	TAXES		18
	8.1	Personal Property	18
	8.2	Real Property	19
9.	OPERATING EXPENSES		19
	9.1	Liability For Operating Expenses	19
	9.2	Definition Of Operating Expenses	21
	9.3	Determination and Payment of Operating Expenses	22
	9.4	Final Accounting For Lease Year	23
	9.5	Proration	23
10.	UTILITIES		24
	10.1	Payment	24
	10.2	Interruption	24
11.	ALTERATIONS; SIGNS		24
	11.1	Right To Make Alterations	24
	11.2	Title To Alterations	25
	11.3	Tenant Trade Fixtures	26

i

	11.4	No Liens	26
	11.5	Signs	26
12.	MAINTENANCE AND REPAIRS		26
	12.1	Landlord's Work	26
	12.2	Tenant's Obligation For Maintenance	27
13.	USE OF PROPERTY		28
	13.1	Permitted Use	28
	13.2	[Omitted.]	28
	13.3	No Nuisance	28
	13.4	Compliance With Laws	28
	13.5	Liquidation Sales	29
	13.6	Environmental Matters	29
14.	INSURANCE AND INDEMNITY		33
	14.1	Liability and Property Insurance	33
	14.2	Quality Of Policies And Certificates	35
	14.3	Workers' Compensation	35
	14.4	Waiver Of Subrogation	35
	14.5	Increase In Premiums	35
	14.6	Indemnification	36
	14.7	Blanket Policy	36
15.	SUBLEASE AND ASSIGNMENT		36
	15.1	Assignment And Sublease Of Building(s)	36
	15.2	Rights Of Landlord	37
16.	RIGHT OF ENTRY AND QUIET ENJOYMENT		37
	16.1	Right Of Entry	37
	16.2	Quiet Enjoyment	38
17.	CASUALTY AND TAKING		38
	17.1	Damage or Destruction	38
	17.2	Condemnation	39
	17.3	Reservation Of Compensation	40
	17.4	Restoration Of Improvements	41
18.	DEFAULT		41
	18.1	Events Of Default	41
	18.2	Remedies Upon Tenant's Default	42
	18.3	Remedies Cumulative	43
19.	SUBORDINATION, ATTORNMENT AND SALE		43
	19.1	Subordination To Mortgage	43
	19.2	Sale Of Landlord's Interest	44
	19.3	Estoppel Certificates	44
	19.4	Subordination to CC&R's	44
	19.5	Mortgagee Protection	45
20.	SECURITY		46
	20.1	Deposit	46
21.	MISCELLANEOUS		47
	21.1	Notices	47
	21.2	Successors And Assigns	48
	21.3	No Waiver	48
	21.4	Severability	48
	21.5	Litigation Between Parties	49
	21.6	Surrender	49

ii

21.7	Interpretation	49
21.8	Entire Agreement	49
21.9	Governing Law	49
21.1	No Partnership	49
21.11	Financial Information	49
21.12	Costs	50
21.13	Time	50
21.14	Rules And Regulations	50
21.15	Brokers	50
21.16	Memorandum Of Lease	50
21.17	Corporate Authority	51
21.18	Execution and Delivery	51
21.19	Survival	51
21.2	Parking and Traffic	51

iii

BUILD-TO-SUIT LEASE
        THIS BUILD-TO-SUIT LEASE ("Lease") is made and entered into as of December 20, 2001, by and between SLOUGH BTC, LLC, a Delaware limited liability company ("Landlord"), and TULARIK INC., a Delaware corporation ("Tenant").
THE PARTIES AGREE AS FOLLOWS:

1.    PROPERTY
        1.1     Lease of Buildings.
        (a)  Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the buildings (individually, a "Building" and collectively, the "Buildings") to be constructed pursuant to Article 5 hereof and Exhibit C attached hereto on a portion of the real property described in Exhibit A attached hereto (the "Property"), as follows: (i) a three-story office and laboratory building containing approximately 103,000 square feet (the "Phase IA Building"), to be located on the Property substantially as shown for the building designated "Building A" on the site plan attached hereto as Exhibit B (the "Site Plan"); (ii) a three-story office and laboratory building containing approximately 84,000 square feet (the "Phase IB Building"), to be located on the Property substantially as shown for the building designated "Building B" on the Site Plan; (iii) a four-story building containing approximately 93,200 square feet (and in no event less than 90,000 square feet) of office and laboratory space and approximately 5,000 square feet of ground-floor retail space (the "Phase II Building"), to be located on the Property substantially as shown for the building designated "Building E" on the Site Plan; and (iv) subject to final design and to receipt of all required governmental approvals, an enclosed connector bridge connecting the Phase IA Building to the Phase IB Building at the second-story level (the "Connector Bridge" ). With respect to the governmental approvals described in clause (iv) of the preceding sentence, Landlord has advised Tenant that the additional square footage created by construction of the Connector Bridge will cause the Project to exceed the maximum square footage amount for which the Project is presently entitled and that, without limiting any other governmental approvals that may be required, a modification of the maximum square footage amount under the existing Project entitlements will therefore be necessary in order to permit construction of the Connector Bridge. Landlord shall pursue diligently and reasonably the design of the Connector Bridge and the securing of all governmental approvals and permits necessary for the construction of the Connector Bridge (other than the interior improvements therein, which shall be Tenant's responsibility as part of the Tenant Improvements), and Tenant shall cooperate diligently and reasonably with Landlord, in any respects reasonably requested by Landlord, in connection with the design and authorization of the Connector Bridge. For purposes of this Lease, the Connector Bridge shall generally be considered to be a part of the Phase IB Building, and the square footage of the Connector Bridge (which is not presently included in the estimated square footage figure used in this Lease for the Phase IB Building), determined in accordance with Section 1.1(d) of this Lease, shall be included in the square footage of the Phase IB Building for purposes of calculating Tenant's Minimum Rent, additional rent and Operating Expense obligations with respect to the Phase IB Building and the Tenant Improvement Allowance with respect to the Phase IB Building; provided, however, that the square footage of the Connector Bridge shall not be taken into account in determining the number of parking spaces allocated to Tenant or required to be paid for by Tenant pursuant to Section 21.20(b) of this Lease. All references in this Lease to the Phase II Building as being leased to Tenant hereunder shall be construed to refer solely to the office and laboratory portion of the Phase II Building and not to the ground-floor retail portion of such building. The Phase IA Building and the Phase IB Building (including the Connector Bridge) are sometimes hereinafter collectively referred to as the "Phase I Buildings." The Property is commonly known as Britannia Oyster Point (the "Center") and is located at Oyster Point Boulevard and Veterans Boulevard in the City of South San Francisco, County of San Mateo, State of California. The Buildings and the other improvements to be constructed on the Property pursuant to Article 5 hereof and Exhibit C attached hereto are sometimes referred to collectively herein as the "Improvements." The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the Buildings and of the other buildings to be constructed in the Center, as depicted on the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the "Common Areas."
        (b)  As an appurtenance to Tenant's leasing of the Buildings pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all easements, access rights and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.
        (c)  Tenant shall be entitled to install, in areas of the Property adjacent to one or more of the Buildings, in what would otherwise constitute Common Areas, at Tenant's sole expense and for the exclusive use of Tenant and its employees and invitees, subject to all of the conditions set forth in this paragraph (c), (1) a half-court basketball court and (2) an equipment yard. In no event shall Tenant be obligated to pay rent for the use of such areas, nor shall such areas be considered part of the Buildings or premises leased by Tenant for purposes of any calculations of rent or of Tenant's Operating Cost Share under this Lease, but for all other purposes (including, but not limited to, the purposes specifically identified in this paragraph (c)), such areas shall be considered part of the Buildings leased by Tenant under this Lease. Without limiting the generality of the foregoing, Tenant's construction and use of such basketball court and equipment yard shall be subject to the following requirements and restrictions: (i) the locations in which such basketball court and equipment yard are to be constructed shall be subject to Landlord's prior written consent, in Landlord's sole discretion; (ii) the plans and specifications for construction of all improvements constituting such basketball court and equipment yard shall be subject to Landlord's prior written consent, in Landlord's sole discretion, and such improvements shall otherwise be constructed in full compliance with the requirements applicable to Tenant's Work under Exhibit C attached hereto; (iii) the liability insurance to be carried by Tenant pursuant to Section 14.1(a) of this Lease shall cover, to Landlord's satisfaction, any claims and liabilities arising out of the use of such basketball court and equipment yard; (iv) Tenant shall ensure that the construction and use of such basketball court and equipment yard do not interfere with the use of any parking or driveway areas on the Property and do not create any visual or noise interference with the use and enjoyment of the Property by the other tenants thereof; (v) Tenant shall be solely responsible for the maintenance and repair of such basketball court and equipment yard, at Tenant's sole expense, as part of Tenant's maintenance obligations under Section 12.2 of this Lease; and (vi) Tenant shall take all such steps as Landlord in its reasonable discretion may require in order to restrict access to and use of such basketball court and equipment yard to Tenant's employees and invitees.
        (d)  All measurements of building areas under this Lease shall be made by Landlord's architect in accordance with the same formula applied by Landlord to the building areas for the other leased buildings in the Center, which formula consists of measurement from the exterior faces of exterior walls, from the dripline of any overhangs and, where applicable, from the centerline of any demising walls. In measuring interior space (relevant only to the determination of space actually being used or occupied by Tenant in the Phase II Building during the phase-in of Tenant's occupancy thereof), measurements involving any demising walls separating space actually used or occupied by Tenant from space not used or occupied by Tenant shall be made to the centerline of the demising wall.

        1.2     Landlord's Reserved Rights.     To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct and/or relocate parking structures and/or parking spaces in the Center, but not materially decrease the number of parking spaces in the Center; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Buildings remain available; (iii) to construct, alter or add to other buildings or improvements in the Center; (iv) to build in areas adjacent to the Center and to add such areas to the Center; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (vi) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord's exercise of its rights hereunder (x) shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations, under this Lease, and (y) shall be conducted in such a manner as to minimize, to the extent reasonably possible, any adverse effect on Tenant's business operations in the Buildings (including, but not limited to, reasonable prior notice to Tenant of any pile-driving or other activities of Landlord that will cause significant noise or vibration in the Buildings).

2.    TERM
        2.1     Term; Rent Commencement Dates.     The term of this Lease shall commence upon mutual execution of this Lease by Landlord and Tenant.
        (a)  Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to the Phase I Buildings shall commence on the earlier to occur of (i) the date which is one hundred eighty (180) days after the date Landlord delivers to Tenant a Structural Completion Certificate for each of the Phase I Buildings (or, if the Structural Completion Certificates for the two Phase I Buildings are delivered on different dates, the date Landlord delivers to Tenant the Structural Completion Certificate for the second of the two Phase I Buildings) pursuant to the Workletter attached hereto as Exhibit C (the "Workletter"), subject to any adjustments in such time period to the extent authorized or required under the provisions of such Workletter, or (ii) the date Tenant takes occupancy of and commences operation of its business in either of the Phase I Buildings, the earlier of such dates being herein called the "Phase I Rent Commencement Date"; provided, however, that in no event shall the Phase I Rent Commencement Date occur earlier than May 1, 2003, unless determined pursuant to clause (ii) of this sentence or unless an earlier date is hereafter mutually agreed upon in writing by Landlord and Tenant; and provided further, however, that if the Phase I Rent Commencement Date is determined pursuant to clause (ii) of this sentence as a result of Tenant's occupancy of and commencement of business operations in one of the two Phase I Buildings, then notwithstanding any other provisions of this Lease to the contrary, Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to the second of the Phase I Buildings and with respect to the Connector Bridge (regardless of whether the Phase IB Building is the first Phase I Building to be occupied by Tenant) shall not commence until the earlier to occur of the date described in clause (i) of this sentence or the date Tenant takes occupancy of and commences operation of its business in the second Phase I Building. Based on the estimated construction schedules attached hereto as Exhibit D, the parties presently estimate that the Phase I Rent Commencement Date shall occur on May 1, 2003.
        (b)  Tenant shall be entitled to occupy the Phase II Building in up to four (4) successive phases. The first such phase ("Phase IIA") shall consist of a minimum of 23,300 square feet of the Phase II Building. The second such phase ("Phase IIB") shall consist of at least that amount of space which, when added to the Phase IIA space, shall equal a minimum of 46,600 square feet of the Phase II

Building. The third such phase ("Phase IIC") shall consist of at least that amount of space which, when added to the Phase IIA and Phase IIB spaces, shall equal a minimum of 69,900 square feet of the Phase II Building. The fourth such phase ("Phase IID") shall consist of the remainder, if any, of the non-retail portion of the Phase II Building. As to any of such phases, Tenant shall have the right to take and occupy a larger portion of the Phase II Building than the minimum space required for the applicable phase, in which event the space for the applicable phase shall be deemed to consist of the greater of the minimum required amount of space for such phase or the amount of space actually occupied by Tenant. Tenant shall not be deemed to be occupying any portion of the Phase II Building solely by reason of constructing interior improvements in such portion in connection with Tenant's intended future use and occupancy of such portion or by reason of maintaining insurance on or performing maintenance or repair work in such portion, but use of any portion of the Phase II Building for any other purpose by Tenant (including, but not limited to, any storage uses other than storage or staging of materials on a temporary basis in the course of construction) shall be deemed to constitute occupancy of such portion by Tenant. At least thirty (30) days prior to the applicable Rent Commencement Date for each phase of Tenant's occupancy of the Phase II Building as set forth in subparagraphs (i) through (iv) below, Tenant shall notify Landlord in writing of the portion of the Phase II Building that Tenant intends to actually use and occupy during such phase. Tenant acknowledges, however, that if Tenant in fact uses a greater portion of the Phase II Building than specified in Tenant's notice to Landlord with respect to the applicable phase, then Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to Tenant's occupancy of the Phase II Building during such phase shall be controlled by the amount of space actually used or occupied by Tenant. Landlord shall have the right to inspect the Phase II Building from time to time prior to the Phase IID Rent Commencement Date, on not less than one (1) business day's prior notice to Tenant, to confirm and measure the amount of space actually being occupied by Tenant in the Phase II Building, and the measurement and calculation of such space actually being occupied by Tenant shall be made by Landlord's architect as contemplated in Section 1.1(d) of this Lease. On the Phase IIA Rent Commencement Date as hereinafter defined, all of Tenant's obligations under this Lease shall become applicable and effective in full with respect to all of the Phase II Building, except that the following obligations with respect to each phase of Tenant's occupancy of the Phase II Building shall become effective only on the respective Rent Commencement Date for such phase: (A) Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to such phase; (B) Tenant's obligations under Section 8.2 of this Lease with respect to real property taxes and assessments upon Improvements constructed by Landlord and located within such phase; (C) Tenant's obligation under Section 10.1 of this Lease to pay for utilities or services supplied to or consumed in or with respect to such phase, but only to the extent such utilities or services are consumed by or supplied at the request of Landlord or its agents, employees or contractors and the cost thereof can reasonably be segregated from the cost of utilities or services furnished to the portions of the Phase II Building occupied by Tenant; (D) Tenant's maintenance and repair obligations under Section 12.2 of this Lease with respect to any Improvements constructed or installed in such phase by Landlord as part of Landlord's Work under the Workletter, except that Tenant shall be responsible for any such maintenance or repairs required as a result of the negligent or willful acts or omissions of Tenant or its agents, employees, contractors or invitees; and (E) Tenant's obligation to cause the applicable phase to comply with any applicable Requirements under Section 13.4(a) of this Lease, except to the extent the applicability of such Requirements is triggered by Tenant's actual use of any portion of the Building or by Tenant's construction of Improvements in any portion of the Building. The Rent Commencement Dates for the respective phases of the Phase II Building shall be as follows:
        (i)    Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to Phase IIA shall commence on the earlier to occur of (A) the date which is one hundred eighty (180) days after the date Landlord delivers to Tenant a Structural Completion Certificate for the Phase II Building pursuant to the Workletter, subject to any adjustments in such time period to the extent authorized or required under the provisions of such Workletter, or (B) the date Tenant takes occupancy of and commences operation of its business in any portion of the Phase II Building, the earlier of such dates being herein called the "Phase IIA Rent Commencement Date"; provided, however, that in no event shall the Phase IIA Rent Commencement Date occur earlier than May 1, 2004, unless determined pursuant to clause (B) of this sentence or unless an earlier date is hereafter mutually agreed upon in writing by Landlord and Tenant. Based on the foregoing provisions and on the estimated construction schedules attached hereto as Exhibit D, the parties presently estimate that the Phase IIA Rent Commencement Date shall occur on May 1, 2004.
        (ii)  Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to Phase IIB shall commence on the earlier to occur of (A) the date which is six (6) months after the Phase IIA Rent Commencement Date (as extended for any Landlord Delays occurring after the Phase IIA Rent Commencement Date in connection with Tenant's construction of Tenant Improvements in Phase IIB) or (B) the date Tenant takes occupancy of and commences operation of its business in any portion of Phase IIB of the Phase II Building, the earlier of such dates being herein called the "Phase IIB Rent Commencement Date"; provided, however, that in no event shall the Phase IIB Rent Commencement Date occur earlier than November 1, 2004, unless determined pursuant to clause (B) of this sentence or unless an earlier date is hereafter mutually agreed upon in writing by Landlord and Tenant.
        (iii)  Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to Phase IIC shall commence on the earlier to occur of (A) the date which is six (6) months after the Phase IIB Rent Commencement Date (as extended for any Landlord Delays occurring after the Phase IIB Rent Commencement Date in connection with Tenant's construction of Tenant Improvements in Phase IIC) or (B) the date Tenant takes occupancy of and commences operation of its business in any portion of Phase IIC of the Phase II Building, the earlier of such dates being herein called the "Phase IIC Rent Commencement Date"; provided, however, that in no event shall the Phase IIC Rent Commencement Date occur earlier than May 1, 2005, unless determined pursuant to clause (B) of this sentence or unless an earlier date is hereafter mutually agreed upon in writing by Landlord and Tenant.
        (iv)  Tenant's Minimum Rental, additional rent and Operating Expense obligations with respect to Phase IID shall commence on the earlier to occur of (A) the date which is six (6) months after the Phase IIC Rent Commencement Date (as extended for any Landlord Delays occurring after the Phase IIC Rent Commencement Date in connection with Tenant's construction of Tenant Improvements in Phase IID) or (B) the date Tenant takes occupancy of and commences operation of its business in any portion of Phase IID of the Phase II Building, the earlier of such dates being herein called the "Phase IID Rent Commencement Date"; provided, however, that in no event shall the Phase IID Rent Commencement Date occur earlier than November 1, 2005, unless determined pursuant to clause (B) of this sentence or unless an earlier date is hereafter mutually agreed upon in writing by Landlord and Tenant.
        (c)  Notwithstanding any other provisions of this Section 2.1 or of Section 2.3 below, if Landlord has not delivered a Final Completion Certificate under the Workletter with respect to the Building Shell of a Building or phase of a Building, as applicable, and completed all Building Shell work that must be completed as a condition of delivery of such Final Completion Certificate for the applicable Building or phase, by the date the Rent Commencement Date for such Building or phase would otherwise occur under this Section 2.1, and if the incomplete elements of such Building Shell work materially impair Tenant's ability to occupy and commence operation of its business in the applicable Building or phase, then the Rent Commencement Date for the applicable Building or phase, to the extent it is determined by the passage of time since delivery of the Structural Completion Certificate and not by actual occupancy, shall be extended, day for day, for a period equal to the lesser of (i) the number of days from the date the Rent Commencement Date for such Building or phase would otherwise have occurred under this Section 2.1 until the date Landlord has completed all Building Shell work that must be completed as a condition of delivery of the Final Completion Certificate for the applicable Building or phase to such an extent that Tenant's ability to occupy and commence operation of its business in the applicable Building or phase is no longer materially impaired by any remaining incomplete elements of Landlord's Building Shell work in the applicable Building or phase, or (ii) the number of days by which Landlord's delay (beyond the date the applicable Rent Commencement Date would otherwise have occurred pursuant to this Section 2.1) in completing all Building Shell work that must be completed as a condition of delivery of the Final Completion Certificate for the applicable Building or phase has actually delayed Tenant's ability to occupy and commence operation of its business in the applicable Building or phase; provided, however, that the period (if any) for which any Rent Commencement Date is extended pursuant to this paragraph (c) shall be reduced, day for day, for a period equal to the length of any delays in Landlord's completion of the Building Shell work that must be completed as a condition of delivery of the Final Completion Certificate for the applicable Building or phase to the extent such delays are caused by any Tenant Delays (as defined in the Workletter). Nothing in this paragraph (c) is intended to imply or require that Landlord's Site Improvements relating to a Building or phase shall be completed by the Rent Commencement Date for such Building or phase; in fact, the parties expressly contemplate that completion of various elements of the Site Improvements may be deferred by Landlord, in its discretion, until after completion of Tenant's Work under the Workletter in order to avoid the risk of damage to such Site Improvements in the course of Tenant's Work, and Landlord agrees to complete such Site Improvements with reasonable diligence following completion of Tenant's Work under the Workletter, subject to the effects of any Tenant Delays and/or Unavoidable Delays (as defined in the Workletter).
        (d)  The term of this Lease shall end on the day (the "Termination Date") immediately preceding the fifteenth (15th ) anniversary of the last of the Phase II Rent Commencement Dates to occur, unless sooner terminated or extended as hereinafter provided.
        2.2     Early Possession.     Tenant shall have the nonexclusive right to occupy and take possession of the respective Buildings from and after the date of Landlord's delivery of the Structural Completion Certificate described in the applicable portion of Section 2.1 for the applicable Building, even though Landlord will be continuing to construct the balance of Landlord's Work as contemplated in the Workletter, for the purpose of constructing Tenant's Work as contemplated in the Workletter and for the purpose of installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low voltage data wiring and personal property and other similar work related to the construction of Tenant's Work and/or preparatory to the commencement of Tenant's business in the applicable Building. Such occupancy and possession, and any early access under the next sentence of this Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter (including, but not limited to, conditions relating to the maintenance of required insurance), except that Tenant shall have no obligation to pay Minimum Rental or Operating Expenses for any period prior to the applicable Rent Commencement Date as determined under Section 2.1; such early possession shall not advance or otherwise affect the respective Rent Commencement Dates or the Termination Date determined under Section 2.1. Tenant shall also be entitled to have early access to the respective Buildings and the Property at all appropriate times prior to Landlord's delivery of the Structural Completion Certificate for the applicable Building, subject to the approval of Landlord and its general contractor (which approval shall not be unreasonably withheld or delayed) and to all other provisions of this Section 2.2 and of the Workletter (including, but not limited to, conditions relating to the maintenance of required insurance), solely for the purpose of installing fixtures and equipment and other similar work preparatory to the construction of Tenant's Work and the commencement of Tenant's business on the Property, and Tenant shall not be required to pay Minimum Rental or Operating Expenses by reason of such early access until the applicable Rent Commencement Date otherwise occurs; without limiting the generality of the preceding portion of this sentence, Tenant shall be entitled to have early access to the Property and the respective Buildings as soon as the roof metal decking of the applicable Building is in place, to begin hanging electrical, mechanical and plumbing services from the overhead structure, subject to all of the provisions of this Section 2.2.
        2.3     Delay In Possession.     Landlord agrees to use its best reasonable efforts to complete Landlord's Work (as defined in the Workletter) promptly, diligently and within the respective time periods set forth in the respective estimated construction schedules attached hereto as Exhibit D and incorporated herein by this reference, as such schedules may be modified from time to time by mutual written agreement of Landlord and Tenant, and subject to any Tenant Delays and Unavoidable Delays (as respectively defined in the Workletter); provided, however, that Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding any other provision of this Section 2.3, however, unless Landlord delivers a Structural Completion Certificate for at least one of the two Phase I Buildings and tenders possession of those completed structural portions of the Building Shell for such Building that must be completed as a condition of delivery of the Structural Completion Certificate by the date which is one hundred twenty (120) days after the date specified for structural completion as to such Phase I Building in the applicable Estimated Construction Schedule attached hereto as Exhibit D, Tenant shall have the right to terminate this Lease without further liability hereunder by written notice delivered to Landlord at any time prior to Landlord's delivery of a Structural Completion Certificate for at least one Phase I Building and tender of possession of the completed structural portions of the Building Shell for such Phase I Building to Tenant; provided, however, that the applicable date on which Tenant's termination right becomes exercisable pursuant to this sentence shall be extended, day for day, for a period equal to the length of any delays in Landlord's design and construction of the respective Phase I Building Shells that are caused by any Unavoidable Delays or Tenant Delays (as respectively defined in the Workletter). If such a termination right arises in favor of Tenant and is properly exercised by Tenant, then Landlord shall reimburse Tenant for all of Tenant's out-of-pocket fees and costs incurred prior to the date of such termination for design, space planning, architectural, engineering and construction management services in connection with this Lease and the Workletter, which reimbursement shall be paid by Landlord to Tenant within thirty (30) days after Landlord's receipt of Tenant's written request for such reimbursement, accompanied by copies of such invoices and other supporting documentation as Landlord may reasonably request to evidence the nature and amount of the fees and costs for which such reimbursement is requested.
        2.4     Acknowledgment Of Rent Commencement Dates.     Promptly following the respective Rent Commencement Date for each Building or portion thereof, Landlord and Tenant shall execute a written acknowledgment of such Rent Commencement Date, the square footage of the Building or portion thereof (in the case of the Phase II Rent Commencement Dates) as to which the Rent Commencement Date applies, the Termination Date (if then determined) and related matters, substantially in the form attached hereto as Exhibit E (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgment shall not affect the determination of the applicable Rent Commencement Date, the applicable minimum rental and Operating Expense obligations, the Termination Date and related matters in accordance with the provisions of this Lease.
        2.5     Holding Over.     If Tenant holds possession of the Property or any portion thereof after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Property or any portion thereof after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Property (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.
        2.6     Option To Extend Term.     Tenant shall have the option to extend the term of this Lease with respect to any one or more of the Buildings, on a Building by Building basis (provided, however, that notwithstanding any other provisions of this Section 2.6, if the Connector Bridge is constructed as contemplated in Section 1.1(a) of this Lease and if Tenant elects to exercise this extension option with respect to one but not both of the Phase I Buildings, then Landlord's election regarding removal of the Connector Bridge by Landlord at Tenant's expense, as provided in Section 12.2(c) of this Lease, shall be exercisable in Landlord's discretion either at the expiration of this Lease with respect to the Phase I Building for which the extension option was not exercised or at the expiration of this Lease with respect to the Phase I Building for which the extension option was exercised), at the Minimum Rental set forth in Section 3.1(b) and (c) (as applicable) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second (applicable only to the Building or Buildings as to which a first extended term has been duly elected) commencing upon the expiration of such first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3.    RENTAL
        3.1     Minimum Rental.
        (a)     Rental Amounts.     Tenant shall pay to Landlord as minimum rental for the respective Buildings or applicable portions thereof, in advance, without deduction, offset (except as specifically authorized under Paragraph 4(c) of the Workletter, if applicable), notice or demand, on or before the applicable Rent Commencement Date for the respective Building and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month (the "Minimum Rental"), subject to adjustment in accordance with the terms of this Section 3.1:
        (i)    For the Phase IA Building, beginning on the Phase I Rent Commencement Date, an amount equal to the applicable amount per square foot from the following table multiplied by the square footage of the Phase IA Building as determined pursuant to Section 3.1(d):

Months	Monthly Minimum Rental
001 - 012	$4.0500/sq ft
013 - 024	$4.1715/sq ft
025 - 036	$4.2966/sq ft
037 - 048	$4.4255/sq ft
049 - 060	$4.5583/sq ft
061 - 072	$4.6951/sq ft
073 - 084	$4.8359/sq ft
085 - 096	$4.9810/sq ft
097 - 108	$5.1304/sq ft
109 - 120	$5.2843/sq ft
121 - 132	$5.4429/sq ft
133 - 144	$5.6061/sq ft
145 - 156	$5.7743/sq ft
157 - 168	$5.9476/sq ft
169 - 180	$6.1260/sq ft
181 - 192	$6.3098/sq ft
193 - 204	$6.4991/sq ft
205 - 216 (if applicable)	$6.6940/sq ft
217 and after (if applicable), continued 3.0% annual escalations

        (ii)  For the Phase IB Building, beginning on the Phase I Rent Commencement Date, an amount equal to the applicable amount per square foot from the following table multiplied by the square footage of the Phase IB Building as determined pursuant to Section 3.1(d):

Months	Monthly Minimum Rental
001 - 012	$4.0500/sq ft
013 - 024	$4.1715/sq ft
025 - 036	$4.2966/sq ft
037 - 048	$4.4255/sq ft
049 - 060	$4.5583/sq ft
061 - 072	$4.6951/sq ft
073 - 084	$4.8359/sq ft
085 - 096	$4.9810/sq ft
097 - 108	$5.1304/sq ft
109 - 120	$5.2843/sq ft
121 - 132	$5.4429/sq ft
133 - 144	$5.6061/sq ft
145 - 156	$5.7743/sq ft
157 - 168	$5.9476/sq ft
169 - 180	$6.1260/sq ft
181 - 192	$6.3098/sq ft
193 - 204	$6.4991/sq ft
205 - 216 (if applicable)	$6.6940/sq ft
217 and after (if applicable), continued 3.0% annual escalations
        (iii)  For the Phase II Building, beginning on the Phase IIA Rent Commencement Date (with each successive phase of Tenant's occupancy of the Phase II Building being brought under the following table as of the applicable Rent Commencement Date for such phase at the rental rate determined under the following table by counting from the Phase IIA Rent Commencement Date), an amount equal to the applicable amount per square foot from the following table multiplied by the aggregate square footage of all then applicable phases of the Phase II Building as determined pursuant to Section 3.1(d):

Months	Monthly Minimum Rental
001 - 012	$4.1715/sq ft
013 - 024	$4.2966/sq ft
025 - 036	$4.4255/sq ft
037 - 048	$4.5583/sq ft
049 - 060	$4.6951/sq ft
061 - 072	$4.8359/sq ft
073 - 084	$4.9810/sq ft
085 - 096	$5.1304/sq ft
097 - 108	$5.2843/sq ft
109 - 120	$5.4429/sq ft
121 - 132	$5.6061/sq ft
133 - 144	$5.7743/sq ft
145 - 156	$5.9476/sq ft
157 - 168	$6.1260/sq ft
169 - 180	$6.3098/sq ft
        (iv)  If the obligation to pay Minimum Rental or additional rent hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the Minimum Rental and any additional rent for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in Minimum Rental or additional rent becomes effective on a day other than the first day of a calendar month, the Minimum Rental or additional rent, as applicable, for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.
        (b)     Rental Amounts During First Extended Term.     If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental for each Building as to which Tenant has elected to extend during the first year of the first extended term shall be equal to the initial fair market rental (as defined below) for the applicable Building, determined as of the commencement of such extended term in accordance with this Section 3.1(b), and as of the beginning of each subsequent year of the first extended term such Minimum Rental shall be increased by an amount equal to the greater of (i) three percent (3%) of the Minimum Rental in effect during the immediately preceding lease year or (ii) the fair market rental escalation percentage (as defined below) for the applicable Building, determined as of the commencement of such extended term in accordance with this Section 3.1(b). Upon Landlord's receipt of a timely notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the initial fair market rental and the applicable rental escalation percentage for the Buildings as of the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such initial fair market rental and rental escalation percentage, they shall execute an amendment to this Lease stating the amount of the Minimum Rental during the first year of the extended term (determined in accordance with this Section 3.1(b)) and the annually increased Minimum Rental for the balance of the first extended term. If the parties are unable to agree on such initial fair market rental and/or applicable rental escalation percentage within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser who is a member of the American Institute of

Real Estate Appraisers, or any other similar organization, and has at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County, to determine the initial fair market rental and applicable rental escalation percentage for the Buildings as of the commencement of the first extended term in accordance with the provisions of this Section 3.1(b). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon the initial fair market rental and/or the applicable rental escalation percentage within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third similarly qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the initial fair market rental and the applicable rental escalation percentage for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised initial fair market rentals shall be added together and divided by three and the resulting quotient shall be the initial fair market rental for the first extended term, and (ii) the three appraised fair market rental escalation percentages shall be added together and divided by three and the resulting quotient shall be the fair market rental escalation percentage used in determining the applicable rental escalation percentage for purposes of clause (ii) of the first sentence of this Section 3.1(b), which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(b), the "fair market rental" and "fair market rental escalation percentage" for the respective Buildings shall be determined as follows: (x) in the case of a renewal term for any of the Buildings, with reference to the then prevailing market rental rates for properties in northeastern San Mateo County with shell and standard office, research and development improvements and site (common area) improvements comparable to those then existing in the applicable Building and on the Property, provided that no equipment or laboratory improvements shall be taken into account in determining such fair market rental; and (y) in the case of a lease or renewal term for any other building leased by Tenant under terms based on the terms of this Lease (for example, any building leased by Tenant pursuant to any of the provisions of Article 6 hereof, except to the extent any different basis of determination is specified in Landlord's First Refusal Notice or First Offer Notice, if applicable, under such Article 6), with reference to the then prevailing market rental rates and then prevailing market rental escalation provisions for leases of comparable length of properties in the South San Francisco market with shell and office, research and development improvements and site (common area) improvements comparable to those then existing in the applicable building and on the Property, taking into account for such determination all tenant improvements then existing in the applicable building (including, but not limited to, equipment and laboratory improvements installed as part of the initial construction of tenant improvements in such building).
        (c)     Rental Amounts During Second Extended Term.     If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term (initial fair market rental followed by subsequent annual escalations equal to the greater of 3% or fair market rental escalation percentage during the balance of the term), except that the determination shall be made as of the commencement of the second extended term.

        (d)     Determination of Square Footage for Rent Calculation Purposes.     After completion of the Building Shell of each respective Building, Landlord shall cause the square footage of the respective Building (including, in the case of the Phase IB Building, the Connector Bridge if constructed as contemplated in Section 1.1(a) hereof) to be measured by Landlord's architect, and at the commencement of each phase of Tenant's occupancy of the Phase II Building, Landlord shall cause the square footage of the space actually used or occupied by Tenant in the Phase II Building to be measured by Landlord's architect, in each case in accordance with the measurement formula specified in Section 1.1(d) of this Lease, which measurements by Landlord's architect shall be subject to approval (not unreasonably withheld or delayed) by Tenant's architect. Upon mutual approval of such measurement by Landlord's and Tenant's respective architects, the applicable square footages shall be set forth in the applicable Acknowledgment of Rent Commencement Date under Section 2.4 hereof and shall be used for calculation of Minimum Rental under Section 3.1(a), additional rent under Section 3.1(e) and Tenant's Operating Cost Share under Section 9.1 for all applicable periods.
        (e)     Additional Rent for Tenant Improvement Costs.     In consideration of Landlord's willingness to provide the Tenant Improvement Allowance to Tenant in accordance with the provisions of the Workletter, Tenant agrees to pay to Landlord as additional rent hereunder, which additional rent shall be due with respect to each Building or phase thereof on the same dates and in the same manner as Minimum Rental for such Building or phase thereof, beginning on the applicable Rent Commencement Date for the applicable Building or phase thereof, an amount calculated separately for each such Building or phase thereof as follows: (i) for each of the Phase I Buildings, for the first one hundred twenty (120) months after the applicable Rent Commencement Date for the applicable Building, an amount equal to $0.72 per square foot per month multiplied by the applicable square footage for such Building as determined for purposes of Section 3.1(d) above, (ii) for each of the Phase I Buildings, for months one hundred twenty-one (121) through one hundred eighty (180) after the applicable Rent Commencement Date for the applicable Building, an amount equal to $0.33 per square foot per month multiplied by the applicable square footage for such Building as determined for purposes of Section 3.1(d) above, and (iii) for each phase of the Phase II Building, for the first one hundred eighty (180) months after the applicable Rent Commencement Date for such phase, an amount equal to $0.13 per square foot per month multiplied by the applicable square footage for such phase as determined for purposes of Section 3.1(d) above.
        3.2     Late Charge.     If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to six percent (6%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4.    [OMITTED]

5.    CONSTRUCTION
        5.1     Construction of Improvements.
        (a)  Landlord shall, at Landlord's cost and expense (except as otherwise provided herein and in the Workletter), construct Landlord's Work as defined in and in accordance with the terms and conditions of the Workletter. Landlord shall use its best efforts to complete such construction promptly, diligently and within the applicable time periods set forth in the estimated construction schedules attached hereto as Exhibit D and incorporated herein by this reference, as such schedules may be modified or revised from time to time in accordance with the Workletter, subject to Tenant Delays and Unavoidable Delays as defined in the Workletter.
        (b)  Tenant shall, at Tenant's cost and expense (except as otherwise provided herein and in the Workletter), construct Tenant's Work as defined in and in accordance with the terms and conditions of the Workletter.
        5.2     Condition of Property.     Landlord shall deliver the Building Shell for each Building and the other Improvements constructed by Landlord to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that each Building Shell and the other Improvements constructed by Landlord (i) shall be free from material structural defects and (ii) shall be constructed in compliance in all material respects with the plans and specifications developed pursuant to the Workletter and mutually approved (to the extent required thereunder) by Landlord and Tenant, subject to any changes implemented in such plans and specifications in accordance with the procedures set forth in the Workletter. If it is determined that this warranty has been violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to correct promptly, at Landlord's sole cost, the condition(s) constituting such violation. Tenant's failure to give such written notice to Landlord within ninety (90) days after the Rent Commencement Date for the applicable Building shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations under this Section 5.2 with respect to the applicable Building, except with respect to latent defects (as to which such 90-day limit shall not apply). Without limiting the scope of Landlord's obligations under the foregoing provisions of this Section 5.2, Landlord also agrees to either (x) use its best reasonable efforts to enforce when and as necessary, for the benefit of Tenant and the Improvements, any and all contractor's and/or manufacturer's warranties with respect to any of Landlord's Work or, at Tenant's request, (y) assign any or all of such warranties to Tenant for enforcement purposes (provided, however, that Landlord may reserve joint enforcement rights under such warranties to the extent of Landlord's continuing obligations or warranties hereunder), and shall cooperate with Tenant in all reasonable respects in any enforcement of such assigned warranties. TENANT ACKNOWLEDGES THAT THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

        5.3     Compliance with Law.     Landlord warrants to Tenant that the Building Shells and other Improvements constructed by Landlord (when constructed), as they exist on the respective applicable Rent Commencement Dates, but without regard to the use for which Tenant will occupy the Buildings, shall not violate any covenants or restrictions of record or any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date. Tenant warrants to Landlord that the Tenant Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party's sole cost and expense. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property for the conduct of Tenant's business or proposed business thereon.

6.    EXPANSION RIGHTS
        6.1     First Refusal Right to Lease.
        (a)  The building commonly known as Building C in the Center, also commonly known as 1140 Veterans Boulevard and designated as "First Refusal Building" on the Site Plan (the "First Refusal Building"), is presently leased to Raven Biotechnologies, Inc. pursuant to a Build-to-Suit Lease dated as of May 1, 2001 (the "Existing Raven Lease"). Landlord shall not lease all or any portion of the First Refusal Building at any time during the term of this Lease (as extended, if applicable), except in compliance with this Section 6.1; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default under this Lease, beyond any applicable notice and cure periods, and provided further, however, that Tenant's rights pursuant to this Section 6.1 are subordinate to the rights of Raven Biotechnologies, Inc. and its successors in interest (collectively, "Raven") pursuant to the Existing Raven Lease, as the same may be amended from time to time.
        (b)  If, at any time during the term of this Lease (as extended, if applicable), Landlord receives and wishes to accept a bona fide written offer from a person or entity (an "Offeror," provided , however, that the term "Offeror" shall not include Tenant itself, nor shall it include Raven with respect to any rights or negotiations under the Existing Raven Lease, as the same may be amended from time to time) to lease all or any portion of the First Refusal Building and if Tenant is not then in default under this Lease (beyond any applicable notice and cure periods), then Landlord shall give written notice of such bona fide written offer to Tenant (the "First Refusal Notice"), specifying the material terms on which the Offeror proposes to lease the First Refusal Building or applicable portion thereof (the "First Refusal Space"), and shall offer to Tenant the opportunity to lease the First Refusal Space on the terms specified in the First Refusal Notice. For purposes of this Section 6.1(b), an offer shall be considered bona fide if it is contained in a letter of intent or other writing signed by the Offeror and specifies the material terms of the proposed lease. Tenant shall have ten (10) business days after the date of giving of the First Refusal Notice in which to accept such offer by written notice to Landlord. Upon such acceptance by Tenant, the First Refusal Space shall be leased to Tenant on the terms set forth in the First Refusal Notice and on the additional terms and provisions set forth in this Lease (except to the extent inconsistent with the terms set forth in the First Refusal Notice), excluding Article 6 hereof, and the parties shall promptly (and in all events within ten (10) business days after delivery of Tenant's acceptance) execute a lease amendment or other written agreement containing the terms of the First Refusal Notice and all other terms and provisions of this Lease not inconsistent with the terms of said First Refusal Notice, except Article 6 hereof and except as the parties may otherwise mutually agree. If Tenant does not accept Landlord's offer within the allotted time or if the parties fail to enter into such a lease amendment or other written agreement in a timely manner, Landlord shall thereafter have the right to lease the First Refusal Space to the Offeror, at any time within one hundred eighty (180) days thereafter, at a minimum rental and on other terms and conditions not more favorable to the Offeror than the minimum rental and other terms offered to Tenant in the First Refusal Notice. If Landlord does not lease the First Refusal Space to the Offeror pursuant to the preceding sentence within such one hundred eighty (180) days, or if Landlord desires to lease the First Refusal Space to another third party within such one hundred eighty (180) days, this First Refusal Right shall reattach to the First Refusal Space on all of the same terms set forth above.
        6.2     Right of First Offer to Lease.
        (a)  Landlord has advised Tenant that Buildings F and G in the Center, designated as "First Offer Buildings" on the Site Plan (collectively, the "First Offer Buildings"), are presently leased to Rigel Pharmaceuticals, Inc. pursuant to a Build-to-Suit Lease dated as of May 16, 2001 (the "Existing Rigel Lease"). Landlord shall not lease all or any portion of the First Offer Buildings at any time during the term of this lease (as extended, if applicable), except in compliance with this Section 6.2; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default under this Lease, beyond any applicable notice and cure periods, and provided further, however, that Tenant's rights pursuant to this Section 6.2 are subordinate to the rights of Rigel Pharmaceuticals, Inc. and its successors in interest (collectively, "Rigel") pursuant to the Existing Rigel Lease, as the same may be amended from time to time.
        (b)  If, at any time during the term of this Lease (as extended, if applicable), any of the First Offer Buildings or any portion thereof becomes available for leasing by Landlord and Landlord intends to pursue the leasing of such First Offer Building(s) or portion thereof (the "First Offer Space," provided, however, that the provisions of this paragraph shall not apply to any negotiations or discussions Landlord may have with Tenant itself, nor to any negotiations or discussions Landlord may have with Rigel, or any exercise of rights by Rigel, under or in connection with the Rigel Lease as the same may be amended from time to time), and if Tenant is not then in default under this Lease (beyond any applicable notice and cure periods), then Landlord shall first give written notice of such intention to Tenant (a "First Offer Notice") identifying the First Offer Space and the rent, improvement allowance and other material terms upon which Landlord proposes to offer such First Offer Space to prospective tenants. Tenant and Landlord shall have ten (10) business days after Tenant's receipt of such First Offer Notice in which to reach agreement on all terms and achieve execution of a written lease amendment or other written agreement regarding Tenant's leasing and occupancy of the First Offer Space. It is generally the intention of the parties that except with respect to the economic and other terms specified in the First Offer Notice, the form of lease for any such leasing of First Offer Space would be similar to this Lease, excluding Article 6 hereof and subject to such other modifications as may be reasonably necessary to reflect differences in the First Offer Space and/or in the economic and other terms applicable to Tenant's leasing of such First Offer Space pursuant to the First Offer Notice. If Landlord and Tenant fail to reach agreement on all terms and achieve execution of a written lease within ten (10) business days after Tenant's receipt of such First Offer Notice, then Landlord shall thereafter have the right to lease the First Offer Space, at any time within two hundred seventy (270) days thereafter, to such persons or entities and on such terms as Landlord in its sole discretion may deem appropriate, without any further limitation or restriction hereunder. If Landlord does not lease the First Offer Space to any such person or entity within such two hundred seventy (270) days, this First Offer Right shall reattach to the First Offer Space on all of the same terms set forth above, except that in connection with any subsequent First Offer Notice delivered by Landlord to Tenant with respect to any First Offer Space that has previously been the subject of a First Offer Notice which did not result in the leasing of such First Offer Space by Tenant, Tenant's time to reach a written agreement with Landlord in response to such subsequent First Offer Notice shall be reduced from ten (10) business days to five (5) business days.

        6.3     Expansion Option.
        (a)  Landlord presently owns the property lying easterly of the Property and commonly known as 333 Oyster Point Boulevard, South San Francisco (the "Expansion Property"). The Expansion Property is presently operated as a commercial warehouse facility, but it is also Landlord's present intention to redevelop the Expansion Property as a biotechnology facility during calendar year 2005, and Landlord agrees to undertake such redevelopment, subject to the conditions set forth in this Section 6.3, in order to accommodate any proper exercise of Tenant's rights under this Section 6.3. Tenant shall have a one-time option (the "Expansion Option"), exercisable only in accordance with this Section 6.3, to lease a minimum amount of at least 100,000 square feet of redeveloped biotechnology space on the Expansion Property; provided, however, that the Expansion Option shall not apply if Tenant is in default under this Lease (beyond any applicable notice and cure periods) on the date the Expansion Option is exercisable. The exact size and location of the space subject to the Expansion Option within the Expansion Property (the "Expansion Space") shall be mutually agreed upon in writing by Landlord and Tenant, subject to the minimum size of 100,000 square feet as specified above, after Landlord has approved a final design and site plan for the redevelopment of the Expansion Property. If Tenant notifies Landlord in writing, at least seventy-five (75) days prior to the date the Expansion Option must be exercised, that Tenant is considering exercise of the Expansion Option (which notice may be given by Tenant in its sole and absolute discretion), then (i) Landlord agrees to adopt and approve a final design and site plan for the redevelopment of the Expansion Property at least forty-five (45) days prior to the date the Expansion Option must be exercised, in order to allow a reasonable time for the parties to reach mutual agreement regarding the size and location of the Expansion Space in a timely manner and (ii) Landlord and Tenant agree to negotiate diligently, reasonably and in good faith to reach such an agreement regarding the size and location of the Expansion Space at least fifteen (15) days prior to the date the Expansion Option must be exercised.
        (b)  The Expansion Option shall be exercisable only by written notice from Tenant to Landlord no later than March 1, 2005, and only if Tenant is not then in default under this Lease (beyond any applicable notice and cure periods). Such written notice (the "Exercise Notice") shall state that Tenant is exercising the Expansion Option hereunder and shall state specifically the phasing (if any) pursuant to which Tenant proposes to occupy the Expansion Space, subject to the limitations hereinafter set forth. Upon timely giving of a timely Exercise Notice by Tenant, (i) Landlord shall proceed with reasonable diligence and with commercially reasonable efforts to obtain all governmental approvals required for the construction of the Expansion Space, including, but not limited to, any governmental approvals required for the redevelopment of the Expansion Property to accommodate the construction of the Expansion Space (provided that if Landlord is unable, despite the exercise of reasonable diligence and commercially reasonable efforts, to obtain all such required governmental approvals within six (6) months after delivery of Tenant's Exercise Notice, then upon written notice thereof by either party to the other, Tenant's Exercise Notice shall be deemed to be rescinded and the Expansion Option shall be of no further force or effect) and (ii) subject to the receipt of such required governmental approvals, the Expansion Space shall be leased to Tenant on the following terms (and on the additional terms and provisions set forth in this Lease, except for Article 6 hereof and except to the extent inconsistent with the terms specified in this Section 6.3): The Expansion Space shall, at Tenant's election as set forth in the Exercise Notice, be leased and occupied either all at once, with a single Rent Commencement Date, or in two separate phases, with the first phase having a minimum size of at least fifty percent (50%) of the total Expansion Space and the second phase constituting the balance of the Expansion Space. The Rent Commencement Date for the Expansion Space (or for the first phase thereof, if applicable) shall be determined in the same manner as provided in Section 2.1 hereof (180 days after Landlord's delivery of a Structural Completion Certificate, subject to any adjustments applicable under the Workletter, or on the date Tenant takes occupancy of and commences operation of its business in the applicable space, whichever occurs first), provided that such Rent Commencement Date shall not occur prior to December 1, 2006 unless triggered at an earlier date by Tenant's occupancy of and commencement of operation of its business in the applicable space or unless an earlier date is mutually agreed upon by Landlord and Tenant. If Tenant elects to take down the Expansion Space in two phases as provided above, then the Rent Commencement Date for the second phase of the Expansion Space shall occur on the earlier of December 1, 2007 or the date Tenant actually occupies and commences operation of its business in the second phase of the Expansion Space, unless an earlier date is mutually agreed upon by Landlord and Tenant. Landlord shall perform the equivalent of Landlord's Work (as defined in the Workletter) at its sole cost and expense, for the Expansion Space, subject to such modifications of the scope and definition of Landlord's Work as are consistent with Landlord's design, plans and specifications for the other buildings and facilities to be constructed on the Expansion Property, and Tenant shall be entitled to a Tenant Improvement Allowance of One Hundred Thirty-Five and No/100 Dollars ($135.00) per square foot for the Expansion Space. The minimum monthly rental commencing as of the Rent Commencement Date for the Expansion Space (or for the first phase thereof, if applicable) shall be $4.43 per square foot per month, with annual escalations thereafter on each anniversary of such Rent Commencement Date in an amount equal to three percent (3.0%) of the rental rate in effect immediately prior to the applicable escalation date. If Tenant elects to take down the Expansion Space in two phases as provided above, then the minimum monthly rental applicable to the second phase as of the Rent Commencement Date for such second phase shall be equal to the minimum monthly rental rate then in effect for the first phase, and the minimum monthly rental rate for the second phase shall thereafter at all times be equal to the minimum monthly rental rate in effect for the first phase from time to time, as escalated in accordance with the foregoing provisions. Tenant's Operating Expense obligations with respect to the Expansion Space shall be determined in a manner both similar to and proportional to the Operating Expense obligations of other tenants of the Expansion Property, depending on whether, in Landlord's discretion, the Expansion Property is combined with the Center for Operating Expense purposes or is operated on a stand-alone basis for such purposes, and if operated on a stand-alone basis, whether the Expansion Property is operated on a project-wide basis for Operating Expense purposes or the respective buildings within the Expansion Property are operated in whole or in part on a stand-alone basis for such purposes. Following a timely exercise of the Expansion Option by Tenant, the parties shall promptly (and in all events within ten (10) business days after delivery of Tenant's Exercise Notice) execute a lease amendment or other written agreement reflecting the terms applicable to the Expansion Space as set forth above and reflecting all other terms and provisions of this Lease not inconsistent with the terms set forth above, except for Article 6 hereof and except as the parties may otherwise mutually agree. If Tenant does not validly and timely exercise the Expansion Option in accordance with this Section 6.3 or if the parties do not timely enter into such a lease amendment or other written agreement with respect to the Expansion Space, then the Expansion Option shall be of no further force or effect and Landlord shall thereafter have the right to lease the Expansion Space and the Expansion Property at any time and from time to time to such persons or entities and on such terms as Landlord in its sole discretion may deem appropriate, without any further limitation or restriction hereunder.

7.    [OMITTED]

8.    TAXES
        8.1     Personal Property.     Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on, in or about any of the Buildings by Tenant or for Tenant's use and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 8.1.
        8.2     Real Property.     To the extent any real property taxes and assessments on any of the Buildings (including, but not limited to, the Improvements) are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Buildings. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Buildings, the Property and/or the Improvements are taxed or assessed to Landlord following the applicable Rent Commencement Dates, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 9.2 of this Lease) and shall be paid in accordance with the provisions of Article 9 of this Lease.

9.    OPERATING EXPENSES
        9.1     Liability For Operating Expenses.
        (a)  Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, Tenant's Operating Cost Share (as hereinafter defined) of the Operating Expenses defined in Section 9.2, subject to adjustment pursuant to Sections 9.1(b) and (c) when applicable. The parties presently anticipate that the percentage amount constituting Tenant's applicable share of Operating Expenses ( "Tenant's Operating Cost Share"), except as otherwise provided herein, will be thirty-eight and eighty hundredths percent (38.80%) as of the Phase I Rent Commencement Date, forty-one and twenty-one hundredths percent (41.21%) as of the Phase IIA Rent Commencement Date, forty-three and seventy-eight hundredths percent (43.78%) as of the Phase IIB Rent Commencement Date, forty-six and thirteen hundredths percent (46.13%) as of the Phase IIC Rent Commencement Date and forty-eight and twenty-nine hundredths percent (48.29%) as of the Phase IID Rent Commencement Date. Notwithstanding the foregoing and the provisions of Section 9.1(c), with respect to liability insurance premiums (except to the extent separately and specifically allocable to a Building, in which event Tenant's Operating Cost Share with respect thereto shall be 100% for the Phase IA Building and the Phase IB Building and 94.91% for the Phase II Building), the land component of real property taxes and assessments, common area lighting and maintenance expenses, and other similar expenses that are incurred or measured on a Center-wide basis (rather than being clearly and reasonably allocable or attributable to a specific Building alone, in which event Tenant's Operating Cost Share with respect thereto shall be 100% for the Phase IA Building and the Phase IB Building and 94.91% for the Phase II Building) or that are incurred with respect to common area facilities, notwithstanding any other provisions of this Article 9, Tenant's Operating Cost Share with respect to such Center-wide and/or common area expenses from and after each respective Rent Commencement Date, regardless of the status of construction and occupancy of the other contemplated buildings in the Center, shall be equal to the percentage amount which is equivalent to a fraction, the numerator of which is the actual square footage of the Building(s) as to which a Rent Commencement Date has then occurred, as determined on the basis of measurement set forth in Section 1.1(c) hereof, and the denominator of which is the sum of the actual square footage of all then completed buildings in the Center plus the proposed square footage (as reflected in Landlord's entitlements for the Property) of all not yet completed buildings that Landlord proposes to construct in the Center (excluding the proposed child care facility and proposed stand-alone restaurant as hereinafter set forth), in each case as determined on the basis of measurement set forth in Section 1.1(c) hereof, consistently applied; provided, however, that the adjusted Tenant's Operating Cost Share determined pursuant to this sentence shall be further adjusted from time to time to reflect (x) any difference between the actual square footage of any additional buildings completed in the Center from time to time and the proposed square footage at which such additional buildings were previously included in the application of the foregoing formula, and (y) any increase or decrease in the aggregate square footage of the buildings that Landlord proposes to construct in the Center as part of the initial phased development of the Center (such as, but not limited to, any decision by Landlord to defer indefinitely, beyond the normal and reasonable phasing of the Center, the construction of any of the planned buildings in the Center and/or any action by governmental authorities to reduce the aggregate square footage of the buildings that Landlord is entitled to construct in the Center pursuant to Landlord's entitlements as amended from time to time), provided that in no event shall Tenant's Operating Share be calculated with a denominator of less than 550,000 square feet (except that such minimum denominator shall be reduced to the extent any square footage of existing or proposed buildings in the Center from time to time is removed from commercial use entirely, other than on a temporary or interim basis, as a result of casualty or condemnation, or to the extent any buildings in the Center from time to time cease to be operated and accounted for on an integrated basis with the rest of the Center for Operating Expense purposes as a result of the sale of a portion of the Property or otherwise).
        (b)  Tenant's Operating Cost Share as specified in Section 9.1(a) as of the Phase I Rent Commencement Date is based upon an estimated area of 103,000 square feet for the Phase IA Building, an estimated area of 87,000 square feet for the Phase IB Building (not including the Connector Bridge contemplated in Section 1.1(a), but if such Connector Bridge is in fact constructed, the square footage thereof shall be included in the square footage of the Phase IB Building for purposes of all calculations of Tenant's Operating Cost Share under this Article 9) and an aggregate estimated area of 482,000 square feet for all of the buildings that Landlord presently expects to have in fully constructed and occupied condition on the Property at the Phase I Rent Commencement Date; Tenant's Operating Cost Share as specified in Section 9.1(a) as of the Phase IIA Rent Commencement Date is based upon an estimated area of 23,300 square feet for Phase IIA and upon an aggregate estimated area of 510,200 square feet for all of the buildings that Landlord presently expects to have in fully constructed and occupied condition on the Property at the Phase IIA Rent Commencement Date; Tenant's Operating Cost Share as specified in Section 9.1(a) as of the Phase IIB Rent Commencement Date is based upon an estimated area of 23,300 square feet for Phase IIB and upon an aggregate estimated area of 533,600 square feet for all of the buildings that Landlord presently expects to have in fully constructed and occupied condition on the Property at the Phase IIB Rent Commencement Date; Tenant's Operating Cost Share as specified in Section 9.1(a) as of the Phase IIC Rent Commencement Date is based upon an estimated area of 23,300 square feet for Phase IIC and upon an aggregate estimated area of 556,900 square feet for all of the buildings that Landlord presently expects to have in fully constructed and occupied condition on the Property at the Phase IIC Rent Commencement Date; and Tenant's Operating Cost Share as specified in Section 9.1(a) as of the Phase IID Rent Commencement Date is based upon an estimated area of 23,300 square feet for Phase IID and upon an aggregate estimated area of 580,200 square feet for all of the buildings that Landlord presently expects to have in fully constructed and occupied condition on the Property at the Phase IID Rent Commencement Date. If the actual area of the respective Buildings (when completed) or phases thereof (in the case of the Phase II Building) or of the other buildings existing from time to time in the Center, as determined on the basis of measurement set forth in Section 1.1(c) hereof (which basis of measurement shall be applied consistently for all buildings in the Center), differs from the assumed numbers set forth above (including, but not limited to, any such difference arising from the completion and occupancy of buildings in the Center before or after the respective Rent Commencement Dates hereunder, as contemplated in Section 9.1(c) below, and/or from the construction of the Connector Bridge contemplated in Section 1.1(a), if applicable), then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined as they exist from time to time. In no event, however, shall the square footage of any child care facility or stand-alone restaurant on the Property be included as part of the square footage of buildings on the Property in calculating Tenant's Operating Cost Share, nor shall any costs or expenses relating to the proposed child care facility and proposed stand-alone restaurant on the Property be included in Operating Expenses as hereinafter defined. In the case of expenses that are incurred or measured on a Center-wide basis or that are incurred with respect to Common Area facilities, Landlord shall allocate a reasonable share of such expenses to the proposed child care facility and proposed stand-alone restaurant on the Property and shall exclude such share from Operating Expenses pursuant to the preceding sentence.
        (c)  As Landlord constructs additional buildings in the Center (other than those described in the first sentence of Section 9.1(b) as already being taken into account in the estimated figures set forth above), Tenant's Operating Cost Share shall be adjusted from time to time to be equal to the percentage determined by dividing the gross square footage of the Building(s) as to which a Rent Commencement Date has occurred hereunder, as they then exist, by the gross square footage of all buildings located in the Center (subject to the exclusion set forth in Section 9.1(b) with respect to the proposed child care facility and proposed restaurant). In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof; the determination of the gross square footage of any such building by Landlord's architect in a manner consistent with the manner in which other buildings in the Center are measured shall be final and binding upon the parties; and costs and expenses relating to a new building shall be taken into account as Operating Expenses under this Article 9 only from and after the date on which the square footage of the building is taken into account in determining Tenant's Operating Cost Share under the criteria set forth in this paragraph.
        9.2     Definition Of Operating Expenses.
        (a)  Subject to the exclusions and provisions set forth in this Article 9, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Property and the Center, including, without limitation, costs and expenses of (i) insurance (including, but not limited to, earthquake insurance and environmental insurance), property management (provided that Tenant's allocable share of property management fees for any applicable period during the term of this Lease shall not exceed a maximum amount equal to one and one half percent (1.5%) of the Minimum Rental payable hereunder with respect to such period), landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) capital improvements to the Property, the Improvements or the Center, amortized over their useful lives as determined by Landlord's accountants consistent with generally accepted accounting principles and/or tax accounting principles, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) allocable to or paid by Landlord, as owner of the Center or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under Article 5 or the Workletter, nor any costs attributable to the initial construction of buildings or Common Area improvements in the Center, nor any costs attributable to buildings the square footage of which is not taken into account in determining Tenant's Operating Cost Share under

Section 9.1 for the applicable period. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord's accountants.
        (b)  Notwithstanding any other provisions of this Section 9.2, the following shall not be included within Operating Expenses: (i) rent paid to any ground lessor; (ii) the cost of constructing tenant improvements for any other tenant of a Building or the Center; (iii) the costs of special services, goods or materials provided to any other tenant of a Building or the Center and not offered or made available to Tenant; (iv) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Center, or as to which any other tenant of the Center is obligated to make such repairs or to pay the cost thereof; (v) legal fees, advertising costs, commissions or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Center; (vi) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the original design, materials or workmanship of a Building, the Center or the Common Areas; (vii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord's employees, contractors or agents; (viii) Landlord's general overhead expenses not related to the Buildings or the Center; (ix) legal fees, accountants' fees and other expenses incurred in connection with disputes with tenants or other occupants of the Center, or in connection with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Center or any part thereof; (x) costs incurred due to a violation by Landlord or any other tenant of the Center of the terms and conditions of any lease; (xi) costs of any service provided to Tenant or to other occupants of a Building or the Center for which Landlord is reimbursed other than through recovery of Operating Expenses; (xii) personal property taxes due and payable by any other tenant of the Center; (xiii) costs incurred by Landlord pursuant to Article 17 of this Lease in connection with an event of casualty or condemnation; (xiv) depreciation on buildings; (xv) interest; (xvi) capital items (other than as expressly provided above); (xvii) payments on debt (principal or interest); (xviii) legal fees; (xix) amounts paid to any affiliates of Landlord ( i.e., persons or companies controlling, controlled by or under common control with Landlord) for provision of services, except to the extent that the costs of such services do not exceed a reasonable and competitive rate for such services in the market for provision of comparable commercial services in the San Francisco Bay Area; (xx) any bad debt losses, rent losses or reserves for bad debt; (xxi) any costs relating to the creation, maintenance and operation of and the internal accounting for the legal entity which constitutes the landlord hereunder; and (xxii) any late fees or penalties or similar fees resulting from delinquent payment by Landlord of any taxes, fees or contract amounts. Moreover, Operating Expenses shall not include any expenses of operation and maintenance of the parking structure and parking areas on the Property or of measures undertaken by Landlord pursuant to the TDMP (as defined in Section 21.20(a)), except to the extent such expenses in the aggregate exceed, for the applicable period, aggregate parking revenues received by Landlord with respect to that period from tenants under provisions comparable to Section 21.20(b) hereof and from any other users paying hourly, daily, monthly or other fees for the use of such parking structure and/or parking areas from time to time. Landlord presently estimates that parking-related revenues will generally exceed expenses of operation and maintenance of the parking structure and parking areas on the Property, leaving a portion of such revenues available to support TDMP measures undertaken by Landlord as contemplated in the preceding sentence.
        9.3     Determination and Payment of Operating Expenses.     On or before the Phase I Rent Commencement Date and during the last month of each calendar year of the term of this Lease ( "Lease Year"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Phase I Rent Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate. In the event of any subsequent rebate, refund, adjustment or surcharge with respect to any item of Operating Expenses allocable to any portion of the term of this Lease, the amount of such rebate, refund, adjustment or surcharge shall be for Tenant's benefit or account.
        9.4     Final Accounting For Lease Year.
        (a)  Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 9.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.
        (b)  At any time within four (4) months after receipt of Landlord's annual statement of Operating Expenses as contemplated in Section 9.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination and payment of Operating Expenses relating to the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 9.4.
        9.5     Proration.     If a Rent Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 9.4 to be performed after such termination.

10.    UTILITIES
        10.1     Payment.     Commencing with the applicable Rent Commencement Date for each Building and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to such Building (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 9.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services and utilities shall be separately metered to each Building and, in the case of the Phase II Building, to Tenant's premises in such Building. In the event that any of such services or utilities supplied to any Building are not separately metered (or, in the case of the Phase II Building, are not separately metered to Tenant's premises in that Building), then the amount thereof shall be an item of Operating Expenses allocable to the specific Building and shall be allocated to and paid by the tenants of that specific Building as provided in Article 9.
        10.2     Interruption.     There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to any Building or the Property because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause unless the interruption or failure of a service or utility is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, in which case all rent hereunder shall be abated for each Building for each day that such service or utility is not available at such Building as a result of such negligence or willful misconduct, beginning on the first business day following the day on which the unavailability of such service or utility at the applicable Building commences, and Landlord shall be liable for Tenant's actual damages (but not lost profits or other consequential damages) as a result of the unavailability of such service or utility caused by such negligence or willful misconduct. Notwithstanding the foregoing, Landlord agrees that except in case of emergency, it will not voluntarily interrupt, shut down, or otherwise interfere with utilities or services to any Building between the hours of 8:00 a.m. and 5:00 p.m. (excluding weekends and holidays) for any reason, including without limitation, development of other buildings and improvements on the Property (but excluding any necessary interruption or shutdown of utilities or services in connection with the construction of any of the Buildings themselves). In the event Landlord violates the foregoing prohibition, all rent hereunder for each Building shall be abated for each day any service or utility is not available at such Building as a result of Landlord's voluntary interruption, shutdown or interference therewith and Tenant shall have the right to exercise all rights and remedies available at law or in equity for such violation, including the right to enjoin Landlord's actions which are the cause of such interruption, shut down or interference. In the event of any interruption or shutdown of utilities or services by Landlord under emergency circumstances, Landlord shall use reasonable efforts to provide Tenant with oral notice of such interruption or shutdown as promptly as the circumstances reasonably permit.

11.    ALTERATIONS; SIGNS
        11.1     Right To Make Alterations.     Tenant shall make no alterations, additions or improvements to the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant shall not be required to obtain such consent for interior non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) for any single project ( i.e., any single item of alterations or set of related alterations in a Building) and less than One Hundred Thousand Dollars ($100,000.00) in the aggregate with respect to the applicable Building, on a Building by Building basis, during any twelve (12) month period. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord's consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its members, partners, shareholders, property managers, lenders, agents and employees designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 11.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to building systems, without Landlord's prior written consent.
        11.2     Title To Alterations.     All alterations, additions and improvements installed in, on or about the Buildings or the Property shall become part of the Improvements and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to (i) any Tenant Improvements, (ii) any other alterations, additions or improvements or (iii) Tenant's movable furniture, equipment and trade fixtures, to the extent Tenant can demonstrate that any such items described in the preceding clauses (i) through (iii) were acquired and installed by Tenant at Tenant's sole expense, without any use of funds from the Tenant Improvement Allowance under the Workletter, and are not an integral part of the applicable Building's structure, interior architectural improvements, HVAC, plumbing or electrical systems or other standard operating systems. All of such items described in clauses (i) through (iii) of the preceding sentence and meeting the requirements set forth following clause (iii) in the preceding sentence (in all events including, but not limited to, lab benches, fume hoods and portable cold rooms, to the extent they meet the requirements set forth following clause (iii) in the preceding sentence) may (and, if duly elected by Landlord hereunder, shall) be removed by Tenant upon termination of this Lease. Tenant shall promptly repair any damage caused by its removal of any such improvements from time to time. Notwithstanding any other provisions of this Article 11, however, under no circumstances shall Tenant have any right to remove from the Buildings or the Property, at the expiration or termination of this Lease, any lab benches, fume hoods, cold rooms or other similar improvements and equipment installed in the Buildings with use of funds from the Tenant Improvement Allowance. Tenant shall also be responsible, to the extent provided in Section 12.2(c) hereof, for the cost of removal of the Connector Bridge at the expiration or termination of this Lease if such Connector Bridge is constructed as contemplated in Section 1.1(a) hereof. Notwithstanding any other provisions of this Article 11, (x) it is the intention of the parties that Landlord shall be entitled to claim all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant or Landlord with funds provided by Landlord pursuant to the Tenant Improvement Allowance; and (y) it is the intention of the parties that Tenant shall be entitled to claim, during the term of this Lease, all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant with Tenant's own funds (and without any payment or reimbursement by Landlord pursuant to the Tenant Improvement Allowance), despite the fact that many items described in this clause (y) may be characterized in this Section 11.2 as becoming Landlord's property upon installation, in recognition of the fact that Tenant will have installed and paid for such items, will have the right of possession and use of such items during the term of this Lease and will have the obligation to pay (directly or indirectly) property taxes on such items, carry insurance on such items and bear the risk of loss with respect to such items under Article 17 hereof. If and to the extent it becomes necessary, in implementation of the foregoing intentions, to identify (either specifically or on a percentage basis, as may be required under applicable tax laws) which alterations, additions, improvements and equipment constructed as part of Tenant's Work under the Workletter have been funded through the Tenant Improvement Allowance and which have been constructed or installed with Tenant's own funds, Landlord and Tenant agree to cooperate reasonably and in good faith to make such an identification by mutual agreement.

        11.3     Tenant Trade Fixtures.     Notwithstanding the provisions of Sections 11.1 and 11.2, but subject to the third sentence of Section 11.2 and to Section 11.5 (which shall be controlling in the case of signs, logos and insignia), Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that installation and removal of any trade fixtures which are affixed to the Buildings or the Property or which affect the exterior or structural portions of the Buildings or the building systems shall require Landlord's written approval. Tenant shall immediately repair any damage caused by installation and removal of trade fixtures under this Section 11.3.
        11.4     No Liens.     Tenant shall at all times keep the Buildings and the Property free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Buildings or the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Buildings and the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.
        11.5     Signs.     Tenant shall have the right to display its corporate name, logo and/or insignia with lighted signage on the exterior of the Buildings and in front of the entrance to each Building, subject to (a) Landlord's prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), (b) the sign criteria established for the Center from time to time and (c) all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Tenant shall immediately repair any damage caused by installation and removal of signs under this Section 11.5 from time to time. In the event Landlord installs at the Project any monument sign(s) on which identification signage for any individual tenants is included, Tenant shall be entitled to have identification signage on such monument sign(s) on a basis comparable to that made available to any other tenants.

12.    MAINTENANCE AND REPAIRS
        12.1     Landlord's Work.
        (a)  Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Center, the roofs (structural portions only), exterior walls and other structural portions of the Buildings, any demising walls between Tenant's portion of the Phase II Building and the retail portion of the Phase II Building (other than painting, minor surface damage and other cosmetic matters affecting only Tenant's side of any such demising walls), and any building systems that serve, in common, both Tenant's portion of the Phase II Building and the retail portion of the Phase II Building. The cost of all work performed by Landlord under this Section 12.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) is a capital expense not includible as an Operating Expense under Section 9.2 hereof, or (iii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 14.6 hereof, subject to the release set forth in Section 14.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, except to the extent expressly set forth in Section 12.1(b), or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.
        (b)  If Landlord fails to perform any repairs or maintenance required to be performed by Landlord on any of the Buildings under Section 12.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then except as otherwise expressly excluded herein, Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease. Moreover, under no circumstances shall this Section 12.1(b) authorize Tenant to perform any of Landlord's repairs or maintenance obligations (x) in the Phase II Building, except to the extent the conditions requiring repair or maintenance affect only Tenant's portion of the Phase II Building and not the retail portion of the Phase II Building, or (y) in the Common Areas of the Property.
        12.2     Tenant's Obligation For Maintenance.
        (a)     Good Order, Condition And Repair.     Except as provided in Section 12.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Buildings (from and after the applicable Rent Commencement Date for each Phase I Building and for each phase of the Phase II Building) and every part thereof, wherever located, including but not limited to the roofs (non-structural portions only), signs, interiors, ceilings, electrical systems, plumbing systems, telephone and communications systems of the Buildings, the HVAC equipment and related mechanical systems serving the Buildings (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Buildings and all other interior repairs, foreseen and unforeseen, with respect to the Buildings, as required; provided, however, that (x) Tenant's ordinary repair obligation with respect to any demising walls between Tenant's portion of the Phase II Building and the retail portion of the Phase II Building shall be limited to painting, minor surface damage and other cosmetic matters affecting only Tenant's side of any such demising walls, and (y) Tenant's ordinary repair obligation with respect to building systems in the Phase II Building shall be limited to building systems or portions thereof that serve only Tenant's portion of the Phase II Building and shall not include building systems or portions thereof which serve, in common, both Tenant's portion of the Phase II Building and the retail portion of the Phase II Building.
        (b)     Landlord's Remedy.     If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the applicable Building(s) and make the repairs or perform the maintenance necessary to restore the applicable Building(s) to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.
        (c)     Condition Upon Surrender; Removal of Connector Bridge.     At the expiration or sooner termination of this Lease, Tenant shall surrender the Buildings and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear and casualty damages (the latter of which shall be governed by the provisions of Article 17 hereof) excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required or permitted to be removed pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 11.2), and repairing any damage caused by such removal. In addition, notwithstanding any other provisions of this Lease, if the Connector Bridge is constructed as contemplated in Section 1.1(a) hereof and if Landlord notifies Tenant in writing, prior to or within six (6) months after the expiration or sooner termination of this Lease, that Landlord wishes, in its sole discretion, to remove the Connector

Bridge following the expiration or sooner termination of this Lease in order to facilitate the re-leasing of the Phase I Buildings, then Tenant shall be responsible for all costs reasonably incurred by Landlord in connection with the removal of the Connector Bridge and the restoration and repair of the areas where the Connector Bridge was attached to the respective Phase I Buildings, and Tenant shall reimburse the amount of such costs to Landlord from time to time within twenty (20) days after receipt of Landlord's written request(s) for reimbursement, accompanied by supporting documentation evidencing, in reasonable detail, the costs for which such reimbursement is requested. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

13.    USE OF PROPERTY
        13.1     Permitted Use.     Subject to Sections 13.3 and 13.4 hereof, Tenant shall use the Buildings solely as laboratory and research and development facilities, including (but not limited to) wet chemistry and biology labs, clean rooms, storage and use of toxic and radioactive materials incidental to such laboratory, research and development activities (subject to the provisions of Section 13.6 hereof), storage and use of laboratory animals, administrative offices, and other lawful purposes related to or incidental to such research and development use (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Buildings), and for no other purpose without Landlord's written consent (not to be unreasonably withheld or delayed).
        13.2      [Omitted.]
        13.3     No Nuisance.     Tenant shall not use the Buildings or the Property for or carry on or permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Buildings or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.
        13.4     Compliance With Laws.
        (a)  Tenant shall not use the Buildings or the Property, or permit the Buildings or the Property to be used, in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Buildings and the Improvements equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority, because of Tenant's particular use of the Property. Tenant shall procure all licenses and permits required for Tenant's use of the Property. Tenant shall use the Property in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property (collectively, "Requirements") because of Tenant's construction of improvements or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in the Buildings or other particular use of the Property shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 11.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.
        (b)  In compliance with requirements imposed upon Landlord by an Owner Participation Agreement between Landlord and The Redevelopment Agency of the City of South San Francisco, Tenant hereby agrees to and accepts the following provision:
        "Tenant herein covenants by and for itself and its successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the conditions that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the property herein leased, nor shall Tenant or any person claiming under or through it establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the property herein leased."
        13.5     Liquidation Sales.     Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.
        13.6     Environmental Matters.
        (a)  For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"), (ii) any waste meeting the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq. , and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

        (b)  Without limiting the generality of the obligations set forth in Section 13.4 of this Lease:
        (i)    Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant, in connection with its permitted use of the Property as provided in Section 13.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.
        (ii)  Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant shall provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.
        (iii)  Tenant shall not (A) operate on or about the Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result), nor (D) store any hazardous wastes on or about the Property in violation of any federal or California laws or in violation of the terms of any federal or California licenses or permits held by Tenant.
        (iv)  Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.
        (v)  If applicable, Tenant shall provide Landlord in writing the following information and/or documentation at the commencement of this Lease and within sixty (60) days of any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):
        (A)  A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.
        (B)  All Material Safety Data Sheets ( "MSDS's"), if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

        (C)  All hazardous waste manifests (as defined in Title 26, California Code of Regulations § 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.
        (D)  A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Code §§ 25500 et seq., and any regulations promulgated thereunder, as amended.
        (E)  Copies of any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations §§ 22-67140 et seq., and any amendments thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations, § 22-67105, and any amendments thereto.
        (F)  Copies of any biennial reports required to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, § 22-66493, and any amendments thereto.
        (G)  Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.
        (H)  Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.
        (vi)  Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials (x) for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval (if applicable), or (y) which Tenant is authorized to use pursuant to the terms of a Radioactive Material License (if any) issued by the State of California, provided that Tenant has delivered a copy of such License to Landlord. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:
        (A)  Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Property;
        (B)  Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval and/or a California Radioactive Material License with respect thereto as contemplated above; and
        (C)  Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant's business on the Property from time to time.

        (vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and to follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.
        (viii)Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any of its obligations under this Section 13.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.
        (ix)  Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Property to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.
        (x)  Notwithstanding Landlord's rights of inspection and review under this Section 13.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section 13.6(b).
        (xi)  If Tenant or its employees, agents, contractors, vendors, customers or guests receive, handle, use, store, transport, generate, treat and/or dispose of any hazardous substances or wastes or radiation or radioactive materials on or about the Property at any time during the term of this Lease, then within thirty (30) days after termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Buildings and other appropriate portions of the Property (if any), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 13.4, 13.6, 14.6 and other applicable provisions of this Lease.
        (c)  Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials present on the Property as of the first Rent Commencement Date to occur hereunder (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Property) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

        (d)  In the event of any third-party claims, losses, damages, liabilities, costs, legal fees and expenses of any sort (including, but not limited to, costs incurred with respect to any government-mandated remediation), against either Landlord or Tenant or both, arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials not present on the Property as of the first Rent Commencement Date to occur (except to the extent the presence thereof is already covered by an express indemnification obligation under Section 13.6(b)(viii) or Section 13.6(c), as applicable), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Property) of any hazardous substances or wastes or radiation or radioactive materials (except to the extent such release is already covered by an express indemnification obligation under Section 13.6(b)(viii) or Section 13.6(c), as applicable), then (x) Landlord and Tenant shall cooperate reasonably and in good faith in the defense of such third-party claims, liabilities and related matters and (y) Landlord and Tenant shall each bear fifty percent (50%) of the total claims, losses, damages, liabilities, costs, legal fees and expenses incurred by Landlord and/or Tenant in connection with matters covered by this Section 13.6(d). For purposes of the sharing of expenses contemplated in clause (y) of the preceding sentence, the party directly paying or incurring such costs or expenses shall be entitled to invoice the other party from time to time (on a monthly basis or at other appropriate intervals) for such other party's respective share thereof, which invoice shall be accompanied by copies of third-party invoices or other reasonable documentation supporting the invoiced amounts, and the party receiving such invoice shall pay its share as reflected in the applicable invoice within fifteen (15) days after receipt thereof, unless the parties agree otherwise. Within three (3) months after receipt of any such invoice, the party receiving the invoice shall be entitled, upon reasonable written notice and during normal business hours, to inspect and examine the books and records of the party submitting the invoice with respect to the invoiced amounts. Any dispute with respect thereto that the parties are unable to resolve by good faith negotiations shall be resolved by an independent audit using the same procedure set forth in Section 9.3(b).
        (e)  The provisions of this Section 13.6 shall survive the termination of this Lease.

14.    INSURANCE AND INDEMNITY
        14.1     Liability and Property Insurance.
        (a)  Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage. Such insurance shall name Landlord, its Manager, its property manager and any lender holding a deed of trust on the Property from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, products/completed operations coverage on terms and in amounts satisfactory to Landlord in its reasonable discretion.
        (b)  Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 9.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage.
        (c)  Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under

Section 9.2 hereof), policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss-Special Form [CP 1030]" or its equivalent) for the Building Shell (as defined in the Workletter) of each Building and for the improvements in the Common Areas of the Property, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance shall include earthquake and environmental coverage and shall have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. Landlord shall, in all events, have no obligation to insure the Tenant Improvements or any other alterations, additions or improvements installed by Tenant in the Buildings or on or about the Property; provided, however, that if Tenant so requests in writing, Landlord agrees to include the Tenant Improvements under Landlord's earthquake coverage, in which event (i) such earthquake coverage with respect to the Tenant Improvements shall be in such amounts and with such commercially reasonable deductibles and other terms as Landlord and Tenant may mutually and reasonably determine to be appropriate, (ii) such earthquake coverage shall, in Landlord's discretion, either name both Landlord and Tenant as insureds as their interests may appear or name Tenant as an additional insured with respect to the portion of the policy that provides earthquake coverage for the Tenant Improvements, (iii) the cost of such earthquake coverage for the Tenant Improvements shall be charged back to Tenant as additional rent under this Lease and shall be reimbursed by Tenant to Landlord within ten (10) business days after Tenant's receipt of a written invoice from Landlord with respect to the premium costs attributable to such coverage, (iv) Tenant shall provide to Landlord from time to time, at or about the Rent Commencement Date for the applicable Building and thereafter annually or at such intervals as Landlord may reasonably request, an updated schedule of values or other appropriate information with respect to the insurable value of the Tenant Improvements, and (v) Landlord shall have no obligation or liability with respect to any underinsurance of the Tenant Improvements that results from Tenant's failure to keep Landlord informed on a current basis of the insurable value of such Tenant Improvements from time to time.
        (d)  Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss-Special Form [CP1030]" or its equivalent) for the Tenant Improvements constructed by Tenant pursuant to the Workletter and on all other alterations, additions and improvements installed by Tenant from time to time in or about the Building, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. Without limiting the generality of the foregoing provisions, Tenant's property insurance on the Tenant Improvements in each Building shall in all events include (i) earthquake insurance (except as otherwise provided in paragraph (c) above, if applicable) in an amount at least equal to the amount of the Tenant Improvement Allowance paid by Landlord pursuant to the Workletter in connection with the construction of the Tenant Improvements in such Building, and (ii) business interruption (income) coverage, including extra expense coverage and off-premises utility interruption coverage, in such amounts and on such terms as Tenant in its reasonable discretion determines to be appropriate.
        (e)  During the course of construction of the improvements being constructed by Landlord and Tenant under Section 5.1 and the Workletter, Landlord shall procure and maintain in full force and effect, at its sole cost and expense, a policy or policies of builder's risk insurance on both the improvements being constructed by it and the improvements being constructed by Tenant, (i) in such amounts and with such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate with respect to the insurance on the improvements being constructed by Landlord, and (ii) in such amounts and with such commercially reasonable deductibles and other terms as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to the insurance on the improvements being constructed by Tenant. Such insurance shall, in Landlord's discretion, either name both Landlord and Tenant as insureds as their interests may appear or name Tenant as an additional insured with respect to the portion of the policy that covers the improvements being constructed by Tenant. Tenant shall provide to Landlord from time to time during the course of construction of improvements by Tenant, at such intervals as Landlord may reasonably request, an updated schedule of values or other appropriate information with respect to the insurable value of the improvements, work in progress and materials located on the Property in connection with Tenant's construction of improvements, and Landlord shall have no obligation or liability with respect to any underinsurance of Tenant's improvements, work in progress and materials that results from Tenant's failure to keep Landlord informed on a current basis, during the course of construction, of the insurable value of such improvements, work in progress and materials on the Property from time to time.
        14.2     Quality Of Policies And Certificates.     All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. The coverage provided by such policies shall include, where applicable, the clause or endorsement referred to in Section 14.4. Each party shall deliver to the other party certificates of insurance showing that the insuring party's required policies are in effect. If either party fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 14 or to pay the premium therefor, then the other party, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by Landlord to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall give Landlord at least thirty (30) days prior written notice of any cancellation or nonrenewal of insurance required to be maintained by Tenant under this Article 14, and shall obtain written undertakings from each insurer under policies required to be maintained by Tenant to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.
        14.3     Workers' Compensation.     Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance, in at least the minimum amounts required by law, covering all of Tenant's employees working on the Property.
        14.4     Waiver Of Subrogation.     To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by property insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.
        14.5     Increase In Premiums.     Tenant shall do all acts and pay all expenses necessary to insure that the Buildings are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Buildings and the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Buildings or the Property to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.
        14.6     Indemnification.
        (a)  Except as otherwise expressly provided in this Lease, Tenant shall indemnify, defend and hold Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for bodily injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Property by Tenant or any invitees, sublessees, licensees, assignees, agents, employees or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Property by Tenant pursuant to Section 2.2 hereof) from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or its agents, employees or contractors. Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or its agents, employees or contractors. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.
        (b)  Except as otherwise expressly provided in this Lease, Landlord shall indemnify, defend and hold Tenant and its shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for bodily injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Property by reason of any negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.
        14.7     Blanket Policy.     Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished. Without limiting the generality of the requirement set forth at the end of the preceding sentence, property insurance provided under a blanket policy shall provide full replacement cost coverage and liability insurance provided under a blanket policy shall include per location aggregate limits meeting or exceeding the limits required under this Article 14.

15.    SUBLEASE AND ASSIGNMENT
        15.1     Assignment And Sublease Of Building(s).     Except in the case of a Permitted Transfer (as hereinafter defined), Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of any Building or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing provisions, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of the balance of the Property or of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 13.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock or assets of or other interest in Tenant, in a single transaction or series of related transactions, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) an initial public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Buildings, or any portion thereof, without Landlord's consent (but with prior or concurrent written notice by Tenant to Landlord), to any entity which controls, is controlled by, or is under common control with Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity engaged in a bona fide joint venture with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted on the Property (hereinafter each a "Permitted Transfer"). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer (x) if such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (y) if Tenant becomes, and while Tenant is, a publicly traded corporation. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 15.1, however, the provisions of Section 15.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.
        15.2     Rights Of Landlord.     Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of any Building or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 15, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of any Building as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits.

16.    RIGHT OF ENTRY AND QUIET ENJOYMENT
        16.1     Right Of Entry.     Landlord and its authorized representatives shall have the right to enter the Buildings at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Buildings or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Buildings to prospective purchasers, to show the Buildings to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to

Tenant by reason of making any repairs or performing any work upon the Buildings or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.
        16.2     Quiet Enjoyment.     Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Buildings and the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

17.    CASUALTY AND TAKING
        17.1     Damage or Destruction.
        (a)  If any or all Buildings, or the Common Areas of the Property necessary for Tenant's use and occupancy of any or all Buildings, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last two (2) years of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Common Areas of the Property and the Building Shell of the applicable Building(s), and Tenant, as to the Tenant Improvements constructed by Tenant, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the applicable Building(s), then either party may terminate this Lease with respect to the applicable Building(s) as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the applicable Building(s), then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant's Operating Cost Share of Operating Expenses, based upon the extent to which Tenant's ability to conduct its business in the applicable Building(s) is impaired, and Landlord and Tenant respectively shall restore the Common Areas and Building Shell and the Tenant Improvements in the applicable Building(s) to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last two (2) years of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease with respect to the applicable Building(s) as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Property in accordance with the first sentence of this Section 17.1(a).
        (b)  The respective obligations of Landlord and Tenant pursuant to Section 17.1(a) are subject to the following limitations:
        (i)    If the occurrence results from a peril which is required to be insured pursuant to Section 14.1(c) and (d) above, the obligations of each party shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the party's permitted deductible ( provided that each party shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Section 14.1(c) or (d), as applicable), and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate this Lease with respect to the applicable Building(s) unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and
        (ii)  If the occurrence results from a peril which is not required to be insured pursuant to Section 14.1(c) and (d) above and is not actually insured, Landlord shall be required to repair and restore the Common Areas and the Building Shell of the applicable Building(s) to the extent necessary for Tenant's continued use and occupancy of the applicable Building(s), and Tenant shall be required to repair and restore the Tenant Improvements to the extent necessary for Tenant's continued use and occupancy of the applicable Building(s), provided that each party's out of pocket cost (after application of any insurance proceeds) to repair and restore shall not exceed an amount equal to fifteen percent (15%) of the replacement cost of the Building Shell of the applicable Building(s) and the Common Area improvements, as to Landlord, or fifteen percent (15%) of the replacement cost of the Tenant Improvements in the applicable Building(s), as to Tenant; if the out of pocket replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease with respect to the applicable Building(s) unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.
        (c)  If this Lease is terminated with respect to the applicable Building(s) pursuant to the foregoing provisions of this Section 17.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 14.1(c) and (d), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.
        (d)  From and after the date of an occurrence resulting in damage to or destruction of a Building or of the Common Areas necessary for Tenant's use and occupancy of the Buildings, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of Minimum Rental and additional rent and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the applicable Building(s) is impaired.
        17.2     Condemnation.
        (a)  If during the term of this Lease one or more Buildings, the Property or Improvements, or any substantial part of any of them, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire applicable Building(s) at Landlord's election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire applicable Building(s) at Tenant's election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Property taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the applicable Building(s). If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant's election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as to the applicable Building(s) as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of Minimum Rental and additional rent and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the applicable Building(s) is impaired), Landlord shall restore the Building Shell of the applicable Building(s) and the Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Tenant Improvements and Tenant's other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of one or more Buildings or the Property.
        (b)  The respective obligations of Landlord and Tenant pursuant to Section 17.2(a) are subject to the following limitations:
        (i)    Each party's obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 17.2(a), an amount equal to five percent (5%) of the replacement cost of the Building Shell of the applicable Building(s) and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Tenant Improvements in the applicable Building(s), as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease with respect to the applicable Building(s) unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and
        (ii)  If this Lease is terminated with respect to the applicable Building(s) pursuant to the foregoing provisions of this Section 17.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such award or proceeds (i) to Landlord, the award or proceeds attributable or allocable to the Building Shell of the applicable Building(s) and/or the Common Area improvements, and (ii) to Landlord and Tenant, respectively, portions of the award or proceeds attributable or allocable to the Tenant Improvements in the applicable Building(s), in the respective proportions in which Landlord and Tenant would have shared, under Section 17.1(c), the proceeds of any insurance proceeds following loss or destruction of such Tenant Improvements by an insured casualty.
        17.3     Reservation Of Compensation.     Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures and equipment, and (b) any condemnation awards or proceeds described in

Section 17.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 17.2(b)(ii), notwithstanding any contrary provisions of this Section 17.3.
        17.4     Restoration Of Improvements.     In connection with any repair or restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the applicable Building(s) (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the applicable Building(s) (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).

18.    DEFAULT
        18.1     Events Of Default.     The occurrence of any of the following shall constitute an event of default on the part of Tenant:
        (a)     Abandonment.     Abandonment of one or more Buildings. "Abandonment" is hereby defined to include, but is not limited to, any absence by Tenant from the applicable Building(s) for fifteen (15) consecutive days or more while Tenant is in default under any other provision of this Lease. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;
        (b)     Nonpayment.     Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;
        (c)     Other Obligations.     Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 15-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 15-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;
        (d)     General Assignment.     A general assignment by Tenant for the benefit of creditors;
        (e)     Bankruptcy.     The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Buildings continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;
        (f)     Receivership.     The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or Tenant's interest in one or more of the Buildings, if such receivership remains undissolved for a period of thirty (30) days;
        (g)     Attachment.     The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's interest in one or more of the Buildings, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or
        (h)     Insolvency.     The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.
        18.2     Remedies Upon Tenant's Default.
        (a)  Upon the occurrence of any event of default described in Section 18.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Buildings or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.
        (b)  Even if Tenant has breached this Lease and abandoned one or more Building(s), this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Building(s) or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.
        (c)  If Landlord terminates this Lease pursuant to this Section 18.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided,

(iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Buildings, expenses of reletting, including necessary repair, renovation and alteration of the Buildings, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amounts at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.
        18.3     Remedies Cumulative.     All rights, privileges and elections or remedies of Landlord contained in this Article 18 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

19.    SUBORDINATION, ATTORNMENT AND SALE
        19.1     Subordination To Mortgage.     This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Buildings, the Property, the Center, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Buildings, the Property, the Center or any of them shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity. Moreover, Tenant's obligations under this Lease shall be conditioned on Tenant's receipt within thirty (30) days after mutual execution of this Lease, from any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity. (Landlord hereby advises Tenant, however, that in fact there is no mortgagee, trustee, beneficiary, ground lessor or leaseback lessor holding an interest in the Property on the date of this Lease.) If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.
        19.2     Sale Of Landlord's Interest.     Upon sale, transfer or assignment of Landlord's entire interest in the Buildings and the Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment, except as otherwise expressly provided in Section 21.2 hereof.
        19.3     Estoppel Certificates.     Either Tenant or Landlord (the "certifying party" ) shall at any time and from time to time, within ten (10) days after written request by the other party (the "requesting party" ), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the certifying party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property or of Tenant's leasehold interest therein. Any such certificate provided under this Section 19.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the certifying party for execution.
        19.4     Subordination to CC&R's.     This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby, shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions or other recorded restrictions affecting the Property or the Center from time to time, which may include easements, access rights and similar non-exclusive use rights and privileges in favor of appropriate third parties; provided that the terms of such declarations or restrictions are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant's ability to conduct the uses permitted hereunder on the Property, and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Center, and provided further that except with Tenant's prior written consent, Landlord shall not enter into any such future declarations of covenants, conditions and restrictions or other recorded restrictions that are applicable, by their terms, solely to one or more of the buildings occupied by or leased to Tenant under this Lease (including any buildings occupied by or leased to Tenant pursuant to Tenant's exercise of any of the rights contained in Article 6 of this Lease) and not to any buildings occupied by or leased to other tenants in the Center or, if Tenant exercises its rights under Section 6.3 of this Lease, on the Expansion Property; (b) to the Declaration of Covenants, Conditions and Restrictions and Reciprocal Easements for Shearwater Project dated January 21, 1998 and recorded on January 22, 1998 as Instrument No. 98-008277, Official Records of San Mateo County, as amended from time to time (the "Shearwater Declaration" ), the provisions of which Shearwater Declaration are an integral part of this Lease; and (c) to the Covenant and Environmental Restriction dated as of January 26, 1998 and recorded on February 3, 1998 as Instrument No. 98-013813, Official Records of San Mateo County, as amended from time to time (the "Environmental Restriction" ), the provisions of which Environmental Restriction are incorporated herein by this reference. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the foregoing subordination.
        19.5     Mortgagee Protection.
        (a)  If, in connection with any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Buildings, the Property, the Center, or any of them, the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor requests any changes in this Lease as a condition to its willingness to enter into or accept the ground lease, mortgage, deed of trust, sale/leaseback transaction or other hypothecation for security, then Tenant shall not unreasonably withhold or delay its consent to any such requested changes and shall execute, at the request of Landlord, an amendment to this Lease incorporating the changes thus reasonably consented to by Tenant. It shall be deemed reasonable for Tenant to withhold consent to any requested change which imposes a substantial new monetary obligation on Tenant or which otherwise substantially impairs Tenant's rights under this Lease. Tenant's obligations under this Section 19.5(a) shall be conditioned on Tenant's concurrent receipt, from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity.
        (b)  If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Buildings, the Property, the Center or any of them, the Buildings, the Property and/or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Buildings, the Property and/or the Center shall not be:
        (i)    liable for any act or omission of a prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord);
        (ii)  subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord);
        (iii)  bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord) except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Property and/or the Center, as applicable;
        (iv)  liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property, the Buildings or the Center; or
        (v)  liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property and the Center as they exist from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property and Center for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

20.    SECURITY
        20.1     Deposit.
        (a)  Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Two Million Two Hundred Seventy Thousand Four Hundred Thirty and No/100 Dollars ($2,270,430.00), which sum (the "Security Deposit" ) shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.
        (b)  As an alternative to the cash Security Deposit described in Section 20.1(a), Tenant may instead deliver to Landlord, within ten (10) days after mutual execution of this Lease, an irrevocable standby letter of credit (the "Letter of Credit" ) issued in favor of Landlord by a federally insured commercial bank or trust company approved in writing by Landlord (which approval shall not be unreasonably withheld), in form and substance reasonably satisfactory to Landlord, to be held by Landlord as security for the faithful performance of all the obligations of Tenant under this Lease, subject to the following terms and conditions:
        (i)    The amount of the Letter of Credit shall be at least Two Million Two Hundred Seventy Thousand Four Hundred Thirty and No/100 Dollars ($2,270,430.00), and Tenant shall maintain the Letter of Credit in that amount in full force and effect throughout the term of this Lease (including any extensions thereof) and until thirty (30) days after the expiration of the term of this Lease, unless Tenant elects at any time to replace the Letter of Credit with a full cash Security Deposit in compliance with Section 20.1(a). The Letter of Credit may be for an initial one-year term, with automatic renewal provisions, provided that Landlord shall be given at least thirty (30) days prior written notice if the Letter of Credit will not be renewed as of any otherwise applicable renewal date and shall be entitled to draw against the expiring Letter of Credit if a replacement Letter of Credit is not furnished to Landlord at least twenty (20) days prior to the scheduled expiration date, as provided in Section 20.1(b)(iii)(A) below.
        (ii)  Landlord shall be entitled (but shall not be required) to draw against the Letter of Credit and receive and retain the proceeds thereof upon any default by Tenant in the payment of any rent or other amounts required to be paid by Tenant under this Lease, or upon the occurrence of any other Event of Default under this Lease. The amount of the draw shall not exceed the amount of the payments (if any) as to which Tenant is then in default and/or the amount reasonably necessary to cure any non-monetary Events of Default by Tenant, and shall be applied by Landlord to the cure of the applicable default(s). Following any partial draw under this paragraph (ii), if Tenant fully cures all outstanding defaults and provides Landlord with a new Letter of Credit in the full required amount under this Section 20.1(b), Landlord shall surrender and return to Tenant, within ten (10) days after Tenant's satisfaction of the foregoing conditions, the Letter of Credit under which the partial draw was made, and any unapplied cash drawn under such Letter of Credit.
        (iii)  Landlord shall also be entitled (but shall not be required) to draw against the Letter of Credit in full and to receive the entire proceeds thereof under either of the following circumstances:
        (A)  If the Letter of Credit will expire as of a date prior to the date thirty (30) days after the expiration of the term of this Lease and Tenant fails to provide to Landlord an extension or replacement of such Letter of Credit, in at least the minimum amount required under this Section 20.1(b), at least twenty (20) days prior to the scheduled expiration date of the Letter of Credit; or
        (B)  If, as a result of a draw against the Letter of Credit by Landlord or for any other reason, the amount of the Letter of Credit falls below the minimum amount required to be maintained from time to time pursuant to this Section 20.1(b) and Tenant has failed to cause the Letter of Credit to be restored to at least the minimum required amount within ten (10) days after written demand by Landlord. Landlord shall return any unapplied cash to Tenant upon receipt a new Letter of Credit in the full amount required by the terms of the Lease.
        (iv)  If Landlord draws against the Letter of Credit in any of the circumstances described in subparagraph (iii) above, Landlord shall use, apply and/or retain all or any part of the amount drawn for the cure of any then existing defaults under this Lease. Any amount drawn that is not immediately so used or applied by Landlord shall be retained by Landlord as a cash security deposit, subject to and in accordance with the provisions of Section 20.1(a).
        (v)  Any actual or purported withdrawal, rescission, termination or revocation of the Letter of Credit by the issuer thereof prior to the expiration of the term of this Lease (except when replaced prior to the effectiveness of such withdrawal, rescission, termination or revocation by a replacement Letter of Credit as contemplated in Section 20.1(b)(iii)(A) hereof) shall be a material breach of this Lease.

21.    MISCELLANEOUS
        21.1     Notices.     All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private same-day or overnight courier or express delivery service) or by telecopier with mechanical confirmation of transmission, effective upon personal delivery to or refusal of delivery by the recipient (in the case of personal delivery by any of the means described above) or upon telecopier transmission during normal business hours at the recipient's office (in the case of telecopier transmission, with any transmission outside of normal business hours being effective as of the beginning of the first business day commencing after the time of actual transmission) to the parties at their respective addresses as follows:

To Tenant:	(until Phase I Rent Commencement Date) Tularik Inc. Two Corporate Drive South San Francisco, CA 94080 Attn: Luis Bayol Telecopier: (650) 825-7554

(after Phase I Rent Commencement Date)
Tularik Inc.
            Veterans Boulevard
South San Francisco, CA 94080
Attn:
Telecopier: (650)
 [as specified by Tenant in written notice at or about the Phase I Rent Commencement Date]

with a copy to:	Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121-1909 Attn: Elizabeth A. Willes, Esq. Telecopier: (858) 550-6420
To Landlord:	Slough BTC, LLC 33 West Monroe Street, Suite 2000 Chicago, IL 60603 Attn: William Rogalla Telecopier: (312) 558-9041
with a copy to:	Folger Levin & Kahn LLP Embarcadero Center West 275 Battery Street, 23rd Floor San Francisco, CA 94111 Attn: Donald E. Kelley, Jr., Esq. Telecopier: (415) 986-2827
and a copy to:	Britannia Management Services, Inc. 1939 Harrison Street, Suite 715 Oakland, CA 94612 Telecopier: (510) 763-6262
or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord in care of Britannia Management Services, Inc. at the address provided above in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.
        21.2     Successors And Assigns.     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor.
        21.3     No Waiver.     The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.
        21.4     Severability.     If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.
        21.5     Litigation Between Parties.     In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.
        21.6     Surrender.     A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.
        21.7     Interpretation.     The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.
        21.8     Entire Agreement.     This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.
        21.9     Governing Law.     This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.
        21.10     No Partnership.     The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.
        21.11     Financial Information.     From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Property and/or Center designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely to use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property and/or Center, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property and/or Center. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 21.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 21.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.
        Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Property and/or Center financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section. Landlord also acknowledges and agrees that Tenant's obligations to furnish information to Landlord under this Section are in all events subject to Tenant's compliance with, and may therefore be limited by, applicable securities laws.
        21.12     Costs.     If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment of this Lease or subletting of any one or more of the Buildings or any part thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.
        21.13     Time.     Time is of the essence of this Lease, and of every term and condition hereof.
        21.14     Rules And Regulations.     Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Property and the Center.
        21.15     Brokers.     Landlord agrees to pay a brokerage commission to CRESA Partners ( "Tenant's Broker"), in connection with the consummation of this Lease in the amount of $6.50 per rentable square foot, payable 50% upon mutual execution of this Lease and 50%, as to each Building, upon the Rent Commencement Date for such Building or, in the case of the Phase II Building, upon the Rent Commencement Date for each phase of the Phase II Building (in proportion to the ratio between the square footage covered by such phase and the total square footage of the Phase II Building). In addition, in the event Tenant exercises the Expansion Option, Landlord shall pay to Tenant's Broker a commission on the same terms as set forth in the first sentence of this Section 21.15. Tenant shall be solely responsible for any claims for brokerage commissions or similar compensation by Tenant's Broker and/or Mark Pearson in excess of the amount described in the preceding two sentences. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.
        21.16     Memorandum Of Lease.     At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

        21.17     Corporate Authority.     The person signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant.
        21.18     Execution and Delivery.     This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.
        21.19     Survival.     Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 9.4, 11.2, 11.3, 11.4, 13.6, 14.6, 21.5 and 21.20 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.
        21.20     Parking and Traffic.
        (a)  Landlord has advised Tenant that the approval of the Britannia Oyster Point project by the City of South San Francisco was conditioned upon, among other things, Landlord's development and implementation of a Transportation Demand Management Plan (the "TDMP") pursuant to which Landlord is required to undertake various measures to try to reduce the volume of traffic generated by the Center. Landlord covenants with Tenant that Landlord will use reasonable efforts to try to reduce the volume of traffic generated by the Center, as contemplated by the TDMP, including (but not limited to) substantially complying with any specific measures required by the City of South San Francisco or its Redevelopment Agency. Tenant hereby agrees (i) to designate one of its employees to act as a liaison with Landlord's designated transportation coordinator in facilitating and coordinating such programs as may be required from time to time by governmental agencies and/or by the terms of the TDMP to reduce the traffic generated by the Center (as required by the City of South San Francisco as part of the conditions of approval of this project) and to facilitate and encourage the use of public transportation, (ii) to make reasonable efforts to encourage cooperation and participation by Tenant's employees in the programs implemented from time to time pursuant to the TDMP, including (but not limited to) programs described in this Section 21.20, and (iii) to cooperate with Landlord's designated transportation coordinator in identifying an appropriate area within each Building where an information kiosk can be maintained for the dissemination of transportation-related information, to be updated from time to time by Landlord's designated transportation coordinator.
        (b)  The Center is presently intended to contain a maximum of approximately 2.9 parking spaces per 1,000 square feet of rentable area in the buildings to be constructed on the Property, subject to approval by appropriate agencies of the City of South San Francisco. Consistent with the TDMP, a specified percentage (presently anticipated to be ten percent (10%)) of these spaces will be designated for carpool, vanpool and clean fuel vehicles. Among other things, the City of South San Francisco requires that Landlord charge a monthly parking fee for each parking space allocated to tenants and their employees. The monthly fee per parking space shall be $20 per parking space for each Building for the first five (5) years after the Rent Commencement Date for such Building, and shall increase to $30 per parking space for each Building immediately after the fifth (5th) anniversary of the Rent Commencement Date for such Building. In accordance with the policies and requirements of the City of South San Francisco, Landlord recommends that Tenant pass through these parking charges to Tenant's employees using the spaces. (Thus, for example, in years one (1) through five (5) of the Lease term, assuming an aggregate of 280,200 square feet in the Buildings and 2.9 spaces of parking per 1,000 square feet in the Center, Tenant would have 813 allocable parking spaces at $20 per space per month, for a total monthly parking fee of $16,260.)
        (c)  On or about the date Tenant commences business in the respective Buildings, Landlord intends to provide Tenant, through Landlord's designated transportation coordinator, with an appropriate number of packets of employee transportation information, presently expected to include (but not be limited to) information about carpool parking; schedules and maps for SamTrans, Caltrain, BART and shuttle services operating to and from the Property; and a bicycle map. Landlord shall thereafter cause its designated transportation coordinator to provide updated copies of the employee transportation information packet to Tenant from time to time, as appropriate, and to make additional copies of the packet available to Tenant from time to time, upon request by Tenant, for new employees. Tenant shall distribute copies of the employee transportation information packet to all employees commuting to the Property at the time Tenant commences business in the respective Buildings, shall thereafter distribute copies of the packet to new employees from time to time and shall distribute updated packets to all employees from time to time when and as such updated packets are furnished to Tenant by Landlord's designated transportation coordinator.
        (d)  Landlord is required to conduct, pursuant to the TDMP, annual surveys of its tenants and their employees regarding both quantitative and qualitative aspects of commuting and transportation patterns at the Center. Landlord anticipates that these surveys will be prepared, administered and analyzed by an independent transportation consultant retained by the City of South San Francisco, and will be summarized by that consultant in an annual report to be submitted by that consultant to the City of South San Francisco and its Redevelopment Agency with respect to the Center. Tenant shall cooperate with Landlord, with Landlord's designated transportation coordinator and with any independent transportation consultant retained by the City, and shall use reasonable efforts to cause Tenant's employees to so cooperate, in the completion and return of such surveys from time to time, when and as requested by Landlord or its designated transportation coordinator or the independent consultant. Tenant acknowledges and understands that employees who fail to respond to such surveys will be counted as drive-alone commuters.
        (e)  Landlord has advised Tenant that pursuant to conditions imposed by the City of South San Francisco and its Redevelopment Agency, Landlord may incur financial penalties if implementation of the TDMP at the Center fails to achieve a target rate of at least thirty-five percent (35%) alternative mode transportation usage (the "Alternative Mode Standard") by employees working at the Center, as reflected in the surveys conducted pursuant to Section 21.20(d) above. Any such financial penalties shall be imposed by the City of South San Francisco Redevelopment Agency (the "Redevelopment Agency"), in its sole discretion, based on its review of the annual reports submitted from time to time pursuant to Section 21.20(d) above. The amount of such financial penalties is presently set at $15,000 per year for each percentage point (if any) by which, after a phase-in period (two (2) years after the granting of a certificate of occupancy) for each building, the aggregate rate of alternative mode transportation usage by employees throughout the Center falls short of the Alternative Mode Standard. If any such financial penalties are imposed on Landlord for failure to meet the Alternative Mode Standard on a Center-wide basis for any applicable survey period, then Landlord shall be entitled to pass such financial penalties through to all tenants of the Center whose employees have failed to demonstrate (pursuant to the applicable surveys) compliance with the Alternative Mode Standard for the applicable period (each such tenant being hereinafter referred to as a "Noncomplying Tenant" for that period), in which event the actual penalty amount shall be allocated among the Noncomplying Tenants for the applicable period in the following manner: Each Noncomplying Tenant shall bear a portion of the applicable penalty amount equal to a fraction, the numerator of which is the number of employees by which such Noncomplying Tenant fell short of meeting the Alternative Mode Standard for the applicable period and the denominator of which is the sum of the respective numbers of employees by which all Noncomplying Tenants, in the aggregate, fell short of meeting the Alternative Mode Standard for the applicable period. Each such Noncomplying Tenant shall pay its share of the applicable penalty amount to Landlord within thirty (30) days after receipt of written demand from Landlord, accompanied by supporting documentation evidencing the applicable penalty amount, as provided by the Redevelopment Agency or its consultant, and demonstrating in reasonable detail the calculation of such Noncomplying Tenant's share of that penalty amount. Under no circumstances shall Tenant be required to bear any portion of any penalties contemplated in this paragraph with respect to any period as to which Tenant can demonstrate that its employees, as evidenced by the applicable survey(s) for that period, met the Alternative Mode Standard. If Tenant subleases any portion(s) of any of the Buildings from time to time, then for purposes of this Section 21.20, as between Tenant and Landlord, Tenant shall be fully and solely responsible for compliance by its subtenant(s) and their employees with the requirements of this Section 21.20, and all surveys and reports submitted by Tenant to Landlord or its designated transportation coordinator or to the independent consultant pursuant to this Section 21.20 shall cover the entire Buildings (other than the retail space in the Phase III Building) and shall report figures for Tenant and its subtenant(s) on an aggregate basis. Nothing in the preceding sentence, however, shall preclude Tenant, as between itself and its subtenant(s), from allocating to such subtenant(s) in the applicable sublease agreement any compliance obligations and/or penalty reimbursement obligations under this Section 21.20(e), but no such allocation shall be binding on Landlord or require Landlord, its designated transportation
[rest of page intentionally left blank; signature page follows]

coordinator or the independent consultant to deal directly with any such subtenant(s) regarding the matters addressed in this Section 21.20. If Tenant believes, reasonably and in good faith, that there are circumstances particular to the nature of Tenant's business operations that would justify a mitigation of penalties and/or a modification of the implementation of the TDMP as applied to Tenant's business, and requests in writing (with supporting information describing, in reasonable detail, the circumstances on which Tenant is relying) that Landlord present such mitigation or modification arguments to the Redevelopment Agency, then Landlord shall use reasonable and good faith efforts to present or cause its designated transportation coordinator to present such mitigation and/or modification arguments, but Tenant acknowledges and understands that any decision with respect to such mitigation and/or modification arguments will be in the sole discretion of the Redevelopment Agency and agrees that Landlord shall have no liability to Tenant if such mitigation and/or modification arguments are not accepted by the Redevelopment Agency.
        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

"Landlord"		"Tenant"
SLOUGH BTC, LLC, a Delaware limited liability company		TULARIK INC., a Delaware corporation
By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By: /s/ DAVID V. GOEDDEL Its: CEO
	By: /s/ WILLIAM ROGALLA Its: VP	By: /s/ WILLIAM J. RIEFLIN Its: EVP

EXHIBITS

EXHIBIT A	Real Property Description (Center)
EXHIBIT B	Site Plan
EXHIBIT C	Workletter
EXHIBIT D	Estimated Construction Schedules
EXHIBIT E	Acknowledgment of Rent Commencement Date

EXHIBIT A
REAL PROPERTY DESCRIPTION (CENTER)
All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:
Parcels 2, 3, 5 and 6 as shown on the Bay West Cove Final Subdivision Map, Parcel Map No. 97-027, recorded January 22, 1998 in Book 70, at pages 33-40, File No. 98-008274, Official Records of San Mateo County, California.

EXHIBIT B

BRITANNIA OYSTER POINT
SITE PLAN

EXHIBIT C
WORKLETTER
        This Workletter ("Workletter") constitutes part of the Build-to-Suit Lease dated as of December 20, 2001 (the "Lease") between SLOUGH BTC, LLC, a Delaware limited liability company ("Landlord"), and TULARIK INC., a Delaware corporation ("Tenant"). The terms of this Workletter are incorporated in the Lease for all purposes.
        1.     Defined Terms.    As used in this Workletter, the following capitalized terms have the following meanings:
        (a)   Approved Plans: Plans and specifications prepared by the applicable Architect for the respective Improvements and approved by Landlord and, to the extent applicable, Tenant in accordance with Paragraph 2 of this Workletter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.
        (b)   Architect: Chamorro Design Group, or any other architect selected by Landlord in its sole discretion, with respect to the respective Building Shells, the Site Improvements and any other Improvements which Landlord is to design pursuant to this Workletter; any architect selected by Tenant with the written approval of Landlord (which shall not be unreasonably withheld or delayed) with respect to the Tenant Improvements and any other Improvements which Tenant is to design pursuant to the this Workletter.
        (c)   Building Shells: The shells of the respective Buildings, as more fully described in Schedule C-1 attached to this Workletter, including the shell of the Connector Bridge (as described in Section 1.1(a) of the Lease).
        (d)   Change Order Request: See definition in Paragraph 2(e)(ii) hereof.
        (e)   Cost of Improvement: See definition in Paragraph 2(c) hereof.
        (f)    Final Completion Certificate: See definition in Paragraph 3(b) hereof.
        (g)   Final Working Drawings: See definition in Paragraph 2(a) hereof.
        (h)   General Contractor: Hathaway Dinwiddie Construction Company, or any other general contractor selected by Landlord in its sole discretion, with respect to Landlord's Work. The General Contractor with respect to Tenant's Work shall be selected by Tenant, subject to Landlord's approval (not to be unreasonably withheld or delayed), as contemplated in Paragraph 5(a) hereof.
        (i)     Improvements: The Building Shells, Site Improvements, Tenant Improvements and other improvements shown on the Approved Plans from time to time and to be constructed on the Property pursuant to the Lease and this Workletter.
        (j)     Landlord Delay: See definition in Paragraph 10 hereof.
        (k)   Landlord's Work: The Building Shells and Site Improvements, and any other Improvements which Landlord is to construct or install pursuant to this Workletter (including, but not limited to, any Tenant Improvements identified in Schedule C-2 to this Workletter as being Landlord's responsibility to construct) or by mutual agreement of Landlord and Tenant from time to time.
        (l)     Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant's use or occupancy of the applicable Building and the Property.
        (m)   Site Improvements: The parking areas, driveways, landscaping and other improvements to the Common Areas of the Property that are depicted on Exhibit B to the Lease

(as the same may be modified by Landlord from time to time pursuant to the process of development and approval of the Approved Plans).
        (n)   Structural Completion Certificate: See definition in Paragraph 3(a) hereof.
        (o)   Tenant Delay: Any of the following types of delay in the completion of construction of the Building Shell(s):
        (i)    Any delay resulting from Tenant's failure to furnish, within the time frames required in the Estimated Construction Schedules attached as Exhibit D to the Lease (or, in the case of any requests for which no specific time frame is specified in such Estimated Construction Schedules, within the time frame reasonably specified in writing by Landlord or its project manager in making such request), information reasonably requested by Landlord or by Landlord's project manager (Project Management Advisors, Inc. or such other person or entity as Landlord may designate from time to time) in connection with the design or construction of the respective Building Shells, or from Tenant's failure to approve within the time frames required in the Estimated Construction Schedules attached as Exhibit D to the Lease (or, in the case of any requests for which no specific time frame is specified in such Estimated Construction Schedules, within the time frame reasonably specified in writing by Landlord or its project manager in requesting such approval) any matters requiring approval by Tenant;
        (ii)  Any delay resulting from changes in Landlord's Final Working Drawings and/or Landlord's Approved Plans with respect to the Phase IA Building and/or the Phase IB Building in order to accommodate the construction of the Connector Bridge, under the circumstances and to the extent provided in Paragraph 2(e)(iii) of this Workletter;
        (iii)  Any delay resulting from Change Order Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Change Order Request; or
        (iv)  Any delay of any other kind or nature caused by Tenant (or Tenant's contractors, agents or employees) or resulting from the performance of Tenant's Work.
        (p)   Tenant Improvements: The improvements to or within the respective Buildings, other than improvements constituting part of the respective Building Shells, shown on the Approved Plans from time to time and to be constructed by Tenant (except as otherwise provided herein) pursuant to the Lease and this Workletter, including (but not limited to) the improvements described in Schedule C-2 attached to this Workletter.
        (q)   Tenant's Work: All of the Improvements other than those constituting Landlord's Work, and such other materials and improvements as Tenant deems necessary or appropriate for Tenant's use and occupancy of the respective Buildings.
        (r)   Unavoidable Delays: Delays due to acts of God, action or inaction of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather (but only to the extent such weather prevents the affected party from conducting any substantial element of its construction work for a period of at least one full work day), inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord or Tenant, as applicable.
        (s)   Work Deadlines: The target dates for performance by the applicable party of the steps listed in the Estimated Construction Schedules for the respective Buildings attached as Exhibit D to the Lease.
        (t)    Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.
        2.     Plans, Cost of Improvements and Construction.    Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Improvements.
(a)   Approved Plans and Working Drawings for Landlord's Work. Landlord shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Tenant Delays and Unavoidable Delays) prepare or cause to be prepared plans and specifications for the Improvements constituting Landlord's Work and for all other Improvements (if any) for which Landlord is expressly assigned design responsibility under Schedule C-2 to this Workletter. Such plans and specifications shall not be subject to Tenant's approval, except to the extent (and only to the extent) that Landlord's Work includes, pursuant to this Workletter or by other mutual agreement of Landlord and Tenant, any portion of the Tenant Improvements. Landlord shall deliver copies of such plans and specifications to Tenant for Tenant's approval (but only to the extent provided in the preceding sentence) and information, to assist Tenant in providing any information and making any decisions necessary to be provided or made by Tenant in order to permit preparation of Landlord's Final Working Drawings as hereinafter defined, and to assist Tenant in preparing plans, specifications and drawings for Tenant's Work as hereinafter set forth. Following approval of such plans and specifications by Landlord and, if applicable, by Tenant (as so approved, the "Landlord's Approved Plans"), Landlord shall then prepare or cause to be prepared, on or before the applicable Work Deadline (assuming timely delivery by Tenant of all information and decisions required to be furnished or made by Tenant in order to permit complete preparation of Landlord's Final Working Drawings), final detailed working drawings and specifications for the Improvements constituting Landlord's Work, including structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "Landlord's Final Working Drawings"). Landlord's Final Working Drawings shall substantially conform to the Landlord's Approved Plans. Landlord's Final Working Drawings shall not be subject to Tenant's approval, except to the extent (and only to the extent), as noted above, that Landlord's Work includes, pursuant to this Workletter or by other mutual agreement of Landlord and Tenant, any portion of the Tenant Improvements. Landlord shall deliver copies of Landlord's Final Working Drawings to Tenant for Tenant's approval (but only to the extent provided in the preceding sentence) and information, and to assist Tenant in preparing plans, specifications and drawings for Tenant's Work as hereinafter set forth. Landlord's obligation to deliver Landlord's Final Working Drawings to Tenant within the time period set forth above shall be extended for any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth below, any other Tenant Delays, or any Unavoidable Delays. To the extent Tenant has any right of approval over Landlord's proposed plans and specifications or Landlord's proposed Final Working Drawings pursuant to the foregoing provisions, no later than the applicable Work Deadline (assuming timely delivery of plans and drawings by Landlord), Tenant shall either approve (to the extent of Tenant's approval right) Landlord's proposed plans and specifications or Landlord's proposed Final Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed plans and specifications or proposed Landlord's Final Working Drawings over which Tenant has a right of approval into a form which will be acceptable to Tenant or, in the case of Landlord's Final Working Drawings, into substantial conformity with the Landlord's Approved Plans. Notwithstanding any other provisions of this paragraph (other than the final sentence thereof), in no event shall Tenant have the right to object to any aspect of the Landlord's proposed plans and specifications or proposed Landlord's Final Working Drawings (including, but not limited to, any subsequently proposed changes therein from time to time) that is necessitated by applicable law or as a condition of any governmental or other third-party approvals that are required to be obtained in connection with Landlord's Work, or that is required as a result of unanticipated conditions encountered in the course of construction of Landlord's Work. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of required changes (to the extent Tenant has a right of approval or objection under this paragraph) on or before the applicable Work Deadline shall constitute and be deemed to be approval of Landlord's proposed plans and specifications or proposed Landlord's Final Working Drawings, as applicable. Upon approval, actual or deemed, of Landlord's Final Working Drawings by Landlord and Tenant (to the extent Tenant has such a right of approval under this paragraph), Landlord's Final Working Drawings shall be deemed to be incorporated in and considered part of the Landlord's Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Landlord's Approved Plans. Notwithstanding the foregoing provisions of this paragraph, the parties acknowledge and agree as follows: (i) as to the Building Shells for the Phase IA and Phase IB Buildings (excluding the Connector Bridge, which has not yet been designed), the plans and specifications for which building permits have already been issued by the City of South San Francisco constitute Landlord's Approved Plans for such Building Shells, subject to any changes that may be required in connection with the design and construction of the Connector Bridge; (ii) as to the Building Shell for the Phase II Building, the plans and specifications filed with Landlord's pending permit application with the City of South San Francisco constitute Landlord's Approved Plans for such Building Shell, subject to any changes that may be required by the City of South San Francisco in connection with the issuance of a building permit for such Building Shell; and (iii) Tenant shall have a right of approval over the plans and specifications to be prepared by Landlord for the shell of the Connector Bridge, which approval shall not be unreasonably withheld and which right of approval shall be exercised within any applicable Work Deadlines or, to the extent there is no specifically applicable Work Deadline, within five (5) business days after delivery of plans and specifications for review by Tenant.
        (b)   Approved Plans and Working Drawings for Tenant's Work. Tenant shall promptly and diligently cause to be prepared and delivered to Landlord, for approval, a space plan and detailed plans and specifications for the Improvements constituting Tenant's Work (as so approved, the "Tenant's Approved Plans"). Landlord shall approve or disapprove of Tenant's Plans, following receipt thereof from Tenant, within the applicable number of days specified on the applicable Estimated Construction Schedule(s) attached as Exhibit D to the Lease. Following mutual approval of the Tenant's Approved Plans, Tenant shall then cause to be prepared and delivered to Landlord, for approval, final working drawings and specifications for the Improvements constituting Tenant's Work, including any applicable life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "Tenant's Final Working Drawings"). Tenant's Final Working Drawings shall substantially conform to the Tenant's Approved Plans. Landlord shall, within the applicable number of days specified on the applicable Estimated Construction Schedule(s) attached as Exhibit D to the Lease, either approve Tenant's Final Working Drawings or set forth in writing with particularity any changes necessary to bring Tenant's Final Working Drawings into substantial conformity with Tenant's Approved Plans or into a form which will be acceptable to Landlord. Upon approval of Tenant's Final Working Drawings by Landlord and Tenant, Tenant's Final Working Drawings shall be deemed to be incorporated in and considered part of the Tenant's Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Tenant's Approved Plans.
        (c)   Cost of Improvements. "Cost of Improvement" shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) all other "hard" costs incurred in the construction of such item or component in accordance with the applicable Approved Plans and this Workletter; and (viii) as to the Tenant Improvements, all costs and items specifically described as being at Tenant's cost in Schedules C-1 and C-2 attached hereto. Notwithstanding the foregoing provisions, however, Cost of Improvement shall not include any project management fee relating to the construction of the applicable item or component, except to the extent of any project management fees expressly set forth in Schedules C-1 and C-2 attached hereto.
        (d)   Construction of Landlord's Work. Promptly following approval of Landlord's Final Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Improvements constituting Landlord's Work. Upon receipt of such permits and approvals, Landlord shall, at Landlord's sole expense (except as otherwise provided in the Lease or in this Workletter), diligently construct and complete the Improvements constituting Landlord's Work substantially in accordance with the Landlord's Approved Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a neat and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Landlord shall be responsible for compliance of all Improvements designed and constructed by Landlord with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities. Landlord shall have the right, in its sole discretion, to decide whether and to what extent to use union labor on or in connection with Landlord's Work and shall use the General Contractor designated or selected pursuant to Paragraph 1(h) to construct all Improvements constituting Landlord's Work.
        (e)   Changes.
        (i)    If Landlord determines at any time that changes in Landlord's Final Working Drawings or in any other aspect of the Landlord's Approved Plans relating to any item of Landlord's Work are required as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to the Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Landlord's Approved Plans and/or Landlord's Final Working Drawings, as applicable, reflecting such changes to be prepared by Architect and submitted to Tenant, for Tenant's information (and to assist Tenant in determining the need for any related changes in Tenant's Approved Plans) and, to the extent such changes relate to any Tenant Improvements being constructed by Landlord pursuant to mutual agreement of Landlord and Tenant or are subject to Tenant's approval pursuant to the final sentence of this paragraph, for approval by Tenant in accordance with the procedure contemplated in Paragraph 2(a) hereof. Upon final approval of such revised drawings by Landlord and Tenant (if applicable), Landlord's Final Working Drawings and/or the Landlord's Approved Plans shall be deemed to be modified accordingly. In the case of any such changes in Landlord's Final Working Drawings and/or Landlord's Approved Plans that are required as a result of applicable law or governmental requirements, or are required at the insistence of any other third party whose approval is required with respect to the Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, Tenant shall have no approval right and Landlord shall have no liability or responsibility for any costs or cost increases incurred by Tenant as a result of any such required changes. However, in the case of any changes in Landlord's Final Working Drawings and/or Landlord's Approved Plans that are merely deemed desirable by Landlord without being required by any of the circumstances described in the preceding sentence, (A) Landlord shall not make any such change without Tenant's written approval, which approval shall not be unreasonably withheld and which right of approval shall be exercised within five (5) business days after Tenant's receipt of Landlord's request for approval of the proposed change, and (B) Landlord shall be responsible for all actual costs or cost increases reasonably incurred by Tenant as a result of such changes and shall reimburse Tenant for any such actual costs or cost increases promptly following receipt of Tenant's written request for such reimbursement, accompanied by documentation reasonably supporting Tenant's claimed costs or cost increases and their relationship to the changes made by Landlord.
        (ii)  If Tenant at any time desires any changes, alterations or additions to the Landlord's Approved Plans or Landlord's Final Working Drawings with respect to any of Landlord's Work, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a "Change Order Request"). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Change Order Request are approved by Landlord (which approval shall not be unreasonably withheld as to any matters relating to Tenant Improvements which are being constructed by Landlord pursuant to mutual agreement of Landlord and Tenant, but may be granted or withheld by Landlord in its sole discretion as to any other aspects of Landlord's Work), (B) Landlord's estimate of the number of days of delay, if any, which shall be caused by such Change Order Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord's estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Change Order Request if such Change Order Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Change Order Request). If Landlord approves the Change Order Request and Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice from Landlord, of Tenant's approval of the Change Order Request (including the estimated delays and cost increases, if any, described in Landlord's notice), then Landlord shall cause such Change Order Request to be implemented and Tenant shall be responsible for all costs or cost increases resulting from or attributable to the implementation of the Change Order

Request, subject to the provisions of Paragraph 4 hereof. If Tenant fails to notify Landlord in writing of Tenant's approval of such Change Order Request within said five (5) business day period, then such Change Order Request shall be deemed to be withdrawn and shall be of no further effect.
        (iii)  If Landlord determines at any time in the course of design and construction of the Connector Bridge that changes in Landlord's Final Working Drawings or in any other aspect of the Landlord's Approved Plans for the Phase IA Building and/or the Phase IB Building are required in order to accommodate the construction of the Connector Bridge, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) notify Tenant of Landlord's estimate of the number of days of delay, if any, which shall be caused in Landlord's achievement of structural completion for the Phase IA Building and/or the Phase IB Building as a result of such changes if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals) (the "Estimated Delay"). If Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice from Landlord, of Tenant's approval of the Connector Bridge design which requires such changes and of Tenant's desire to have Landlord proceed with the construction of the Connector Bridge notwithstanding the Estimated Delay (if any), then Landlord shall cause such changes to be implemented and the amount of the Estimated Delay (if any) as specified in Landlord's notice shall constitute a Tenant Delay; provided, however, that notwithstanding the characterization of such changes as a Tenant Delay and notwithstanding any contrary provisions of the Lease or of this Workletter, under no circumstances shall Tenant be responsible for any costs or cost increases resulting from or attributable to the implementation of the changes described in this subparagraph (iii). If Tenant fails to notify Landlord in writing, within said five (5) business day period, of Tenant's approval of the Connector Bridge design which requires such changes and of Tenant's desire to have Landlord proceed with the construction of the Connector Bridge notwithstanding the estimated delays (if any), then such design changes shall be deemed to be disapproved and Landlord shall be under no further obligation to construct the Connector Bridge.
        (iv)  If Tenant at any time desires to make any changes, alterations or additions to the Tenant's Approved Plans, such changes, alterations or additions shall be subject to approval by Landlord in the same manner as the original Tenant's Approved Plans as provided above.
        3.     Completion.
        (a)  When Landlord receives written certification from Architect that construction of the foundation, structural slab on grade (except to the extent delayed at Tenant's request to accommodate Tenant's design requirements and/or any underslab aspects of Tenant's Work), Landlord's underslab plumbing work, structural steel framework, decking and concrete on second, third and fourth (if applicable) floors, roof structure, roof membrane and installation of main fire sprinkler risers in a Building have been substantially completed in accordance with the Landlord's Approved Plans, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Structural Completion Certificate") certifying that the construction of such portions of the applicable Building has been substantially completed in accordance with the Landlord's Approved Plans in all material respects and specifying the date of that completion. The delivery of such Structural Completion Certificate shall commence the running of the 180-day time period (which period shall be extended day for day by any Landlord Delay, as hereinafter defined, occurring after the date of delivery of such Structural Completion Certificate) until the Rent Commencement Date for the applicable Building (or in the case of the Phase II Building, until the Phase IIA Rent Commencement Date) under Section 2.1 of the Lease. Notwithstanding any other provisions of this Workletter or of the Lease, Landlord's right to issue a Structural Completion Certificate with respect to the respective Phase I Buildings shall be determined without reference to the degree of completion of the Connector Bridge, and any delay in the construction or structural completion of the shell for the Connector Bridge shall not delay the determination of structural completion or the Rent Commencement Date for either of the Phase I Buildings, treating each of such Buildings (without the Connector Bridge) as a stand-alone building and ignoring, for this purpose, any lack of completion of Landlord's Work at and in the immediate vicinity of the point of attachment of the Connector Bridge to the applicable Building.
        (b)  When Landlord receives written certification from Architect that construction of the remaining Improvements constituting Landlord's Work with respect to a Building has been substantially completed in accordance with the Landlord's Approved Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Final Completion Certificate") certifying that the construction of the remaining Improvements constituting Landlord's Work with respect to such Building has been substantially completed in accordance with the Landlord's Approved Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion. Upon receipt by Tenant of the Final Completion Certificate, the Improvements constituting Landlord's Work will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord's continuing obligations with respect to the Punch List Work). Notwithstanding any other provisions of this Workletter or of the Lease, Landlord's right to issue a Final Completion Certificate with respect to the respective Phase I Buildings shall be determined without reference to the degree of completion of the Connector Bridge, and any delay in the construction or final completion of the shell for the Connector Bridge shall not delay the determination of final completion or the Rent Commencement Date for either of the Phase I Buildings, treating each of such Buildings (without the Connector Bridge) as a stand-alone building and ignoring, for this purpose, any lack of completion of Landlord's Work at and in the immediate vicinity of the point of attachment of the Connector Bridge to the applicable Building.
        (c)  Notwithstanding any other provisions of this Workletter or of the Lease, Rent Commencement Dates for the applicable Buildings shall be subject to adjustment under the following circumstances:
        (i)    If Landlord is delayed in substantially completing any of Landlord's Work necessary for issuance of the Structural Completion Certificate with respect to a Building as a result of any Tenant Delay, then the 180-day period between the delivery of the Structural Completion Certificate and the Rent Commencement Date for such Building pursuant to Section 2.1 of the Lease shall be reduced, day for day, by the number of days by which such Tenant Delay delayed completion of the portions of Landlord's Work necessary for issuance of the Structural Completion Certificate for such Building, and Tenant shall reimburse Landlord in cash, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), for any increased construction-related costs and expenses incurred by Landlord as a result of the Tenant Delay (except to the extent otherwise expressly provided in Paragraph 2(e)(iii) of this Workletter).
        (ii)  If Tenant is delayed in substantially completing any of Tenant's Work necessary for Tenant's occupancy of and commencement of business in a Building as a result of any Landlord Delay, then the 180-day period between the delivery of the Structural Completion Certificate and the Rent Commencement Date for such Building pursuant to Section 2.1 of the Lease shall be extended, day for day, by the number of days by which such Landlord Delay delayed completion of the portions of Tenant's Work necessary for Tenant's occupancy of and commencement of business in such Building.
        (iii)  Rent Commencement Dates shall also be subject to adjustment under the circumstances and to the extent provided in Section 2.1(c) of the Lease, if applicable.
        (d)  At any time within thirty (30) days after delivery of the Structural Completion Certificate or the Final Completion Certificate, as applicable, for a Building, Tenant shall be entitled to submit one or more lists to Landlord specifying Punch List Work to be performed on the applicable Improvements constituting Landlord's Work with respect to such Building, and upon receipt of such list(s), Landlord shall diligently complete such Punch List Work at Landlord's sole expense. Promptly after Landlord provides Tenant with the Final Completion Certificate for a Building, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord's Work for such Building.
        4.     Payment of Costs.
        (a)   Landlord's Work. Except as otherwise expressly provided in this Workletter (including, but not limited to, the cost allocations set forth in Schedules C-1 and C-2 attached hereto) or by mutual written agreement of Landlord and Tenant, the cost of construction of Landlord's Work shall be borne by Landlord at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions; provided, however, that notwithstanding any other provisions of this

Paragraph 4(a), to the extent the Cost of Improvement relating to the construction of any item or component of Landlord's Work is increased as a result of any implemented Change Order Request or any Tenant Delay, or as a result of any other plan changes or compliance costs attributable to Tenant's particular use requirements or to the contemplated Tenant's Work, the amount of the increase in the Cost of Improvement with respect to such item or component, as well as the Cost of Improvement with respect to any matters listed on Schedule C-1 or C-2 as being installed by Landlord but as having the cost thereof borne by Tenant, shall be reimbursed by Tenant to Landlord in cash or, by mutual agreement of Landlord and Tenant, may be deducted from Landlord's maximum obligation under Paragraph 4(b) with respect to the cost of Tenant's Work.
        (b)   Tenant's Work. Except as otherwise expressly provided in this Workletter (including, but not limited to, the cost allocations set forth in Schedules C-1 and C-2 attached hereto) or by mutual written agreement of Landlord and Tenant, the cost of construction of Tenant's Work shall be borne by Tenant at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. Notwithstanding the foregoing sentence, the Cost of Improvements with respect to the construction of the Tenant Improvements in each Building shall be borne by Landlord up to a maximum contribution by Landlord equal to One Hundred Ninety and No/100 Dollars ($190.00) per square foot, in the case of each of the Phase I Buildings (including the Connector Bridge), and One Hundred Forty-Five and No/100 Dollars ($145.00) per square foot, in the case of each phase of the Phase II Building, times the square footage of the applicable Building, as and when constructed (measured in accordance with Sections 1.1(c) and 3.1(d) of the Lease), toward the Cost of Improvements for the Tenant Improvements in the respective Buildings (the "Tenant Improvement Allowance"), less any reduction in such sum pursuant to Paragraph 4(a) or any other applicable provision of this Workletter. Tenant shall be entitled to utilize the entire Tenant Improvement Allowance for each respective Building or phase prior to being required to expend any of Tenant's own funds on an unreimbursed basis for Tenant Improvements in such Building or phase. In all other respects, the timing, conditions and other procedures for Landlord's disbursement of the Tenant Improvement Allowance for each Building or phase shall be as reasonably prescribed by Landlord, subject to approval by Tenant (which approval shall not be unreasonably withheld or delayed by Tenant); provided, however, that progress payments of the Tenant Improvement Allowance shall be made not less often than monthly, subject to Tenant's timely compliance with all applicable conditions and procedures established pursuant to this sentence. To the extent the Cost of Improvement with respect to the Tenant Improvements for any Building or Phase exceeds the Tenant Improvement Allowance (as reduced, if applicable), whether as a result of implemented Change Order Requests, Tenant Delays and/or Unavoidable Delays or otherwise, the amount of such excess shall in all events be Tenant's sole responsibility and expense. The rental amounts set forth in Section 3.1 of the Lease are not subject to adjustment based on the Cost of Improvements of the Tenant Improvements, regardless of whether the final Cost of Improvements for the Tenant Improvements in any Building or Phase uses the entire Tenant Improvement Allowance or not. The foregoing Tenant Improvement Allowance assumes that each Phase I Building will be composed of a minimum of 65% laboratory space and a maximum of 35% office space, and that the Phase II Building will be composed of a minimum of 50% laboratory space and a maximum of 50% office space, and such Tenant Improvement Allowance shall be subject to reduction (and/or to disapproval by Landlord of Tenant's proposed plans and specifications for the Tenant Improvements in the applicable Building) if the proposed laboratory space in a Building is less than the minimum percentage specified in this sentence. The square footage attributable to the Connector Bridge shall be disregarded for purposes of applying the ratios set forth in the preceding sentence to the Phase I Buildings.
        (c)   Tenant Funding of Tenant Improvement Allowance. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance pursuant to Paragraph 4(b) above, Tenant shall be entitled to deliver written notice thereof (a "Payment Notice") to Landlord. If Landlord still fails to fulfill any such payment obligation within seventy-five (75) days after Landlord's receipt of the Payment Notice from Tenant and fails to deliver written notice to Tenant within such 75-day period explaining the reasons for which Landlord believes that the amounts described in Tenant's Payment Notice are not in fact due and payable by Landlord, then Tenant shall be entitled to fund the portion of the Tenant Improvement Allowance described in the Payment Notice and to offset the amount so funded, together with interest at the prime rate plus two percentage points (2%) from the date of funding until the date of offset, against Tenant's next obligations to pay Rent under the Lease.
        5.     Tenant's Work.    Tenant shall construct and install in each Building or Phase the Tenant's Work, substantially in accordance with the Tenant's Approved Plans or, with respect to Tenant's Work not otherwise shown on the Tenant's Approved Plans, substantially in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant's Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:
        (a)   Contractor Requirements. The contractor engaged by Tenant for Tenant's Work, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall engage only union contractors for the construction of Tenant's Work and for the installation of Tenant's fixtures and equipment in the Buildings, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work, except to the extent Landlord determines, in its reasonable discretion, that the use of non-union labor would not create a material risk of labor disputes, picketing or work interruptions at the Property, in which event Landlord shall, to that extent, waive such union labor requirement.
        (b)   Costs and Expenses of Tenant's Work. Subject to Landlord's payment or reimbursement obligations under Paragraph 4(b) hereof with respect to the Tenant Improvement Allowance, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant's Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days' prior written notice before commencing any Tenant's Work. On completion of Tenant's Work (assuming Landlord has complied with its payment or reimbursement obligations under Paragraph 4(b) hereof), Tenant shall deliver to Landlord a release and unconditional lien waiver executed by each contractor, subcontractor and materialman involved in the performance of Tenant's Work. If any lien is filed against the Property or against Tenant's leasehold interest, Tenant shall obtain, within ten (10) days after the filing, the release or discharge of that lien. If Tenant fails to do so, Landlord shall have the right (but not the obligation) to obtain the release or discharge of the lien and Tenant shall, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), reimburse Landlord for all costs, including (but not limited to) reasonable attorneys' fees, incurred by Landlord in obtaining the release or discharge of such lien, together with interest from the date of demand at the interest rate set forth in Section 3.2 of the Lease.
        (c)   Indemnification. Tenant shall indemnify, defend (with counsel satisfactory to Landlord) and hold Landlord and its agents and employees harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant's Work, including (but not limited to) from any early access to the Property by Tenant and its contractors in preparation for Tenant's Work as contemplated in Section 2.2 of the Lease and in this Workletter. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord's real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant's Work.
        (d)   Insurance. Tenant's contractors shall obtain and provide to Landlord certificates evidencing workers' compensation, public liability, and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord.
        (e)   Rules and Regulations. Tenant and Tenant's contractors shall comply with any other reasonable rules, regulations and requirements that Landlord or Landlord's General Contractor or project manager may impose from time to time with respect to the performance of Tenant's Work. Tenant's agreement with Tenant's contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant's Work.

        (f)     Early Entry. Landlord shall permit entry of contractors into the Buildings for the purposes of performing Tenant's Work, upon delivery of the Structural Completion Certificate and, to the extent provided in Section 2.2 of the Lease, prior to such delivery, subject to satisfaction of the conditions set forth in the Lease and in this Workletter. This license to enter is expressly conditioned on the contractor(s) retained by Tenant working in harmony with, and not interfering with, the workers, mechanics and contractors of Landlord. If at any time the entry or work by Tenant's contractor(s) causes any material interference with the workers, mechanics or contractors of Landlord, permission to enter may be withdrawn by Landlord immediately on written notice to Tenant. Landlord agrees to use reasonable efforts to cause its workers, mechanics and contractors to work in harmony with Tenant's contractors. Any unreasonable exclusion of Tenant's contractors from the Buildings shall be a Landlord Delay to the extent provided in the definition of that term.
        (g)   Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Buildings, by or at the direction of Tenant or in connection with the performance of Tenant's Work, before the applicable Rent Commencement Date shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage, loss or destruction thereof.
        (h)   Condition of Tenant's Work. All work performed by Tenant shall be performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the plans approved by Landlord for such Tenant's Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance of all Improvements designed and constructed by Tenant with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities.
        6.      [Omitted.]
        7.     No Agency.    Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.
        8.     Survival.    Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.
        9.     Miscellaneous.    All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Tenant shall be deemed to have given approval (unless the provision requiring Tenant's approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Tenant in a timely manner, the procedure for preparation of that item and approval shall be repeated.
        10.     Landlord Delay.    As used in this Workletter and the Lease, "Landlord Delay" shall mean any of the following types of delay in the completion of construction of the Tenant Improvements necessary for Tenant's occupancy of and commencement of business in the respective Buildings or phases, but only to the extent of the actual delay reasonably attributable to the causes or circumstances described herein and directly or proximately caused by such causes or circumstances after the delivery of Landlord's Structural Completion Certificate for the applicable Building or phase:
        (a)  Any delay resulting from Landlord's failure to approve within the time frames required in the Estimated Construction Schedules attached as Exhibit D to the Lease (or, in the case of any requests for which no specific time frame is specified in such Estimated Construction Schedules, within the time frame reasonably specified in writing by Tenant or its construction manager in requesting such approval) any matters requiring approval by Landlord;

        (b)  Any delay resulting from any unreasonable or wrongful denial by Landlord or its agents or contractors to Tenant or its agents or contractors of access to the applicable Building or phase, or from any negligent or willful acts or omissions of Landlord or its agents or contractors that interfere materially and unreasonably (beyond reasonable and customary accommodations and coordination issues necessarily involved in the conduct of concurrent work in the applicable premises by Landlord and Tenant) with the actual construction of Tenant's Work; or
        (c)  Any delay resulting from changes by Landlord in Landlord's approved Final Working Drawings and/or Landlord's Approved Plans that are merely deemed desirable by Landlord without being required by any of the circumstances described in the next to last sentence of Paragraph 2(e)(i) of this Workletter.
        11.     Financial Information.    In August 2002, upon written request by Tenant, Landlord agrees to provide to Tenant, for Tenant's review, copies of the most recently available financial statements for Landlord and for Landlord's manager and sole member, Slough Estates USA Inc. Tenant agrees that such financial statements shall be treated as confidential material, and shall not be disseminated to any person or entity (including, but not limited to, any prospective subtenants of Tenant's existing premises in South San Francisco) without Landlord's prior written consent, except that Tenant shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, to Tenant's officers, directors and professional advisors, solely to use in connection with Tenant's analysis and enforcement of its rights under the Lease and this Workletter.
        IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

"Landlord"			"Tenant"

SLOUGH BTC, LLC, a Delaware limited liability company			TULARIK INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:	/s/ David V. Goeddel
			Its:	CEO

	By:	/s/ William Rogalla	By:	/s/ William J. Rieflin
	Its:	VP	Its:	EVP

Schedule C-1 to Workletter
BUILDING SHELL
The "Building Shell" as defined in the Workletter to which this Schedule C-1 is attached shall consist of the following:
Building envelope and waterproofing (the Building "shell"), except as specifically indicated as being included in Tenant Improvements under Schedule C-2, including: reinforced grade beam foundation on prestressed concrete piles; ground floor to be reinforced concrete slab supported by concrete piles; second, third and fourth (where applicable) floors to have metal decking with concrete topping slab; roof structure to be metal deck with concrete for mass dampening in areas to receive mechanical equipment and to include a mechanical penthouse; roof membrane to be built-up system, four-ply including mineral fiber cap sheet, with flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-bearing exterior curtain wall; seismic system utilizing steel braced frames; floor system designed with live load capacity of 100 psf; roof live load to be 20 psf with minimum of 50 psf (more if required) in all areas within the roofscreen and mechanical penthouse; floor to floor heights of 17 feet, all three (or four) floors.
All other structural work except that driven specifically by Tenant Improvements programming (e.g., interior masonry walls)
Main Building entrances plus 14' 6" rollup door
Building code required primary structure fireproofing, 1 hour deck at elevated floors
Building code required stairs
Pit and jack for elevator; framed openings at 2nd and 3rd floors (and 4th floors where applicable); pits/openings sized for 5' 8" × 8' 5" deep inside clear dimension if Tenant provides elevator selection information prior to design completion by Landlord.
Exterior hardscape and landscape, except as specifically included in Tenant Improvements under Schedule C-2
Polyethylene vapor barrier under slab on grade
Site underground water, fire, storm and sanitary service to 5' outside Building line; sanitary to include monitoring manhole if required by City (but not including any connection, capacity or service fees associated with or imposed in connection with the construction of such manhole)
Building storm and overflow drainage systems
Site underground conduits for "normal" electrical and communications, terminated within the Building, including at least two 4" Pac Bell conduits into Building.
Electrical utility pad and transformer, and primary and secondary service conduits terminated at building switchgear location for TI-provided electrical service. Sizing for Building shall be a 3000A service, unless not approved by PG&E based on Tenant loads and demands.
Gas service to exterior meter at Building.
Wet fire protection (risers, loops, branches and heads), evenly distributed for "ordinary hazard-group 2" occupancy, including plug T's to accommodate three branch lines per bay, .20/3000 sf.
Shell design and permitting fees, except as specifically included in Tenant Improvements under Schedule C-2
Vented deck at 2nd and 3rd floors
Temporary project fencing
Construction lift for contractor access and stocking of materials (split with TI-50%)
Underslab plumbing and main trunk line for sanitary waste and lab waste (lab waste cost split 50 / 50 between shell and TI)
Rigid roof insulation
Site directional signage program: a) "Tularik Main Lobby ->"; b) "Tularik shipping/receiving ->"; c) "Tularik Building A->"" d) "Tularik Building B->"; e) "Tularik Building E ->". $5,000 allowance by Landlord; balance chargeable to Tenant under TI

Schedule C-2 to Workletter
TENANT IMPROVEMENTS
The "Tenant Improvements" as defined in the Workletter to which this Schedule C-2 is attached may include, but shall not necessarily be limited to, the following:
All tenant construction, design fees, fixtures, furnishings, etc. to support tenant operations, including use space, offices, lobbies, circulation, restrooms and all other features not indicated as part of the Building Shell in Schedule C-1
Service Yard foundations, structure, enclosure and waterproofing
Shipping/receiving/dock equipment and bollards
Exterior Building skin modifications to support TI systems (e.g., louvers for HVAC accommodation)
Outdoor lounge and eating area
Topical emission barriers at slab on grade, if moisture test exceeds 3 lbs. Vapor barrier to be @ VCT, sheet vinyl and epoxy floor areas only. (cost split 50/50 with Shell)
Slab depressions for special finishes or special uses
Enhancement of structure for live loading above 100 PSF or vibration control criteria
Modification of structure for openings at floors and roof
Modification or repair of structure fireproofing required by TI construction
All minor support structures for ducts, conduits, pipes, etc.
Stair enclosures
Stair penthouse, if required
Exterior wall insulation
Firesafing at floor decks, exterior wall and interior openings
Custom doors
Security or other upgrades to exterior doors
Wallboard capture trim at exterior window wall
Visual screens for rooftop equipment
Supports, sleepers, etc. for all rooftop equipment, ducts, plumbing. electrical, etc.
Roof patching for all penetrations relating to Tenant Improvements
Skylights, if used, including curbs, roof patching, etc.
Elevator cab and equipment, except for pit and jack
Shaft walls or other fire separations required for vertical openings (stairs, elevators) or control zones
Distribution/laterals from Building main trunk line for sanitary waste
All underground plumbing (distribution/laterals) and related systems and fixtures for lab waste. Cost of main trunk line for lab waste split 50-50 with shell.
Modifications/enhancements to wet fire protection systems required by TI design
Fire alarm and signal systems
All secondary electrical service for Tenant demand loads, including 3000A main service disconnect, Tenant meter section and distribution panels
Standby electrical generator, if required
Schedule C-2, Page 1 of 2

All electrical communications wire and service not included in Building Shell
All TI design fees and reimbursables
All other "soft" costs, including TI permit fees, utility capacity or connection charges
All testing and inspection of TI construction
Construction lift for contractor access and stocking of materials (split with shell-50%)

Schedule C-2, Page 2 of 2

EXHIBIT D

ESTIMATED CONSTRUCTION SCHEDULES

[attached]

EXHIBIT E

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE
        This Acknowledgment is executed as of                            , 200   , by SLOUGH BTC, LLC, a Delaware limited liability company ("Landlord"), and TULARIK INC., a Delaware corporation ("Tenant"), pursuant to Section 2.4 of the Build-to-Suit Lease dated December    , 2001 between Landlord and Tenant (the "Lease") covering premises located at                Veterans Boulevard, South San Francisco, CA 94080 (the Phase        Building, hereinafter referred to as the "Building"). [In the case of the Phase II Building: This Acknowledgment covers Phase II        of Tenant's occupancy of the Building.]
        Landlord and Tenant hereby acknowledge and agree as follows:
        1.    The Rent Commencement Date for [Phase II    of] the Building under the Lease is                            , 200    .
        2.    The termination date under the Lease (if determinable at this time) shall be                            , 201   , subject to any applicable provisions of the Lease for extension or early termination thereof.
        3.    The square footage of the Building, as finally designed and built, measured in accordance with Sections 1.1(c) and 3.1(d) of the Lease, is                     square feet. [The square footage of Phase II    of the Phase II Building is                      square feet.]
        4.    Tenant accepts [Phase II    of] the Building and acknowledges the satisfactory completion of all Improvements thereon required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the Lease or under the Workletter governing such work.
        EXECUTED as of the date first set forth above.

"Landlord"		"Tenant"

SLOUGH BTC, LLC, a Delaware limited liability company		TULARIK INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By:
Its:

	By:	By:
	Its:	Its:

FIFTH AMENDMENT TO BUILD-TO-SUIT LEASE
AND SECOND AMENDMENT TO WORKLETTER

THIS FIFTH AMENDMENT TO BUILD-TO-SUIT LEASE AND SECOND AMENDMENT TO WORKLETTER ("Amendment") is dated as of June 19, 2006 (the "Phase II Lease Commencement Date") and is entered into by and between SLOUGH BTC, LLC, a Delaware limited liability company ("Landlord") and AMGEN INC., a Delaware corporation ("Tenant"), with reference to the following facts:
Recitals
A. Landlord and Tenant (as successor to Tularik Inc.) are parties to (1) a Build-to Suit Lease dated as of December 20, 2001, as amended by that certain First Amendment to Build-to-Suit Lease dated as of January 22, 2003, that certain Second Amendment to Build-to-Suit Lease dated as of March 26, 2004, that certain Third Amendment to Build-to-Suit Lease dated.as of August 12, 2004; and that certain Fourth Amendment to Build-to-Suit Lease and First Amendment to Workletter dated as of June 19, 2006 (collectively, as amended, the "Lease"), covering the [omitted from original] buildings in Phase I of the Britannia Oyster Point research and development center in South San Francisco, California (the ''Center")[omitted from original] (collectively, the "Phase I Buildings"), and (2) a Workletter dated as of December 20, 200 1, as amended by that certain Fourth Amendment to Build-to-Suit Lease and First Amendment to Workletter dated as of June 19, 2006 (collectively, as amended, the "Workletter"), covering various aspects of the construction of the respective Building Shells for the Phase I Buildings and of the construction of Tenant Improvements in the respective Phase I Buildings. Tenant is already occupying Phase I Buildings A and B; Phase I Building E is under construction for projected occupancy by Tenant on or about January l , 2007; the shell of Phase I Building D has been constructed, and the interior improvements therein will be constructed by Tenant for projected occupancy on or after November 1, 2006.

B. Landlord is in the process of developing the site adjacent to the easterly side of Phase I of the Center as a second phase ("Phase II") consisting of three additional buildings and related site improvements. A site plan for Phase II is attached to this Amendment as Exhibit A and incorporated herein by this reference (the "Phase II Site Plan"). As used herein, the phrase "Phase II Buildings" refers to Building A (a four-story steel frame building totaling approximately 115,000 square feet) and Building B (a four-story steel frame building totaling approximately 122,000 square feet), to be constructed as part of Phase II in approximately the locations designated for them on the Site Plan. Landlord and Tenant wish to add the Phase II Buildings to the Buildings covered by the Lease and to add the Phase II site to the Property covered by the Lease, and in connection therewith to modify certain provisions of the Lease and Workletter and certain of the parties' respective rights and obligations thereunder, all subject to and as more particularly set forth in this Amendment. This Amendment modifies and amends both the Lease and Workletter, and shall be controlling over any inconsistent provisions of the Lease and Workletter, with respect to the matters specifically addressed in this Amendment.

C. Capitalized terms used in this Amendment as defined terms but not specifically defined in this Amendment shall have the meanings assigned to such terms in the Lease or in the Workletter, as applicable. Notwithstanding the foregoing, the parties note that the phrase "Phase II Building" and related phrases (such as "Phase II Rent Commencement Date") were used in the Lease as it existed prior to this Amendment to refer to Phase I Building E (1130 Veterans Blvd.) as described above, and that there is some risk of confusion in using the terms "Phase II," "Phase II Buildings" and similar terms under this Amendment in the manner described in Recital B above. Nevertheless, the parties believe that it is important, for clarity and consistency with the terminology Landlord has used generally in connection with its development of the expansion property described in Recital B above, to adopt the terminology and definitions set forth in Recital B above. Accordingly, the parties hereby confirm and agree, for purposes of clarification, that (I) in connection with the construction and occupancy of Phase I Building E (1130 Veterans Blvd.) as part of the Phase Buildings as defined above, the Lease and all references therein to "the Phase II Building," the "Phase II Rent Commencement Date" and similar phrases shall be construed to continue to apply to such Building E in the same manner as they applied prior to adoption of this Amendment, without regard to the provisions of this Amendment, and (2) in connection with the construction and occupancy of Phase II Buildings A and B as the Phase II Buildings as defined above, references in this Amendment and in the Lease as amended hereby to "the Phase II Building(s)," the "Phase II Rent Commencement Date" and similar phrases shall be construed to apply to such Phase II Buildings A and B in accordance with the provisions of this Amendment.

Agreement
NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
I.     Leasing of Phase II Buildings and Amendment of Lease. The two Phase II Buildings (as defined above) are hereby designated as additional Buildings under the Lease and the real property constituting Phase II of the Center, as depicted on the Phase II Site Plan, is hereby added to the Property as defined in the Lease, subject to all of the terms and conditions set forth in this Amendment, and Landlord leases the Phase II Buildings to Tenant and Tenant leases the Phase II Buildings from Landlord on the terms, covenants and conditions set forth in the Lease, as modified by this Amendment and subject to all of the terms and conditions set forth in this Amendment. Effective upon mutual execution of this Amendment (the date of which mutual execution shall be inserted at the beginning of this Amendment as the Phase II Lease Commencement Date), the Lease shall be deemed to be and is hereby, amended to reflect and incorporate all of the terms and conditions set forth in this Amendment. In the event of any inconsistency between provisions of the Lease und provisions of this Amendment, the provisions of this Amendment shall be controlling with respect to the matters specifically addressed in this Amendment.
(a) Except as otherwise expressly provided herein, Tenant's Minimum Rental and Operating Expense obligations with respect to the Phase II Buildings shall commence on the earlier to occur of (i) the date which is three hundred sixty (360) days after the date Landlord delivers to Tenant a Structural Completion Certificate for the Phase II Buildings pursuant to the

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Workletter, subject to any adjustments in such time period to the extent authorized or required under the provisions of the Workletter, or (ii) the date Tenant takes occupancy of and commences operation of its business in any material portion of the Phase II Buildings (the "Phase II Rent Commencement Date"); provided, however, that if Landlord delivers (or is deemed to deliver) the Structural Completion Certificates for the respective Phase II Buildings on different dates, or if Tenant commences operation of its business in the respective Phase II Buildings on different dates, then the Phase II Rent Commencement Date shall be determined separately for each of the respective Phase II Buildings pursuant to the provisions of clauses (i) and (ii) above, applied separately and independently with respect to each Phase II Building. Based on the milestone construction schedule and the draft detailed Master Schedule (6/1/06) collectively attached hereto as Exhibit B (the “Milestone Construction Schedule"), the parties presently estimate that the Phase II Rent Commencement Date will occur on or about November 1, 2008. The Termination Date for Tenant's leasing of the Phase II Buildings shall be the day immediately preceding the fifteenth (15th) anniversary of the Phase II Rent Commencement Date (or, if there are different Rent Commencement Dates for the respective Phase II Buildings, the day immediately preceding the fifteenth (15th) anniversary of the later of such Phase II Rent Commencement Dates to occur), unless sooner terminated or extended as hereinafter provided. Consistent with Recital C above, the provisions of Section 2.1(b) of the Lease (regarding phased occupancy of and phased rent commencement for the "Phase II Building" as defined in the original Lease) shall be construed to apply solely to Phase I Building E (1130 Veterans Blvd.) as described above, and shall be inapplicable to the Phase II Buildings as defined in this Amendment.

(b) The Milestone Construction Schedule is predicated on execution of this Amendment and release of project teams by Landlord on June 1, 2006. To the extent that such execution and release are delayed materially beyond June 1, 2006, the dates set forth in the Milestone Construction Schedule may be affected by such delay. In any event, the Milestone Construction Schedule as attached hereto is merely preliminary and non-binding in nature. A draft of a detailed master construction schedule (similar to the schedules attached as Exhibit D to the original Lease) for the Phase II Buildings as of June 1, 2006, including milestone dates outlining specific Landlord and Tenant responsibilities, is attached hereto as the second page of the Milestone Construction Schedule. Following the Phase II Lease Commencement Date, Landlord and Tenant shall cooperate reasonably, diligently and in good faith to achieve mutual approval of such detailed construction schedule (which shall then be referred to as the "Approved Construction Schedule"), including any mutually agreeable modifications to such draft schedule. Thereafter, references in the Lease and Workletter (as amended hereby) to the Estimated Construction Schedule shall, with respect to the Phase II Buildings, be construed to refer to such Approved Construction Schedule. Notwithstanding anything to the contrary in Section 10.1 of the Lease, Tenant's obligation under Section 10.1 for payment of all charges for services and utilities supplied to or consumed in or with respect to the respective Phase II Buildings, including any taxes on such services and utilities, shall commence on the date Landlord delivers the Structural Completion Certificate for the applicable Phase II Building to Tenant.

(c) Beginning on the Phase II Rent Commencement Date for the applicable Phase II Building and continuing through the Termination Date for the initial Term of the Lease with respect to the Phase II Buildings, Tenant's monthly Minimum Rental obligation for each

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Phase II Building pursuant to Section 3. l (a) of the Lease shall be equal to the applicable amount per square foot from the following table multiplied by the square footage of the applicable Phase II Building as determined pursuant to Section 3.l (d) of the Lease:

Months        Monthly Minimum Rental
[omitted from original]         [omitted from original]

[omitted from original]

(d) Notwithstanding any provisions of Section 3.1(b); (c) and/or (e) of the Lease to the contrary:

(i) If Tenant properly exercises its right under Section 2.6 of the Lease to one or both extended terms with respect to the Phase II Buildings, the Minimum Rental for each Phase II Building during the first year of each applicable extended term shall be one hundred four percent (104%) of the Minimum Rental payable for such Phase II Building during the last full month of the Lease year immediately preceding the commencement of the applicable extended term, and such Minimum Rental shall be further increased on each anniversary of the commencement of the applicable extended term to one hundred four percent ( 104%) of the Minimum Rental payable for such Phase II Building during the last full month of the immediately preceding lease year of the applicable extended term.
(ii) The entire Tenant Improvement Allowance for the Phase II Buildings as described in Section2(c) of this Amendment has already been taken into account in

--4-    200422044-002

establishing the Minimum Rental rates set forth above. Accordingly, the "additional rent" provisions set forth in Section 3.1(e) of the Lease are inapplicable to the Phase II Buildings and Tenant shall have no liability for any additional rent under Section 3.1 (e) of the Lease with respect to the Phase II Buildings.
(e) Landlord's intention is to calculate and allocate Operating Expenses for Phase II of the Center separately from and independently of the calculation and allocation of Operating Expenses for Phase I of the Center. Tenant's Operating Cost Share (as such term is used in the Lease) with respect to each Phase II Building shall be 100% for Operating Expenses which are allocable solely to such Phase II Building, and (subject to the assumption set forth i n the preceding sentence) for Operating Expenses Which are allocated on a Phase II-wide basis, shall for each Phase II Building be equal to. the percentage share calculated by dividing the square footage of such Phase II Building (determined on the basis of measurement set forth in Section 1.1(c) of the Lease) by the aggregate square footage of all three (3) Buildings in Phase II of the Center (similarly and consistently determined on the basis of measurement set forth in Section 1.1(c) of the Lease). The foregoing shares do not include the Operating Cost Shares attributable to any of the Phase I Buildings, which shall continue to be calculated under the Lease in a manner consistent with prior practice, and Tenant's payment obligations arising from the Operating Cost Shares for the Phase II Buildings as described. above shall simply be added to the payment obligations arising from the Operating Cost Shares for the Phase I Buildings in determining Tenant's total payment obligations for Operating Expenses under the Lease. All such Operating Cost Shares with respect to the Phase II Buildings shall remain subject to adjustment under the circumstances and to the extent set forth in the Lease, and shall be subject to the following additional provisions, notwithstanding anything to the contrary contained in the Lease or elsewhere in this Amendment:

(i) For purposes of calculating Tenant's Operating Cost Share of Operating Expenses which are allocated on a Phase II-wide basis, the aggregate square footage of all three (3) Buildings constructed or to be constructed in Phase II of the Center shall be included as if all three (3) such Buildings (including, but not limited to, Building C as designated on the Phase II Site Plan) were fully built-out at the time Tenant's obligation with respect to Operating Expenses for the Phase II Buildings commences.

(ii) Solely during the first two (2) years following the date on which Tenant's obligation for payment of Operating Expenses with respect to the Phase II Buildings commences, Tenant's Operating Cost Share for each Phase II Building shall be based solely on the square footage actually used or occupied by Tenant in that Phase II Building, so that Tenant's Operating Cost Share for Operating Expenses allocated solely to that Phase II Building shall be equal to the square. footage actually used or occupied by Tenant in that Phase II Building divided by the total square footage of that Phase II Building, and Tenant's Operating Cost Share for Operating Expenses allocated on a Phase II-wide basis shall be equal to the square footage actually used or occupied by Tenant in that Phase II Building divided by the total square footage of all three (3) Buildings constructed or to be constructed in Phase II of the Center, as provided in subparagraph (i) above.

(f) To the extent (if any) that Landlord already holds a security deposit or deposits under the Lease with respect to the Phase I Buildings, such existing deposit(s), whether

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in the form of a cash deposit or a Letter of Credit, shall also be deemed to be useable by Landlord, under the provisions of the Lease, in connection with any defaults by Tenant relative to its leasing and occupancy of the Phase II Buildings pursuant to the Lease as amended hereby, but no additional or increased security deposit shall be required from Tenant with respect to the addition of the Phase II Buildings to the Buildings pursuant to this Amendment.

(g) Notwithstanding the provisions of Section 21.20(b) of the Lease, (i) Phase II of the Center is presently intended to contain approximately 2.8 parking spaces per 1,000 square feet of rentable area in the buildings to be constructed in Phase II of the Center, which ratio shall be used in allocating nonexclusive parking spaces to Tenant under Section 21.20 of the Lease with respect to the Phase II Buildings, and (ii) the monthly fee per parking space allocable to each Phase II Building shall be [omitted from original] per parking space for the first five (5) years after the Phase II Rent Commencement Date for such Building, [omitted from original] per parking space for years six (6) through ten (10) after the Phase II Rent Commencement Date for such Building, and [omitted from original] per parking space thereafter.

(h) Solely as applied to the Phase II Buildings, the first sentence of Section 11.1 of the Lease is amended to read as follows:
"Tenant shall make no alterations, additions or improvements to any Phase II Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except that (i) subject to the final sentence of this Section 11.1 (regarding structural or roof alterations, substantial equipment installations on the roof, or alterations to building systems), Tenant shall not be required to obtain such consent for interior alterations costing less than One Hundred Thousand Dollars ($100,000.00) for any single project (i.e. any single item of alterations or set of related alterations in a Phase II Building), and (ii) regardless of whether Landlord's consent would otherwise be required under this Lease, Tenant shall provide Landlord with prior written notice of any proposed alterations, additions or improvements having a cumulative estimated cost of more than Four Hundred Thousand Dollars ($400,000.00) in any twelve (12) month period."
(i) Supplementing the provisions of Article 15 of the Lease with respect to assignment and subleasing, Landlord and Tenant agree that with respect to the Phase II Buildings, in the case of any assignment or subleasing other than a Permitted Transfer as defined in Section 15.I of the Lease, the following provisions shall apply:

(i)     Upon any assignment of Tenant's interest in the Lease for which Landlord's consent is required under Section 15.1 of the Lease, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, amortized over the remaining term of this Lease, and (ii) any reasonable real estate commissions and/or reasonable attorneys' fees actually incurred by Tenant in connection with such assignment.

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(ii)     Upon any sublease of all or any portion of a Phase II Building for which Landlord's consent is required under Section 15.1 of the Lease, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the minimum rental due under the Lease for the applicable Phase II Building for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for such Phase II Building for the applicable period under the Lease) to reflect the size of the subleased portion of such Phase II Building, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of such Phase II Building (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the remaining term of the Lease, and (iii) any reasonable real estate commissions and/or reasonable attorneys' fees actually incurred by Tenant in connection with such sublease, amortized over the term of such sublease.

2. Construction; Amendment of Workletter. The parties intend and agree that the construction of the Phase II Buildings and of the Tenant Improvements necessary for Tenant's occupancy and use thereof shall be governed by and performed in accordance with the provisions of the Workletter, subject to all of the terms and conditions set forth in this Amendment. Effective upon the Phase II Lease Commencement Date, the Workletter shall be deemed to be, and is hereby, amended to reflect and incorporate all of the terms and conditions set forth in this Amendment. In the event of any inconsistency between provisions of the Workletter and provisions of this Amendment, the provisions of this Amendment shall be controlling with respect to the matters specifically addressed in this Amendment. Without limiting the generality of the foregoing, Schedule C-1 and Schedule C-2 attached hereto shall supersede, with respect to the Phase II Buildings, the comparable schedules attached to the Workletter.

(a) The Building Shell for each Phase II Building shall be constructed by Land lord in accordance with (i) Article 5 of the Lease, (ii) the Workletter (as amended hereby), and (iii) the shell definition set forth in Schedule C-1attached hereto and incorporated herein by this reference. Landlord acknowledges that pursuant to the foregoing provisions, (i) Landlord and Landlord's Architect shall be responsible for code compliance (including, but not limited to, compliance with any applicable requirements of the Americans with Disabilities Act and any applicable similar or related requirements pertaining to access by persons with disabilities) with respect to the Building Shell and any other improvements designed by Landlord, and (ii) all Phase II Building improvements and site improvements constructed by Landlord in Phase II of the Center shall be constructed (A) free of hazardous substances (as defined in Section l 3.6(a) of the Lease), asbestos, asbestos-containing materials and presumed asbestos-containing materials, and (B) in compliance in all material respects with all applicable federal and state laws and requirements relating to hazardous substances.

(b) The Tenant Improvements for each Phase II Building shall be constructed by Tenant (and/or by Landlord, if applicable) in accordance with (i) Article 5 of the Lease, (ii) the Workletter (as amended hereby), and (iii) the tenant improvements definition set forth m Schedule C-2 attached hereto and incorporated herein by this reference, subject to any alternative arrangements mutually approved in writing by Landlord and Tenant from time to time. Tenant acknowledges that pursuant to the foregoing provisions, Tenant and Tenant's

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Architect shall be responsible for code compliance (including, but not limited to, compliance with any applicable requirements of the Americans with Disabilities Act and any applicable similar or related requirements pertaining to access by persons with disabilities) with respect to any and all improvements designed by Tenant or Tenant's Architect. Without limiting the breadth of the approval rights otherwise reserved to Landlord under the Workletter, Landlord reserves the right, in reviewing Tenant's proposed drawings and specifications at any stage to require specific modifications to the proposed Tenant Improvements, at no material additional cost to Tenant, in order to maintain or enhance flexibility with respect to other potential future uses of the Phase II Buildings. Tenant shall have the right to provide, install and maintain, at its sole cost and expense, a security system (including, without limitation, automatic door latches, card-key systems, cameras, etc.) in the Phase II Buildings, which security system shall be surrendered to Landlord upon expiration or termination of the Lease with respect to such Phase II Buildings and Tenant shall have no obligation to restore or remove such security system. Tenant shall provide Landlord and its property manager with copies of any card-keys or other required access devices in order to facilitate emergency entry by Landlord or its agents during the term of the Lease, subject to the provisions of Section 16.I of the Lease.
(c)[omitted from original]

Under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord's property and remain with the applicable Phase II Building upon expiration or termination of the Lease. The provisions in Paragraph 4(b) of the Workletter regarding relative proportions of laboratory space and office space in the Buildings shall be inapplicable to the Phase II Buildings, and without limiting the generality of the foregoing, Landlord specifically agrees that the relative proportions of office space (if any) and/or laboratory space (if any) in the respective Phase II Buildings shall have no adverse effect on the amount of the Tenant Improvement Allowance for the Phase II Buildings as described above.
(d) Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Management Advisors, Inc., or any other project manager designated by Landlord in its sole discretion from time to time by written notice to Tenant ("Project Manager"), the authority to exercise all approval rights and other rights and powers of Landlord under the Workletter with respect to the design and construction of the Building Shell and Tenant Improvements for the Phase II Buildings, and (ii) requests that Tenant work with Project Manager with respect to any logistical or other coordination matters arising in the course of construction of the respective Building Shells and Tenant Improvements, including

--8-    200422044-002

(but not limited to) reviewing and processing Tenant's requests for disbursement of the Tenant Improvement Allowance, monitoring Tenant's and Landlord 's compliance with their respective obligations under the Workletter and under the Lease (as amended hereby) with respect to the design and construction of the Building Shell and the Tenant Improvements, and addressing any coordination issues that may arise in the course of construction of the Building Shell and Tenant Improvements. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord's representative pursuant to such delegation and request. As between Landlord and Tenant, however, Landlord shall be bound by and be fully responsible for all acts and omissions of Project Manager and for the performance of all of Landlord's obligations under the Lease (as amended hereby) and the Workletter, notwithstanding such delegation of authority to Project Manager. Notwithstanding the preceding sentence, neither Landlord's delegation of authority to Project Manager nor Project Manager's performance of the functions and responsibilities contemplated in this paragraph shall cause Landlord or Project Manager to incur any obligations or responsibilities for the design, construction or delivery of the Tenant Improvements, except to the extent of the specific obligations and responsibilities of Landlord expressly set forth in the Lease (as amended hereby) and in the Workletter. [omitted from original]
(e) Notwithstanding anything to the contrary contained in Section 14.1(e) of the Lease or in the Workletter, the builder's risk insurance contemplated in such Section 14.1 (e) for the Tenant Improvements constructed by Tenant in the Phase II Buildings pursuant to this Amendment and the Workletter shall be maintained by Tenant, at Tenant's sole expense, and shall otherwise comply with all applicable requirements under such Section 14.l (e).

[omitted from original]

--9-    200422044-002

[omitted from original]

--10-    200422044-002

[omitted from original]

4.Brokers. Each party respectively (i) represents and warrants that no broker participated in the consummation of this Amendment or of the transactions contemplated herein, and (ii) agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including (but not limited to) reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation by any broker or agent alleging to have acted on behalf of the indemnifying party in connection with this Amendment and the transactions contemplated herein. The provisions of Section 21.1 5 of the Lease. (Brokers) do not apply to this Amendment or the transactions contemplated herein.

5.Publicity. Neither party will make any press release or other media, promotional or advertising disclosure regarding this Amendment or the transactions contemplated hereby without the other party's express prior written consent, except as required under applicable law, or by any governmental agency. Without limiting the generality of the foregoing, each party agrees that the other party will have no less than five (5) business days to review and provide comment regarding any such proposed press release or publicity regarding this Amendment or the transactions contemplated hereby, unless a shorter review time is agreed to by both parties. In the event that one party reasonably concludes that a given disclosure is required by law and the other party would prefer not to make such disclosure, then the party seeking such disclosure shall either (i) limit said disclosure to address the concerns of the other party, or (ii) provide a written opinion from counsel stating that such disclosure is indeed required by law. With respect to complying with the disclosure requirements of the SEC or other securities regulatory bodies in other nations, in connection with any required securities filing of this Amendment, the filing party shall seek confidential treatment of this Amendment to the maxi mum extent permitted by such regulatory bod y and shall provide the other party with the opportunity, for at least fifteen (15) days, to review any such proposed filing. Each party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other party relating to such securities laws and regulations. Further, Landlord shall not use the name of Tenant, its affiliates or products or any signs, markings, or symbols from which a connection to Tenant, in Tenant's sole judgment, may be reasonably inferred or implied, in any manner whatsoever, including, without limitation, press releases; marketing materials, and advertisements, without Tenant's prior written approval. Tenant may withhold approval at Tenant's sole discretion. Nothing in this paragraph, however, is intended or shall be construed to prohibit; or to require Tenant's approval for, Landlord's inclusion of Tenant's name and of pertinent business terms of the Lease (as amended hereby) on any rent rolls, tenant lists or other similar documents that Landlord may submit from time to time to any lender or prospective lender, purchaser or prospective purchaser, or governmental or quasi-

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governmental authority in connection with Landlord's ownership and operation of the Center, but only to the extent that Landlord determines in its sole discretion that such disclosure is reasonably necessary in order to advance Landlord's dealings with the applicable lender, purchaser and/or governmental or quasi-governmental authority, and then only to the extent that disclosure of comparable information is concurrently being made with respect to other tenants of the Center
6.Entire Agreement. This Amendment constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all prior negotiations; discussions, terms sheets, letters, understandings and agreements, whether oral or written, between the parties with respect to such subject matter (other than the Lease itself, as expressly amended hereby).
7.Execution and Delivery. This Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.
8.Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

[rest of page intentionally left blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

"Landlord"			"Tenant"

SLOUGH BTC, LLC, a Delaware limited liability company			AMGEN INC., a Delaware corporation
By:	Slough Estates USA Inc., a		By:	/s/ Michael A. Kelly
	Delaware corporation, Its Manager		Name:	Michael A. Kelly
	By:	/s/ Jonathan M. Bergschneider	Title:	VP Corporate Planning & Control, CA
	Name:	Jonathan M. Bergschneider
	Title:	Vice President

Attachments:
Exhibit A    Phase II Site Plan
Exhibit B    Milestone Construction Schedule [including draft Master Schedule as of (6/1/06)]
Schedule C-l    Phase II Buildings Shell Description
Schedule C-2     Phase II Buildings Tenant Improvements Description

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EXHIBIT A
PHASE II SITE PLAN

[See attached page.]

EXHIBIT A to Fifth Amendment    200422044-002

BLDG. C
3 STORY
BLDG. B
4 STORY
BLDG. A
4 STORY
OYSTER POINT BOULEVARD

20042204 4-002

EXHIBIT B
MILESTONE CONSTRUCTION SCHEDU LE
Milestone construction schedule for Britannia Oyster Point Phase II (333 Oyster Point Blvd.), Buildings A and B, assuming a June l , 2006 release date, and subject to review and mutual approval of the detailed master construction schedule attached as the following page hereof (including any mutually agreed modifications thereto) as provided in the Lease, as amended:

Activity	Building A	Building B
Schematic Design	12/01/2005	12/01/2005
DD/Construction Documents Complete	07/05/2006	07/05/2006
Steel Mill Order	07/12/2006	07/12/2006
Skin Materials Order - Glass/Aluminum	09/21/2006	09/21/2006
Skin Materials Order - GFRC	09/07/2006	09/07/2006
Permit Application Review Completion	09/28/2006	09/28/2006

Begin Excavation	07/05/2006	07/05/2006
Begin Steel Erection	03/26/2007	02/27/2007
Shell Structural Completion	11/07/2007	11/07/2007
Shell Substantial Completion	01/31/2008	01/31/2008

Tenant Major Structural TCR (Importance Factor, brace frames and lobby infill, additional elevators, etc.)	ASAP	ASAP
TI Schematic Design Submission to Landlord	0l/12/2007	01/12/2007
Tl Final Working Drawing Submission to Landlord and for Permit	08/15/2007	08/15/2007
Start TI Construction	11/07/2007	11/07/2007
Tenant Occupancy/Rent Commencement	11/01/2008	11/01/2008

EXHIBIT B to Fifth Amendment (Page 1 of 2)    200422044-002

Britannia Oyster Point - II

South San Francisco

Master Schedule - 8/1/06

7/5/06 Baseline

Hathaway Dinwiddie

DES slough

Slough Estates USA Inc.
Project Management Advisors, Inc.
DES Architects/Engineers
Hathaway Dinwiddie Construction Company

Task Name	Duration	Start	Finish
Bldg A & Bldg B & Bldg C	[illegible]	[illegible]	[illegible]
Shell Design	[illegible]	[illegible]	[illegible]
Landlord Schematic Plans & Outline Specifications	[illegible]	[illegible]	[illegible]
Tenant Review of "Landlord Approved Plans"	[illegible]	[illegible]	[illegible]
Owner Hold on Design Activities	[illegible]	[illegible]	[illegible]
Project Restart of Design Activities	[illegible]	[illegible]	[illegible]
Shell CD Design	[illegible]	[illegible]	[illegible]
CD Fly Sheet Review	[illegible]	[illegible]	[illegible]
Tenant Review of Landlord Final Working Drawings	[illegible]	[illegible]	[illegible]
Permits	[illegible]	[illegible]	[illegible]
Shell Buyout / Budget	[illegible]	[illegible]	[illegible]
Submittals / Procurement	[illegible]	[illegible]	[illegible]
Building Shell & Parking Structure Construction	[illegible]	[illegible]	[illegible]
Owner Hold on Construction Operations	[illegible]	[illegible]	[illegible]
Project Restart of Construction Operations	[illegible]	[illegible]	[illegible]
Parking Structure Construction	[illegible]	[illegible]	[illegible]
Building B Parking Structure & Substructure	[illegible]	[illegible]	[illegible]
Building A Parking Structure & Substructure	[illegible]	[illegible]	[illegible]
Building C Parking Structure & Substructure	[illegible]	[illegible]	[illegible]
Site Work	[illegible]	[illegible]	[illegible]
Building B & A Parking Structure Finishes	[illegible]	[illegible]	[illegible]
Building C Parking Structure Finishes	[illegible]	[illegible]	[illegible]
Traffic Improvements	[illegible]	[illegible]	[illegible]
Building B Superstructure & Shell	[illegible]	[illegible]	[illegible]
Prep for Structural Steel	[illegible]	[illegible]	[illegible]
Structural Steel	[illegible]	[illegible]	[illegible]
Metal Decking	[illegible]	[illegible]	[illegible]
Stairs	[illegible]	[illegible]	[illegible]
Embeds & Curbing	[illegible]	[illegible]	[illegible]
Reinforcing & Pours	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]
Other Structural Completion Items	[illegible]	[illegible]	[illegible]
Structural Completion Certificate	[illegible]	[illegible]	[illegible]
Mechanical Platform Completion	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]
Curtain Wall & Exterior Skin	[illegible]	[illegible]	[illegible]
Complete Construction	[illegible]	[illegible]	[illegible]
Shell Substantial Completion Certificate	[illegible]	[illegible]	[illegible]
Building A Superstructure & Shell	[illegible]	[illegible]	[illegible]
Prep for Structural Steel	[illegible]	[illegible]	[illegible]
Structural Steel	[illegible]	[illegible]	[illegible]
Metal Decking	[illegible]	[illegible]	[illegible]
Stairs	[illegible]	[illegible]	[illegible]
Embeds & Curbing	[illegible]	[illegible]	[illegible]
Reinforcing & Pours	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]
Other Structural Completion Items	[illegible]	[illegible]	[illegible]
Structural Completion Certificate	[illegible]	[illegible]	[illegible]
Mechanical Platform Completion	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]
Curtain Wall & Exterior Skin	[illegible]	[illegible]	[illegible]
Complete Construction	[illegible]	[illegible]	[illegible]
Shell Substantial Completion Certificate	[illegible]	[illegible]	[illegible]
Tenant Design Bldg A / Bldg B (Target)	[illegible]	[illegible]	[illegible]
Tenant Submission of Major Structural TCR [illegible]	[illegible]	[illegible]	[illegible]
Start Programming and Schematic Design	[illegible]	[illegible]	[illegible]
Submission of TI Schematic Plans & Outline Specifications	[illegible]	[illegible]	[illegible]
Landlord Review of "Tenant's Approved Plans"	[illegible]	[illegible]	[illegible]
Tenant Submission of Final Working Drawings	[illegible]	[illegible]	[illegible]
Landlord Review of Tenant Final Working Drawings	[illegible]	[illegible]	[illegible]
Permits	[illegible]	[illegible]	[illegible]
Tenant Construction Building A & Building B (Target)	[illegible]	[illegible]	[illegible]
Tenant Construction	[illegible]	[illegible]	[illegible]
Occupancy	[illegible]	[illegible]	[illegible]
Buildings A & B Rent Commencement	[illegible]	[illegible]	[illegible]

Page 1 of 1

200422044-002

Schedule C-1
PHASE II BUILDINGS SHELL DESCRIPTION

The "Building Shell" as used in the Amendment to which this Schedule C-1 is attached and in the Workletter described therein shall consist of the following:
Building envelope and waterproofing (the Building "shell"), except as specifically indicated as being included in Tenant Improvements under “ Schedule C-2”, including: two levels of below "street level'' parking supported on reinforced concrete shallow foundations and constructed of steel and concrete structural elements; elevated floors of metal decking with concrete fill; roof structure of metal deck with concrete fill; roof membrane to be a built-up system, with rigid insulation, flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-load-bearing exterior curtain wall; seismic system utilizing steel braced frames and concrete shear walls; roof live load to be 20 PSF with 75 PSF in all areas within the roofscreen (roofscreen loading is non-reducible)); floor to floor heights within the Shell Buildings (superstructure) of 17feet, all floors
All other structural work except that driven specifically by Tenant Improvements programming (e.g., interior masonry walls)
Floor designed for 100 PSF uniform live load capacity (reducible as allowed by code)
Main Building entrance(s)
Building code required primary structure fireproofing
Building code required stairs. Stair enclosures & handrails at lower level parking only
Pit and floor openings for one elevator
Exterior hardscape and landscape, except as specifically indicated as included in Tenant Improvements under Schedule C-2
Two-level steel and concrete parking structure beneath the Shell (superstructure) Buildings
Site underground water, fire, storm and sanitary service to 5 feet outside Building line
Building storm and overflow drainage systems
Site underground conduits for "norma1" electrical and communications, terminated within the parking structure beneath each Shell Building
Electrical utility pad and transformer, primary service conduits terminated at Shell building switchgear location (within the parking structure beneath each Shell Building) for TI-provided electrical service
Gas service up to exterior meter location at each Building (but not including meter)
Wet fire protection (risers, loops. branches and heads), evenly distributed for "ordinary hazard, group 2" occupancy
Shipping/receiving dock and services room and foundation within garage envelope

Schedule C-1 - Page 1 of 2        200422044-002

Shell design and permitting fees, except as specifically included in Tenant Improvements under Schedule C-2
Vented deck at upper floors
Temporary project fencing
Construction lift for contractor safety, access and stocking of materials (split with Tl - 50%)
Underslab sanitary waste main trunk line (split with TI - 50%; branch distribution by Tl)

Schedule C-1 - Page 2 of 2        200422044-002

Schedule C-2
PHASE II BUILDINGS TENANT IMPROVEMENTS DESCRIPTION
The "Tenant Improvements" as defined in the Amendment to which this Schedule C-2 is attached and in the Workletter described therein shall include, but not necessarily be limited to, the following, to be constructed from Tenant Improvement Allowance funds or otherwise at Tenant’s expense:
All tenant construction, design fees, fixtures, furnishings, etc. to support tenant operations, including use space, offices, lobbies, circulation, restrooms and all other features not specifically indicated as part of the Building Shell in Schedule C-1
Foundations, structure, enclosure and waterproofing emergency generator a nd trash enclosure.
Any service area that is included in the area (square footage) calculation for the applicable Building, and upon which rent is therefore paid by Tenant, will not fall under this definition for purposes of this schedule. [l]
Exterior building skin modifications to support TI systems (e.g., louvers· for HVAC accommodation) [2]
Outdoor lounge and eating area [2]
Topical emission barriers on slabs, if required
Slab depressions for special finishes or special uses [2]
Enhancement of structure for live loading above 100 PSF or vibration control criteria [2]
Modification of structure for openings at floors and roof [2]
Modification or repair of structure fireproofing required by TI construction
All minor support structures for ducts, conduits, pipes, etc.
Stair enclosures, vestibule doors dedicated mechanical shafts & ducts for stair pressurization, handrails and guardrails (except at parking levels, per Schedule C-l) [1]
Mechanical equipment, controls & monitoring, ductwork and penetrations required to pressurize stairs in advance of occupancy, per South San Francisco code. [1]
Stair penthouse, if required [1]
Exterior wall insulation
Firesafing at floor decks, exterior walls and interior openings [performed under Method 1only if required during shell construction by City of SSF, otherwise performed by TI contractor] [1]
Custom doors
Security or other upgrades to exterior doors

Schedule C-2 - Page 1 of 3        200422044-002

Wallboard capture trim at exterior window wall
Visual screens and supporting structures/platforms/sleepers, etc. for rooftop equipment, ducts, plumbing, electrical, etc. [1]
Roof patching for all penetrations relating to Tenant Improvements
Skylights, if used, including curbs, roof patching, etc.
Elevator cab and equipment, except for one pit and floor openings. Additional elevators by Tenant.
Shaft walls or other fire separations in buildings required for vertical openings (stairs, elevators) or control zones
Distribution/laterals from sanitary waste main trunk line (main trunk line split with Shell 50%)
All lab waste plumbing and related systems and fixtures, if required
Gas meter and piping from gas meter to Building
Modifications/enhancements to wet fire protection systems required by TI design
Fire alarm, signal and security systems (some of which may need to be installed as part of the Shell due to code requirements [Method 1 below], in which event they will be charged against the TI Allowance).
All secondary electrical service for Tenant demand loads, including main service disconnect, Tenant meter section and distribution panels
Standby electrical generator, if required
All electrical communications wire and service .not specifically included in Building Shell
All Tl design fees and reimbursables
All other "soft" costs, including Tl permit/development fees, utility capacity or· connection charges, etc.
Landlord-provided oversight of TI activities as specified in Amendment and Workletter
All testing and inspection of TI construction
Builders risk insurance for TI construction including earthquake coverage
All general contractor preconstruction services costs related to TI construction
Construction lift for contractor safety, access and stocking of materials. (split with shell -50%)
"Tenant Improvements" shall not include the design and/or construction of infrastructure, landscaping or other site improvements unless specifically requested by Tenant or as a result of Tenant Improvements or Tenant's requested modifications to existing plans
Elements shown in bold and underlined will be implemented in accordance with Page 3 of this Schedule C-2 and charged against the Tenant Improvement Allowance.

Schedule C-2 - Page 2 of 3        200422044-002

IMPLEMENTATION METHODS FOR WORK CONSTRUCTED BY LANDLORD
ON BEHALF OF TENANT AT TENANT'S EXPENSE

Method No.	Programming and/or Preliminary Design Requirements	Architect/Engineer of Record	Contractor of Record/Contract Relationship	Coordination Responsibility	Examples
1	Landlord design included as part of shell documents and construction	Landlord design team	Landlord Contractor under main Shell contract or change order to main Shell contract	Landlord team	Service yard, loading dock area, roof screens, stair pressurization, etc.
2	Tenant provides program or design requirements and/or schematic design information	Landlord design team takes info provided by Tenant team and incorporates it into the shell documents	Landlord Contractor via change order to main Shell contract	Tenant team responsible for coordination of work with Landlord Contractor	Tl required slab depressions

Schedule C-2 - Page 3 of 3        200422044-002

EXHIBIT B
PREMISES

BLDG. C
3 STORY
EXISTING BUILDING
BLDG. B
4 STORY
Premises
BLDG. A
4 STORY
OYSTER POINT BOULEVARD

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EXHIBIT C
WARM SHELL CONDITION
Britannia Oyster Point Sublease
Summary Scope of Warm Shell
Lobby

•	Ground Floor Lobby approximately 500 s/f

•	Ground Floor Fire Control Room
Stairways

•	Smoke Control

•	Pressure control

•	Finished on the interior, inc: flooring and lighting
Elevators

•	Service Elevators (1 per building) 5,000 lbs @ 350 fpm

•	Passenger Elevators (2 per building) 3,500 lbs @350 fpm
Restrooms and Showers

•	Central Restroom on each floor (inc janitor’s closet)

•	Shared Shower off Ground floor lobby
Mechanical/Electrical Design Criteria

•	On each floor 35% laboratory, 30% laboratory support, 35% office space

•	Utilities shall be sized for Chemistry laboratories on the ground floor and biology laboratories on the upper floors
HVAC Units

•	Five HVAC units located on the roof

•	Main ducts are sized for present and future loads as defined in the Basis of Design

•	Main ducts terminate at each floor just outside of riser shaft
Exhaust Fans

•	Five exhaust fans located on the roof
Hot Water

•	Two high efficiency heating hot water boilers and recirculation pumps and controls per building

•	Heating hot water will serve preheat coils for HVAC units and reheat coils at variable air volume terminal units.

•	Main pipes are sized for present and future loads as defined in the Basis of Design.

•	Main pipes terminate at each floor just outside of riser shaft with isolation valve/cap.

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Industrial Cold Water

•	System sized to serve all future laboratory fixtures, lab sinks, cup sinks, and devices that require industrial water.

•	Pipe risers terminate at each floor with isolation valves

•	Gas fired heater provides hot water
Potable Hot and Cold Water

•	Are provided to all restrooms, showers, indicated above, and other fixtures and devices that may require potable water.

•	Piping shall be sized for future needs

•	Piping terminates at each floor with isolation valves

•	Gas fired heater provides Hot water
Building Automation System

•	DDC System has 25% excess capacity to the BOD requirements, in addition has the ability to be expanded to cover future tenant’s requirements
Natural Gas

•	Provided to the necessary mechanical equipment
Sanitary Waste

•	A sanitary waste and vent system is provided for potable waste producing fixtures and equipment, with all fixtures trapped and vented to atmosphere.
Laboratory Waste

•	Risers and drains as shown in the CAD files provided by Sublandlord to Subtenant.
Electrical

•	4,000 amp, 480/277 volt Main Switch Board located on the G-1 level below each building

•	Normal power distribution rooms are located on each floor with 100 amp 480/277 volt lighting panels and 45KVA transformers along with 150 amp 120/208 volt convenience power panels.

•	Emergency power distribution rooms are located on each floor with 100 amp 480/277 volt lighting panels and 45KVA transformers along with 150 amp 120/208 volt convenience power panels

•	Life Safety Power are located on each floor with 50 amp 480/277 volt lighting panels and 50 amp 120/208 volt panels

•	Motor Control Center for roof top equipment are located on the roof

•	Power metering is provided on each floor to measure power consumption floor by floor.

•	The Premises is provided with a 1,000 KW Generator with two, bypass isolation type, transfer switches. One for life safety functions while the other serves tenant loads.

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Life Safety System

•	A new fire alarm system, with code compliant smoke control in each building, a control panel located on the ground floor within the new fire control room.
Telecommunications

•	Two 4” raceways from the main telephone room in the parking structure near the center quadrant of each floor is provided.

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EXHIBIT D
FORM OF LETTER OF CREDIT
Wells Fargo Bank, N.A.
U.S. Trade Services
Standby Letters of Credit
794 Davis Street, 2nd Floor
MAC A0283-023,
San Leandro, CA 94577-6922
Phone: 1(800) 798-2815 Option 1
E-Mail: sftrade@wellsfargo.com

This sample wording is presented without any responsibility on our part. This draft is provided to you as a suggestion only at your request
Please note that the draft remains unissued and is not an enforceable instrument.
Wording Reviewed and Approved:

By:
       Applicant Signature

This form is an integral part of the application and agreement for the issuance of your Standby Letter of Credit.
The Letter of Credit cannot be issued until this draft is returned to us with the Applicant’s Signature above.

Irrevocable Standby Letter Of Credit
Number: IS0394885U
Issue Date: March 11, 2016

BENEFICIARY	APPLICANT
AMGEN INC. ATTN: CORPORATE REAL ESTATE ONE AMGEN CENTER DRIVE THOUSAND OAKS, CALIFORNIA 91320-1799	PROTHENA BIOSCIENCES, INC 650 GATEWAY BLVD SOUTH SAN FRANCISCO, CALIFORNIA 94080

LETTER OF CREDIT ISSUE AMOUNT     USD 4,055,656.50     EXPIRY DATE     APRIL 9, 2017

LADIES AND GENTLEMEN:
AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT, WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR IN THE AMOUNT OF FOUR MILLION FIFTY FIVE THOUSAND SIX HUNDRED FIFTY-SIX AND 50/100 UNITED STATES DOLLARS (US$4,055,656.50) AVAILABLE WITH US AT OUR ABOVE OFFICE BY PAYMENT AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS:
1. A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. IS0394885U.”

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2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.
3. BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED IN ONE OR MORE OF THE FOLLOWING CONDITIONS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):
“BENEFICIARY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW ON WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. IS0394885U PURSUANT TO AND IN CONNECTION WITH THAT CERTAIN SUBLEASE DATED [INSERT DATE] FOR PREMISES LOCATED AT 331 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA ORIGINALLY BETWEEN AMGEN INC. AND PROTHENA BIOSCIENCES INC (AS SUCH SUBLEASE MAY HAVE BEEN AMENDED OR RESTATED).”
OR
“BENEFICIARY CERTIFIES THAT BENEFICIARY HAS RECEIVED NOTIFICATION FROM WELLS FARGO BANK, N.A. THAT THIS LITTER OF CREDIT NO. IS0394885U WILL NOT BE EXTENDED PAST ITS CURRENT EXPIRATION DATE. AS OF THE DATE OF THIS STATEMENT, THIS LETTER OF CREDIT’S EXPIRATION DATE WILL OCCUR WITHIN FIFTEEN (15) DAYS AFTER TODAY’S DATE AND BENEFICIARY HAS NOT RECEIVED A LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO BENEFICIARY AS A REPLACEMENT AND SUBTENANT HAS NOT BEEN RELEASED FROM ITS OBLIGATIONS UNDER THE SUBLEASE. “SUBTENANT” MEANS THE SUBTENANT UNDER THE SUBLEASE. “SUBLEASE” MEANS THAT CERTAIN SUBLEASE DATED [INSERT DATE] FOR PREMISES LOCATED AT 331 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA ORIGINALLY BETWEEN AMGEN INC. AND PROTHENA BIOSCIENCES INC (AS SUCH SUBLEASE MAY HAVE BEEN AMENDED OR RESTATED).”
OR
“BENEFICIARY CERTIFIES THAT SUBTENANT HAS FILED A VOLUNTARY PETITION UNDER THE FEDERAL BANKRUPTCY CODE. “SUBTENANT” MEANS THE SUBTENANT UNDER THE SUBLEASE. “SUBLEASE” MEANS THAT CERTAIN SUBLEASE DATED [INSERT DATE] FOR PREMISES LOCATED AT 331 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA ORIGINALLY BETWEEN AMGEN INC. AND PROTHENA BIOSCIENCES INC (AS SUCH SUBLEASE MAY HAVE BEEN AMENDED OR RESTATED)”“
OR
“BENEFICIARY CERTIFIES THAT AN INVOLUNTARY PETITION HAS BEEN FILED AGAINST SUBTENANT UNDER THE FEDERAL BANKRUPTCY CODE AND SUBTENANT HAS FAILED TO HAVE SUCH INVOLUNTARY PETITION DISCHARGED WITHIN SIXTY (60) DAYS OF SUCH FILING. “SUBTENANT” MEANS THE SUBTENANT UNDER THE SUBLEASE. “SUBLEASE” MEANS THAT CERTAIN SUBLEASE DATED [INSERT DATE] FOR PREMISES LOCATED AT 331 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA ORIGINALLY BETWEEN AMGEN INC. AND PROTHENA BIOSCIENCES INC (AS SUCH SUBLEASE MAY HAVE BEEN AMENDED OR RESTATED).”
THIS LETTER OF CREDIT EXPIRES AT OUR ABOVE OFFICE ON APRIL 9, 2017. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT SUCH EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT WRITTEN AMENDMENT, FOR ONE YEAR PERIODS TO APRIL 9 IN EACH SUCCEEDING CALENDAR YEAR, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND WRITTEN NOTICE TO YOU AT YOUR ADDRESS ABOVE BY OVERNIGHT COURIER OR REGISTERED MAIL THAT WE ELECT NOT TO EXTEND THE EXPIRATION DATE OF THIS LETTER OF CREDIT BEYOND THE DATE SPECIFIED IN SUCH NOTICE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND APRIL 9, 2024 WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE. ANY REFERENCE TO A FINAL EXPIRATION DATE DOES NOT IMPLY THAT WE ARE OBLIGATED TO EXTEND THE EXPIRATION DATE BEYOND THE INITIAL OR ANY EXTENDED DATE THEREOF.
UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY ALSO DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE

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THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE ABOVE-MENTIONED DOCUMENTS TO US AT OUR ABOVE ADDRESS.
PARTIAL DRAWING(S) ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.
IN THE EVENT OF PARTIAL DRAWINGS, WELLS FARGO BANK, N.A. SHALL ENDORSE THE ORIGINAL OF THIS LETTER OF CREDIT AND RETURN IT TO THE BENEFICIARY.
DRAWINGS MAY ALSO BE PRESENTED TO US BY FACSIMILE TRANSMISSION TO FACSIMILE NUMBER 336-735-0952 (EACH SUCH DRAWING, A “FAX DRAWING”); PROVIDED, HOWEVER, THAT A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 1-800-798-2815 OPTION 1. IF YOU PRESENT A FAX DRAWING UNDER THIS LETTER OF CREDIT YOU DO NOT NEED TO PRESENT THE ORIGINAL OF ANY DRAWING DOCUMENTS, AND IF WE RECEIVE ANY SUCH ORIGINAL DRAWING DOCUMENTS THEY WILL NOT BE EXAMINED BY US. IN THE EVENT OF A FULL OR FINAL DRAWING THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH WELLS FARGO BANK, N.A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT’S ACCOUNT.
WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) IF SUCH FAILURE, DELAY, ACTION OR DISCLOSURE IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.
WE HEREBY ENGAGE WITH YOU THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TOGETHER WITH THE DOCUMENTS SPECIFIED IN THIS LETTER OF CREDIT AT OUR OFFICE LOCATED AT 794 DAVIS STREET, 2ND FLOOR, SAN LEANDRO, CA 94577-6922, ATTENTION: US TRADE SERVICES - STANDBY LETTERS OF CREDIT (OR BY FAX AS REFERENCED ABOVE) ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE.
THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS.
CANCELLATION PRIOR TO EXPIRATION: YOU MAY RETURN THIS LETTER OF CREDIT TO US FOR CANCELLATION PRIOR TO ITS EXPIRATION PROVIDED THAT THIS LETTER OF CREDIT IS ACCOMPANIED BY YOUR WRITTEN AGREEMENT TO ITS CANCELLATION. SUCH WRITTEN AGREEMENT TO CANCELLATION SHOULD SPECIFICALLY REFERENCE THIS LETTER OF CREDIT

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BY NUMBER, CLEARLY INDICATE THAT IT IS BEING RETURNED FOR CANCELLATION AND BE SIGNED BY A PERSON IDENTIFYING THEMSELVES AS AUTHORIZED TO SIGN FOR YOU.
EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590
Very Truly Yours,

WELLS FARGO BANK, N.A.

By:
    Authorized Signature
The original of the Letter of Credit contains an embossed seal over the Authorized Signature.
Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to Wells Fargo Bank, National Association, Attn: U.S. Standby Trade Services

at either 794 Davis Street, 2nd Floor MAC A0283-023, San Leandro, CA 94577-6922	or 401 N. Research Pkwy, 1st Floor MAC 04004-017, WINSTON-SALEM, NC 27101-4157
Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals
1-800-798-2815 Option 1 (Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)	1-800-776-3862 Option 2 (Hours of Operation: 8:00 a.m. EST to 5:30 p.m. EST)

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EXHIBIT A
TRANSFER REQUEST OF WELLS FARGO BANK, N.A. IRREVOCABLE STANDBY
LETTER OF CREDIT NUMBER: IS0394885U

TO: WELLS FARGO BANK, N.A. U.S. TRADE SERVICES STANDBY LETTER OF CREDIT DEPARTMENT 794 DAVIS STREET, 2ND FLOOR, MAC A0283-023 SAN LEANDRO, CALIFORNIA 94577-6922	DATE: U.S. TRADE SERVICES STANDBY LETTER OF CREDIT DEPARTMENT 401 N. RESEARCH PKWY, MAC-D4004-017 WINSTON-SALEM, NORTH CAROLINA 27101
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE “TRANSFEROR”) HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE “CREDIT”) TO THE FOLLOWING TRANSFEREE (THE ‘‘TRANSFEREE”):

    NAME OF TRANSFEREE

    ADDRESS
BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.
ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.
THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON WELLS FARGO BANK, N.A.’S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

    (TRANSFEROR’S NAME)
BY:
PRINTED NAME:
TITLE:
PHONE NUMBER:

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THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR’S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

    (BANK’S NAME)
BY:
PRINTED NAME:
TITLE:
[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

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EXHIBIT E
FORM OF GUARANTY
GUARANTY OF SUBLEASE

THIS GUARANTY OF SUBLEASE (this "Guaranty") is made by PROTHENA CORPORATION plc, an Ireland public limited company (the "Guarantor"), in favor of AMGEN INC., a Delaware corporation ("Sublandlord"), in connection with that certain Sublease, dated March 22, 2016, and entered into concurrently with this Guaranty (the "Sublease"), by which Sublandlord subleases to PROTHENA BIOSCIENCES INC, a Delaware corporation ("Subtenant"), certain premises (as more particularly defined in the Sublease) (the "Premises") consisting of a building located at 331 Oyster Point Boulevard in South San Francisco, California. As a material inducement to and in consideration of Sublandlord entering into the Sublease (Sublandlord having indicated that it would not enter into the Sublease without the execution of this Guaranty), Guarantor and Sublandlord agrees as follows:

1.Guarantor unconditionally and irrevocably guarantees, as a primary obligor and not as a surety, and promises to perform and be liable for, any and all obligations and liabilities of Subtenant under the terms of the Sublease.

2.Guarantor agrees that, without the consent of, or notice to, Guarantor and without affecting any of the obligations of Guarantor under this Guaranty, (a) Sublandlord and Subtenant may amend, compromise, release, or otherwise alter any term, covenant, or condition of the Sublease, and Guarantor guarantees and promises to perform all the obligations of Subtenant under the Sublease as so amended, compromised, released, or altered; (b) Sublandlord may release, substitute, or add any guarantor of or party to the Sublease; (c) Sublandlord may exercise, not exercise, impair, modify, limit, destroy, or suspend any right or remedy of Sublandlord under the Sublease; (d) Sublandlord or any other person acting on Sublandlord's behalf may deal in any manner with Subtenant, any guarantor, any party to the Sublease, or any other person; and (e) Sublandlord may permit all or any part of the Premises or of the rights or liabilities of Subtenant under the Sublease to be sublet, assigned, or assumed in accordance with the terms set forth in the Sublease. This is a continuing guaranty, and Guarantor waives the benefit of the provisions of California Civil Code §2815.

3.Guarantor waives and agrees not to assert or take advantage of (a) any right to require Sublandlord to proceed against Subtenant or any other person, or to pursue any other remedy before proceeding against Guarantor; (b) any right or defense that may arise by reason of the incapacity, lack of authority, death, or disability of Subtenant or any other person; (c) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction, or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Subtenant, of the subrogation rights of Guarantor, or of the right of Guarantor to proceed against Subtenant for reimbursement; and (d) the benefit of any statute of limitations affecting the liability of Guarantor under this Guaranty or the enforcement of this Guaranty. Without in any manner limiting the generality of the foregoing, Guarantor waives the benefits of the

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provisions of California Civil Code §§2809-2810, 2819, 2820, 2821, 2839, 2845, 2847. 2848, 2849-2850 and 2855 and any similar or analogous statutes of California or any other jurisdiction. In addition, Guarantor waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Subtenant or other facts that increase the risk to Guarantor, notices of nonperformance, and notices of acceptance of this Guaranty), and protests of each and every kind.

4.Until all Subtenant's obligations under the Sublease are fully performed, Guarantor (a) will have no right of subrogation against Subtenant by reason of any payments or acts of performance by Guarantor under this Guaranty; and (b) subordinates any liability or indebtedness of Subtenant now or hereafter held by Guarantor to Subtenant's obligations under, arising out of, or related to the Sublease or Subtenant's use or occupancy of the Premises.

5.The liability of Guarantor and all rights, powers, and remedies of Sublandlord under this Guaranty and under any other agreement now or at any time hereafter in force between Sublandlord and Guarantor relating to the Sublease will be cumulative and not alternative, and such rights, powers, and remedies will be in addition to all rights, powers, and remedies given to Sublandlord by law or in equity.

6.This Guaranty applies to, inures to the benefit of, and binds all parties to this Guaranty, their heirs, devisees, legatees, executors, administrators, representatives, successors, and assigns (including any purchaser at a judicial foreclosure or trustee's sale or a holder of a deed in lieu of foreclosure). This Guaranty may be assigned by Sublandlord voluntarily or by operation of law.

7.Guarantor will not, without the prior written consent of Sublandlord, commence (or join with any other person in commencing) any bankruptcy, reorganization, or insolvency proceeding against Subtenant. The obligations of Guarantor under this Guaranty will not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Subtenant, or by any defense that Subtenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. Unless and until all Subtenant's obligations under the Sublease are fully performed, Guarantor will file in any bankruptcy, or other proceeding in which the filing of claims is required or permitted by law, all claims that Guarantor may have against Subtenant relating to any indebtedness of Subtenant to Guarantor, and Guarantor will assign to Sublandlord all rights of Guarantor under these claims. Sublandlord will have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim will pay to Sublandlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor assigns to Sublandlord all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided that Guarantor's obligations under this Guaranty will not be satisfied except to the extent that Sublandlord receives cash by reason of any such payment or distribution. If Sublandlord receives anything other than cash, it will be held as collateral for amounts due under this Guaranty.

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8.It is acknowledged and confirmed that as of the date of execution and delivery of this Guaranty, Guarantor is a publicly traded corporation and audited financials for Guarantor are available for public review. If during any period of time when the Sublease remains in effect, Guarantor is not a publicly traded corporation with publicly available audited financials, then, subject to force majeure, Guarantor shall deliver to Landlord within sixty (60) days of Sublandlord's request (but no more frequently than once annually) a copy of an audited balance sheet and an audited income statement of Guarantor (the "Financial Statements"), which Financial Statements shall be (a) dated as of the end of the most recent fiscal year for which such statements are available (it being acknowledged, that statements for the immediately previous fiscal year may not be available until up to one hundred fifty (150) days after the end of such fiscal year), and (b) prepared in accordance with generally accepted accounting principles. In such event, Guarantor may condition delivery of any non-public Financial Statements on Sublandlord delivering a commercially reasonable confidentiality agreement, signed by Sublandlord and any other parties that will be entitled to review the Financial Statements.

9.TO THE EXTENT NOW OR HEREAFTER PERMITTED BY LAW, SUBLANDLORD AND GUARANTOR WAIYE THE RIGHT TO A JURY TRIAL OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM, OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING, OR OTHER HEARING BROUGHT BY EITHER SUBLANDLORD AGAINST SUBTENANT OR GUARANTOR OR BY SUBTENANT OR GUARANTOR AGAINST SUBLANDLORD ON ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE SUBLEASE, THIS GUARANTY, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

10.Sublandlord and Guarantor shall settle any dispute arising from or relating to this Guaranty by arbitration in the English language in San Francisco County, California before a single arbitrator appointed by the International Centre for Dispute Resolution. The Commercial Arbitration Rules of the American Arbitration Association, including the Optional Rules for Emergency Measures of Protection, shall apply in the arbitration. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts having jurisdiction over San Francisco County, California for proceedings ("Related Proceedings") relating to enforcement of a party's obligation to arbitrate and to enforcement of any arbitral award. Any court having jurisdiction may enforce an arbitral award. The prevailing party in any arbitration or Related Proceedings shall recover its reasonable costs and attorneys' fees. Service of any document or pleading in an arbitration or Related Proceedings is proper if by personal delivery, commercial courier, or any form of mail requiring a return receipt at the address shown in this Guaranty for each party or at the address of Subtenant identified in the Sublease on behalf of Guarantor. Any notice, complaint, legal process or arbitration document shall be deemed properly served upon Guarantor if served upon Subtenant. Without limiting the generality of this Section 10, Guarantor waives and agrees not to assert by way of motion, defense, or otherwise in any Related Proceedings any claim that Guarantor is not personally subject to the jurisdiction of the above-named courts, that such Related Proceedings are brought in an inconvenient forum, or that the venue of such Related Proceedings is improper. Guarantor hereby represents and warrants

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that the obligations of Guarantor under this Guaranty are fully enforceable against Guarantor in the State of California and Guarantor will raise no defenses to the enforceability of this Guaranty relating to Guarantor being a Ireland public limited company having its headquarters in Dublin, Ireland.

11.If a claim ("Recovery Claim") is made on Sublandlord at any time (whether before or after payment or performance in full of any obligation of Guarantor, and whether such Recovery Claim is asserted in a bankruptcy proceeding or otherwise) for repayment or recovery of any amount or other value received by Sublandlord (from any source) in payment of, or on account of, any obligation of Guarantor under this Guaranty, and if Sublandlord repays such amount, returns value, or otherwise becomes liable for all or part of such Recovery Claim by reason of (a) any judgment, decree, or order of any court or administrative body; or (b) any settlement or compromise of such Recovery Claim, then Guarantor will remain severally liable to Sublandlord for the amount so repaid or returned or for which Sublandlord is liable to the same extent as if such payments or value had never been received by Sublandlord, despite any termination of this Guaranty, termination of the Sublease, or cancellation of any document evidencing any obligation of Guarantor under this Guaranty.

12.This Guaranty will constitute the entire agreement between Guarantor and Sublandlord with respect to the subject matter of this Guaranty and supersedes all prior agreements, understandings, negotiations, representations, and discussions, whether verbal or written, of the parties, pertaining to that subject matter. Guarantor is not relying on any representations, warranties, or inducements from Sublandlord that are not expressly stated in this Guaranty.

13.No provision of this Guaranty or right of Sublandlord under it may be waived, nor may any Guarantor be released from any obligation under this Guaranty except by a writing duly executed by an authorized officer or director of Sublandlord, which writing shall be promptly provided by Sublandlord upon full satisfaction of Guarantor's obligations hereunder.

14.When the context and construction so requires, all words used in the singular in this Guaranty will be deemed to have been used in the plural. The word "person" as used in this Guaranty will include an individual, company, firm, association, partnership, corporation, trust, or other legal entity of any kind whatsoever. "Sublandlord," whenever used in this Guaranty, refers to and means Sublandlord under the Sublease specifically named and also any assignee of Sublandlord, whether by outright assignment or by assignment for security, and also any successor to the interest of Sublandlord or of any assignee of the Sublease or any part of the Sublease, whether by assignment or otherwise. "Subtenant," whenever used in this Guaranty, refers to and means Subtenant under the Sublease and also any assignee of the interest of Subtenant in the Sublease and their respective successors in interest.

15.If any provision of this Guaranty is determined to be illegal or unenforceable, all other provisions will nevertheless be effective.

16.The waiver or failure to enforce any provision of this Guaranty will not operate as a waiver of any other breach of such provision or any other provisions of this Guaranty; nor will

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any single or partial exercise of any right, power, or privilege preclude any other or further such exercise or the exercise of any other right, power, or privilege.

17.Time is strictly of the essence under this Guaranty and any amendment, modification, or revision of this Guaranty.

18.Guarantor represents and warrants that each individual executing this Guaranty on behalf of Guarantor is duly authorized to execute and deliver this Guaranty on behalf of Guarantor. Concurrently herewith, Guarantor shall deliver to Sublandlord evidence of such authority, including a legal opinion from Ireland counsel.

19.If either party to this Guaranty participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party will be entitled to have and recover from the other party reasonable attorney fees, collection costs, and other costs incurred in, and in preparation for, the action, arbitration, or mediation.

20.All notices given hereunder must be in writing delivered by certified or registered mail, return receipt requested, or by a nationally recognized overnight delivery service. Notice by registered or certified mail will be effective when the return receipt thereof is signed, and notice by overnight delivery will be effective when received or when receipt is refused as evidenced by the records of the courier service. Notices must be addressed to the following addresses, or to such other address or addresses as the parties may from time to time specify by notice so given:

In the case of notice to Guarantor, to:    Prothena Corporation plc
Adelphi Plaza
Upper George's Street, Dun Laoghaire Co. Dublin, A96 T927, Ireland
Attn: Company Secretary

With a copy to:	Prothena Biosciences Inc 650 Gateway Boulevard
South San Francisco, CA 94010 Attn: Legal Department

In the case of notice to Sublandlord, to:    Amgen Inc.
One Amgen Center Drive Mail Stop: 28-1-A
Thousand Oaks, CA 91320-1799 Attention: Corporate Real Estate

With a copy to:    Amgen Inc.
One Amgen Center Drive Mail Stop: 35-2-A
Thousand Oaks, CA 91320-1799 Attention: Operations Law Group

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The parties shall be responsible for notifying each other hereunder of any changes of address by notice given in accordance with the above provisions.

21.Guarantor's execution and delivery of this Guaranty will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which Guarantor is a party or by which Guarantor may be bound.

22.If Guarantor is more than one (1) person, the obligations of the persons comprising Guarantor will be joint and several and the unenforceability of this Guaranty or Sublandlord's election not to enforce this Guaranty against one (1) or more of the persons comprising Guarantor will not affect the obligations of the remaining persons comprising Guarantor or the enforceability of this Guaranty against such remaining persons.

23.Each of the parties will execute such other and further documents and do such further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Guaranty.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hand on the date first above written.

"Guarantor"

PROTHENA CORPORATION plc,
an Ireland public limited company

By: /s/ Tran Nguyen
Name: Tran Nguyen
Its: CFO

By: /s/ A. W. Homan
Name: A. W. Homan
Its: CLO & Secretary

"Sublandlord"

AMGEN INC.,
a Delaware corporation

By: /s/David Meline
Name: David Meline
Title: Executive Vice President and Chief Financial Officer

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